UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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SALLY BEAUTY HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3001 Colorado Boulevard, Denton, Texas 76210

To our stockholders,

You are cordially invited to attend the annual meeting of stockholders of Sally Beauty Holdings, Inc., which will take place at the Sally Support Center, 3001 Colorado Boulevard, Denton, Texas 76210 on Thursday, January 31, 2019, at 9:00 a.m., local time. Details of the business to be conducted at the annual meeting are given in the Official Notice of the Meeting, Proxy Statement, and form of proxy enclosed with this letter.

Even if you intend to join us in person, we encourage you to vote in advance so that we will know that we have a quorum of stockholders for the meeting. When you vote in advance, please indicate your intention to personally attend the annual meeting. Please see the Question and Answer section on Page 4 of the enclosed Proxy Statement for instructions on how to obtain an admission ticket if you plan to personally attend the annual meeting.

Whether you are able to personally attend the annual meeting, it is important that your shares be represented and voted. Your prompt vote over the Internet, by telephone via toll-free number, or by written proxy will save us the expense and extra work of additional proxy solicitation. Voting by any of these methods at your earliest convenience will ensure your representation at the annual meeting if you choose not to attend in person. If you decide to attend the annual meeting, you will be able to vote in person, even if you have personally submitted your proxy. Please review the instructions on the proxy card or the information forwarded by your bank, broker, or other holder of record concerning each of these voting options.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Sally Beauty Holdings, Inc.

Christian A. Brickman Director, President and Chief Executive Officer

December 19, 2018

Sally Beauty Holdings, Inc.

3001 Colorado Boulevard, Denton, Texas 76210

Official Notice of Annual Meeting of Stockholders

To our stockholders:

The annual meeting of stockholders of Sally Beauty Holdings, Inc. (the “Corporation”) will take place at the Sally Support Center, 3001 Colorado Boulevard, Denton, Texas 76210 on Thursday, January 31, 2019, at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

(1)	The election of the twelve directors named in the accompanying Proxy Statement for a one-year term;

(2)

To approve an advisory (non-binding) resolution regarding the compensation of the Corporation’s named executive officers, including the Corporation’s compensation practices and principles and their implementation, as disclosed in the accompanying Proxy Statement;

(3)	The approval of the Sally Beauty Holdings, Inc. 2019 Omnibus Incentive Plan;

(4)	The ratification of the selection of KPMG LLP as our independent registered public accounting firm for our 2019 fiscal year; and

(5)	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

Only stockholders of record at the close of business on December 6, 2018 will be entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to be held on January 31, 2019:

The Proxy Statement and the 2018 Annual Report to stockholders are available at:

www.edocumentview.com/sbh

By Order of the Board of Directors,

John Henrich Corporate Secretary

December 19, 2018

IMPORTANT:

If you plan to attend the annual meeting you must have an admission ticket or other proof of share ownership as of the record date. Please see the Question and Answer section on Page 4 of this Proxy Statement for instructions on how to attend the annual meeting. Please note that the doors to the annual meeting will open at 8:00 a.m. and will close promptly at 9:00 a.m.

Whether you expect to personally attend the meeting, we urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone via toll-free number, or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. The Internet voting and telephone voting facilities for stockholders of record will be available until 1:00 a.m., local time, on January 31, 2019. If your shares are held in street name by a bank, broker or other similar holder of record, your bank, broker or other similar holder of record is not permitted to vote on your behalf on Proposal 1 (election of directors), Proposal 2 (approval of an advisory resolution regarding the compensation of the Corporation’s named executive officers, including the Corporation’s compensation practices and principles and their implementation) or Proposal 3 (approval of the Sally Beauty Holdings, Inc. 2019 Omnibus Incentive Plan, as disclosed in this Proxy Statement) unless you provide specific instructions by completing and returning a voting instruction form or following the voting instructions provided to you by your bank, broker or other similar holder of record. Enclosed is an addressed, postage-paid envelope for those voting by mail in the United States. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on your proxy card or the voting instructions forwarded by your bank, broker, or other similar holder of record if you hold your shares in street name.

2018 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

Time and Date	9:00 a.m., January 31, 2019
Place	Sally Support Center, 3001 Colorado Boulevard, Denton, Texas 76210
Record Date	December 6, 2018
Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
Entry	If you decide to attend the meeting in person, upon your arrival you will need to register as a visitor with the security desk on the first floor of the Sally Support Center and you must have an admission ticket or other proof of share ownership as of the record date along with a government-issued identification card in order to attend the meeting.

Meeting Agenda

•	Election of twelve directors

•

Approval of an advisory (non-binding) resolution regarding the compensation of the Corporation’s named executive officers, including the Corporation’s compensation practices and principles and their implementation, as disclosed in this Proxy Statement

•	Approval of the Sally Beauty Holdings, Inc. 2019 Omnibus Incentive Plan

•	Ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2019

Voting Matters

Proposal	Board Vote Recommendation	Page Reference (for more detail)
Election of twelve directors	FOR	7
Approval of an advisory (non-binding) resolution regarding the compensation of the Corporation’s named executive officers, including the Corporation’s compensation practices and principles and their implementation, as disclosed in this Proxy Statement	FOR	71
Approval of the Sally Beauty Holdings, Inc. 2019 Omnibus Incentive Plan	FOR	73
Ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2019	FOR	80

i

Proposal 1 — Election of Directors (see page 7)

The following table provides summary information about each director nominee. To be elected, each nominee must receive more votes cast “for” such nominee’s election than votes cast “against” such nominee’s election.

Name	Age	Director since	Occupation	Experience/ Qualification	Independent	AC	CC	EC	NG
Christian A. Brickman	53	September 2012	President & Chief Executive Officer, Sally Beauty Holdings, Inc.	Management, International				X
Marshall E. Eisenberg	73	November 2006	Founding Partner, Neal Gerber & Eisenberg LLP	Governance, Risk Management, Legal	X	X		X	C
Diana S. Ferguson	55		Principal, Scarlett Investments LLC	Management, Finance	X
David W. Gibbs	55	March 2016	President & Chief Financial Officer, Yum! Brands, Inc.	Management, Finance	X	X
Linda Heasley	63	May 2017	Chief Executive Officer, J.Jill, Inc.	Management	X	X			X
Joseph C. Magnacca	56	August 2017	President & Chief Executive Officer, Massage Envy Franchising	Management, Marketing	X		X
Robert R. McMaster	70	November 2006	Retired Executive and Independent Auditor	Management, Finance, Audit	X	C		X
John A. Miller	65	November 2006	President & Chief Executive Officer, North American Corporation	Management, Finance	X	X		C
P. Kelly Mooney	54	August 2018	Former Chief Experience Officer of IBM iX	Management, Digital Marketing	X
Susan R. Mulder	48	November 2014	Chief Executive Officer, Nic & Zoe Co.	Management	X		X		X
Denise Paulonis	46	May 2018	Executive Vice President and Chief Financial Officer, Michaels Companies	Management, Finance	X	X
Edward W. Rabin	72	November 2006	Retired Executive	Management	X		C		X

AC = Audit Committee

CC = Compensation Committee

EC = Executive Committee

NG = Nominating and Corporate Governance Committee

C = Chair of Committee

If elected, the director nominees will serve until the 2020 annual meeting. The Board recommends a vote FOR each director nominee.

Proposal 2 — Approval of Non-Binding Resolution Regarding Executive Officer Compensation (see page 71)

We are asking stockholders to approve on an advisory (non-binding) basis the compensation of the Corporation’s named executive officers, including the Corporation’s compensation practices and principles and their implementation, as disclosed in this Proxy Statement. The Board believes that its current compensation program uses a balanced mix of base salary, and annual and long-term incentives to attract and retain highly qualified executives; the compensation program also maintains a strong relationship between executive compensation and performance, thereby aligning the interests of the Corporation’s executive officers with those of its stockholders. As evidenced by the results of our “say-on-pay” vote at our 2018 Annual Meeting of Stockholders, with over 95% of the shares voted being voted in favor of the proposal, we believe that stockholders have indicated strong support for the structure and execution of our named executive officer compensation program. The Board recommends a vote FOR this proposal.

Highlights of our named executive officer compensation program, as described in the Compensation Discussion and Analysis section, include:

•	emphasis on performance-based compensation, with base salary being the only fixed component of an executive officer’s direct compensation;

•

annual long-term equity grants in the form of stock options, which provide value only to the extent our stock price increases after the date of grant, performance-based restricted stock units, which serve to reward long-term performance, and time-based restricted stock units, which serve as a strong retention tool thereby aligning management with the long-term interests of our stockholders through the various equity grant vehicles;

•	double-trigger severance benefits and no tax gross-ups; and

•	appropriate risk-management practices, including an annual review of our compensation-related risk profile, clawback and anti-hedging policies and stock ownership requirements.

This advisory (non-binding) resolution regarding the compensation of the Corporation’s named executive officers, including the Corporation’s compensation practices and principles and their implementation, as disclosed in this Proxy Statement, requires the affirmative vote of a majority of the votes cast at the meeting. The Board recommends a vote FOR this proposal.

Proposal 3 — Approval of the Sally Beauty Holdings, Inc. 2019 Omnibus Incentive Plan (see page 73)

The Board requests that you approve the Sally Beauty Holdings, Inc. 2019 Omnibus Incentive Plan (the “2019 Omnibus Plan”). We currently maintain the Sally Beauty Holdings, Inc. Amended and Restated 2010 Plan (the “2010 Omnibus Plan”) pursuant to which, as of December 6, 2018, there were approximately 7,106,148 shares of our common stock subject to outstanding awards and 3,537,180 shares of our common stock reserved and available for future awards. If the stockholders approve the 2019 Omnibus Plan, all future awards will be granted under the 2019 Omnibus Plan and we will not grant any awards under the 2010 Omnibus Plan. The Board recommends a vote FOR this proposal

Proposal 4 — Ratification of Independent Auditors (see page 80)

Although stockholder ratification is not required by law, we are asking stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for fiscal 2019. Set forth below is summary information with respect to KPMG LLP’s fees for services provided in fiscal 2018 and fiscal 2017. The Board recommends a vote FOR this proposal.

	2018	2017
Audit Fees	$2,626,910	$2,382,532
Audit Related Fees	—	—
Tax Fees	$1,020,682	$563,457
All Other Fees	$1,927	$1,780
Total	$3,649,519	$2,947,769

2020 Annual Meeting

•	Stockholder proposals submitted pursuant to SEC Rule 14a-8 must be received by us by August 21, 2019.

•	Notice of stockholder proposals outside of SEC Rule 14a-8 must be delivered to us no earlier than October 3, 2019 and no later than November 2, 2019.

v

Sally Beauty Holdings, Inc.

3001 Colorado Boulevard, Denton, Texas 76210

PROXY STATEMENT

Annual Meeting of Stockholders

January 31, 2019

This Proxy Statement is being furnished by Sally Beauty Holdings, Inc. (“we,” “us,” or the “Corporation”) in connection with a solicitation of proxies by our Board of Directors to be voted at our annual meeting of stockholders to be held on January 31, 2019. Whether you personally attend, it is important that your shares be represented and voted at the annual meeting. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information provided to you by your bank, broker, or other stockholder of record to determine which voting options are available to you. The Internet voting and telephone voting facilities for stockholders of record will be available until 1:00 a.m., local time, on January 31, 2019. This Proxy Statement and the accompanying proxy card were first mailed on or about December  19, 2018.

SOLICITATION AND RATIFICATION OF PROXIES

If the enclosed form of proxy card is signed and returned, it will be voted as specified in the proxy, or, if no vote is specified, it will be voted “FOR” all nominees presented in Proposal 1, “FOR” the proposal set forth in Proposal 2, “FOR” the proposal set forth in Proposal 3, and “FOR” the proposal set forth in Proposal 4. If any matters that are not specifically set forth on the proxy card and in this Proxy Statement properly come to a vote at the meeting, the proxy holders will vote on such matters in accordance with their best judgments. At any time before the annual meeting, you may revoke your proxy by timely delivery of written notice to our Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), or by voting via ballot at the annual meeting. Voting in advance of the annual meeting will not limit your right to vote at the annual meeting if you decide to attend in person. If you are a beneficial owner, but your shares are registered in the name of a bank, broker, or other stockholder of record, the voting instructions form mailed to you with this Proxy Statement may not be used to vote in person at the annual meeting. Instead, to be able to vote in person at the annual meeting you must obtain, from the stockholder of record, a proxy in your name and present it at the meeting. See “Questions and Answers about the Meeting and Voting” in this Proxy Statement for an explanation of the term “stockholder of record.”

The proxy accompanying this Proxy Statement is being solicited by our Board of Directors. We will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional information furnished to our stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of the Corporation, in person or by telephone. No additional compensation will be paid to our directors, executive officers, or other employees for these services. We will also request banks, brokers, and other stockholders of record to forward proxy materials, at our expense, to the beneficial owners of our Common Stock. We have retained Alliance Advisors, LLC to assist us with the solicitation of proxies for an estimated fee of approximately $7,500, plus normal expenses not expected to exceed $5,000.

OUTSTANDING STOCK AND VOTING PROCEDURES

Outstanding Stock

The stockholders of record of our Common Stock at the close of business on December 6, 2018 will be entitled to vote in person or by proxy at the annual meeting. At that time, there were 120,544,100 shares of our Common Stock outstanding. Each stockholder will be entitled to one vote in person or by proxy for each share of Common Stock held.

If you hold shares through an account with a bank, broker or other similar holder of record, the voting of the shares by the bank, broker or other similar holder of record when you do not provide voting instructions is governed by the rules of the New York Stock Exchange (“NYSE”). These rules allow banks, brokers and other similar holders of record to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions. On matters considered “non-routine,” banks, brokers and other similar holders of record may not vote shares (referred to as “broker non-votes”) without your instruction.

Proposal 4 (the ratification of KPMG LLP as our independent registered public accounting firm for our 2019 fiscal year) is considered a routine matter. Accordingly, banks and brokers may vote shares on this proposal without your instructions.

However, Proposal 1 (election of directors), Proposal 2 (approval of an advisory resolution regarding the compensation of the Corporation’s named executive officers, including the Corporation’s compensation practices and principles and their implementation, as disclosed in this Proxy Statement) and Proposal 3 (approval of the Sally Beauty Holdings, Inc. 2019 Omnibus Incentive Plan, as disclosed in the Proxy Statement) are considered non-routine, and banks, brokers and other similar holders of record therefore cannot vote shares on these proposals without your instructions. Please note that if your shares are held through a bank, broker or other similar holder of record and you want your vote to be counted on this proposal, you must instruct your bank or broker how to vote your shares.

Quorum

A quorum for the transaction of business will be present if the holders of a majority of our Common Stock issued and outstanding and entitled to be cast thereat are present, in person or by proxy, at the annual meeting. Your shares are counted as present if you attend the annual meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum. If a quorum is not present at the annual meeting, the annual meeting may be adjourned from time to time until a quorum is present.

Voting Procedures

Votes cast by proxy or in person at the meeting will be tabulated by the Inspector of Election from Computershare Trust Company, N.A. In addition, the following voting procedures will be in effect for each proposal described in this Proxy Statement:

Proposal 1. Each director nominee must be elected by a majority of the votes cast in person or by proxy at the annual meeting with respect to such nominee’s election. That is each nominee must receive more votes cast “for” such nominee’s election than votes cast “against” such nominee’s election. Abstentions and broker non-votes will have no effect in determining whether the proposal has been approved.

Proposal 2. The advisory (non-binding) resolution to approve the compensation of the Corporation’s named executive officers, including the Corporation’s compensation practices and principles and their implementation, as disclosed in this Proxy Statement, requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting. Abstentions and broker non-votes will have no effect in determining whether the proposal has been approved.

Proposal 3. The approval of the Sally Beauty Holdings, Inc. 2019 Omnibus Incentive Plan, as described in the Proxy Statement, requires the affirmative vote of a majority of the votes entitled to be cast affirmatively or negatively by the shares of stock present in person or by proxy at the annual meeting and entitled to vote thereon. Abstentions will count as votes against the proposal. Broker non-votes will have no effect in determining whether the proposal has been approved.

Proposal 4. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting. Abstentions will have no effect in determining whether this proposal has been approved. Since this proposal is considered a routine matter, there will be no broker non-votes with respect to this proposal.

If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, such matters shall be decided by a majority of the votes cast at the annual meeting, unless otherwise provided in our Third Restated Certificate of Incorporation (“Certificate of Incorporation”), Amended and Restated By-Laws (“By-Laws”), the Delaware General Corporation Law or the rules and regulations of the New York Stock Exchange. None of the members of our Board have informed us in writing that they intend to oppose any action intended to be taken by us.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.	What is a proxy?

A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Aaron E. Alt, our Senior Vice President, Chief Financial Officer and President, Sally Beauty Supply and Brently G. Baxter, our Group Vice President, Principal Accounting Officer and Controller, to act as proxy holders at the annual meeting as to all shares for which proxies are returned or voting instructions are provided by internet or telephonic voting.

2.	What is a proxy statement?

A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.

3.	What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a “beneficial owner?”

•	If your shares are registered in your name at Computershare Trust Company, N.A., you are a stockholder of record.

•

If your shares are registered at Computershare Trust Company, N.A. in the name of a broker, bank, trustee, nominee, or other similar holder of record, your shares are held in street name and you are the beneficial owner of the shares.

4.	How do you obtain an admission ticket to personally attend the annual meeting?

•	Stockholders of Record. Your admission ticket is attached to your proxy card. You will need to bring it with you to the meeting.

•

Street Name Holders.  You will need to ask your broker or bank for an admission ticket in the form of a legal proxy and you will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name and you are issued a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person.

Please note that whether you are a stockholder of record or street name holder, you will also need to bring a government-issued photo identification card to gain admission to the annual meeting.

5.	What different methods can you use to vote?

Stockholders of Record.  If your shares are registered in your own name, you may vote by proxy or in person at the annual meeting. To vote by proxy, you may select one of the following options:

•	By Written Proxy — You may vote by mailing the written proxy card.

•

By Telephone or Internet Proxy — You may also vote by telephone from the U.S. using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate our stockholders’ identities, to allow our stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

Street Name Holders.    If your shares are held in the name of a bank, broker or other similar holder of record, you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the annual meeting, you must request a legal proxy or broker’s proxy from such record holder that holds your shares and present that proxy and proof of identification at the annual meeting.

See question 4 for a further description of how to obtain a legal proxy if your shares are held in street name.

6.	What is the record date and what does it mean?

The record date for the annual meeting is December 6, 2018. The record date is established by our Board of Directors as required by Delaware law. Stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote their shares at the meeting.

7.	What are your voting choices for director nominees, and what vote is needed to elect directors?

For the vote on the election of the director nominees to serve until the 2020 annual meeting, stockholders may with respect to each nominee:

•	vote for such nominee,

•	vote against such nominee, or

•	abstain from voting on such nominee.

Each nominee will be elected by a majority of the votes cast in person or by proxy at the annual meeting with respect to such nominee’s election.

If a nominee who currently is serving as a director does not receive the required vote for re-election, Delaware law provides that such director will continue to serve on the Board as a “holdover” director. However, pursuant to the Corporation’s Corporate Governance Guidelines, each holdover director must tender, or has already tendered, an irrevocable resignation that would be effective upon the Board’s acceptance of such resignation. In that situation, the Corporation’s Nominating and Corporate Governance Committee would consider the resignation and make a recommendation to the Board about whether to accept or reject such resignation and publicly disclose its decision and the rationale behind it within 90 days following certification of the shareholder vote.

8.

What are your voting choices on the proposal inviting stockholders to approve the advisory (non-binding) resolution endorsing the compensation of the Corporation’s executive officers, including the Corporation’s compensation practices and principles and their implementation, as discussed in this Proxy Statement?

In the vote on the advisory (non-binding) resolution to approve the compensation of the Corporation’s executive officers, including the Corporation’s compensation practices and principles and their implementation, as discussed and disclosed in this Proxy Statement, stockholders may:

•	vote in favor of the proposal,

•	vote against the proposal, or

•	abstain from voting on the proposal.

The advisory resolution to approve the Corporation’s executive compensation program will require the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting. This is an advisory vote, and as such is not binding on the Board. The Board recommends a vote “FOR” Proposal 2.

9.	What are your voting choices on the approval of the Sally Beauty Holdings, Inc. 2019 Omnibus Incentive Plan?

In the vote on the approval of the Sally Beauty Holdings, Inc. 2019 Omnibus Incentive Plan, which we call the 2019 Omnibus Plan, stockholders may:

•	vote in favor of the plan,

•	vote against the plan, or

•	abstain from voting on the plan.

The proposal to approve the Sally Beauty Holdings, Inc. 2019 Omnibus Plan will require the affirmative vote of a majority of the votes entitled cast in person or by proxy at the annual meeting and entitled to vote thereon. The Board recommends a vote “FOR” proposal 3.

10.

What are your voting choices on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year, and what vote is needed to ratify their appointment?

In the vote on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year, stockholders may:

•	vote in favor of the ratification,

•	vote against the ratification, or

•	abstain from voting on the ratification.

The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting. The Board recommends a vote “FOR” Proposal 4.

11.	What if a stockholder does not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each proposal described on the enclosed proxy. However, proxies that are signed and returned will be voted “FOR” Proposals 1, 2, 3, and 4 if no specific instructions are given on such proposals.

12.	How are abstentions and broker non-votes counted?

Both abstentions and broker non-votes are counted as “present” for purposes of determining the existence of a quorum at the annual meeting. Abstentions (or, with respect to Proposal 1, withheld votes) will not be included in vote totals and will not affect the outcome of the vote on Proposals 1, 2 or 4. Abstentions will be included as shares entitled to vote and will have the effect as votes against Proposal 3. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote on Proposals 1, 2 and 3. Proposal 4 is considered a routine matter and accordingly there will be no broker non-votes with respect to this proposal.

13.	How will stockholders know the outcome of the proposals considered at the annual meeting?

We will announce preliminary results at the annual meeting. We will report final results at http://investor.sallybeautyholdings.com and in a filing with the U.S. Securities and Exchange Commission on Form 8-K.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors consists of twelve individuals, eleven of whom qualify as independent of us under the rules of the NYSE. Our Certificate of Incorporation and our By-Laws provide for the annual election of each of our directors for one-year terms.

In light of the appointment of Ms. Paulonis on May 23, 2018, and Ms. Mooney on August 29, 2018, the Board of Directors, acting pursuant to the By-Laws, changed the size of the Board of Directors to twelve members.

Following the recommendations of our Nominating and Corporate Governance Committee, our Board of Directors has nominated Mr. Brickman, Mr. Eisenberg, Ms. Ferguson, Mr. Gibbs, Ms. Heasley, Mr. Magnacca, Mr. McMaster, Mr. Miller, Ms. Mooney, Ms. Mulder, Ms. Paulonis and Mr. Rabin for election or re-election to our Board of Directors. Ms. Button Bell will not stand for re-election at this meeting. Accordingly, this Proposal 1 seeks the election of these twelve directors to a term that will expire at the annual meeting of stockholders in 2020.

Unless otherwise indicated, all proxies that authorize the proxy holders to vote for the election of directors will be voted “FOR” the election of the nominees listed below. If a nominee becomes unavailable for election as a result of unforeseen circumstances, it is the intention of the proxy holders to vote for the election of such substitute nominee, if any, as the Board of Directors may propose. As of the date of this Proxy Statement, each of the nominees has consented to serve and the Board is not aware of any circumstances that would cause a nominee to be unable to serve as a director.

Each of Mr. Brickman, Mr. Eisenberg, Mr. Gibbs, Ms. Heasley, Mr. Magnacca, Mr. McMaster, Mr. Miller, Ms. Mooney Ms. Mulder, Ms. Paulonis and Mr. Rabin are current directors with a term expiring at this annual meeting. If elected, this will be Ms. Ferguson’s first term as a director. Each of the current directors and Ms. Ferguson, have furnished to us the following information with respect to their principal occupation or employment and principal directorships:

Christian A. Brickman, Director, President and Chief Executive Officer, age 53.    Mr. Brickman has served on our Board of Directors since September 2012 and is the Corporation’s President and Chief Executive Officer, a role he has held since February 2015. Prior to being appointed to his current role, Mr. Brickman served as President and Chief Operating Officer of the Corporation from June 2014 to February 2015. Prior to joining the Corporation, Mr. Brickman served as President of Kimberly-Clark International from May 2012 to February 2014, where he led the Corporation’s international consumer business in all operations. From August 2010 to May 2012, Mr. Brickman served as President of Kimberly-Clark Professional. From 2008 to 2010, Mr. Brickman served as Chief Strategy Officer of Kimberly-Clark and played a key role in the development and implementation of Kimberly-Clark’s strategic plans and processes to enhance enterprise growth initiatives. Prior to joining Kimberly-Clark, Mr. Brickman was a Principal in McKinsey & Company’s Dallas, Texas office and a leader in the firm’s consumer packaged goods and operations practices. Before joining McKinsey, Mr. Brickman was President and CEO of Whitlock Packaging, the largest non-carbonated beverage co-packing company in the United States, from 1998 to 2001. From 1994 to 1998, he was with Guinness/United Distillers, initially as Vice President of Strategic Planning for the Americas region and then as General Manager for Guinness Brewing Worldwide’s Latin America region. Mr. Brickman was awarded an advanced bachelor’s degree in economics in 1986 from Occidental College in Los Angeles where he graduated with honors, Phi Beta Kappa and cum laude. We believe that Mr. Brickman’s executive and management experience, including his experience as President of two large international companies, well qualifies him to serve on our Board.

Marshall E. Eisenberg, Director, age 73.    Mr. Eisenberg has served on our Board of Directors since November 2006. Mr. Eisenberg is a founding partner of the Chicago law firm of Neal, Gerber & Eisenberg LLP and has been a member of the firm’s Executive Committee for the past 30 years.

Mr. Eisenberg is a director of Jel-Sert Company and was formerly a director of Ygomi, Inc. and Engineered Controls International, Inc. Mr. Eisenberg has served on the Board of Visitors of the University of the Illinois College of Law. Mr. Eisenberg received his J.D. degree with honors from the University of Illinois College of Law in 1971, where he served as a Notes and Comments Editor of the Law Review and was elected to the Order of the Coif. We believe that Mr. Eisenberg’s extensive legal experience, including his extensive corporate governance experience, well qualifies him to serve on our Board.

Diana S. Ferguson, age 55.    Ms. Ferguson has served as a consultant to Cleveland Avenue, LLC, a venture capital investment firm, since September 2015, and in 2018 became its Chief Financial Officer. In addition, Ms. Ferguson has served as a principal of Scarlett Investments, LLC, a private investment firm, since 2013. She also served as Chief Financial Officer of the Chicago Board of Education (February 2010 to May 2011) and as Senior Vice President and Chief Financial Officer of The Folgers Coffee Company, a maker of coffee products (April 2008 to November 2008) until Folgers was sold in 2008. Prior to joining Folgers, she was Executive Vice President and Chief Financial Officer of Merisant Worldwide, Inc. Ms. Ferguson also served as the Chief Financial Officer of Sara Lee Foodservice, a division of Sara Lee Corporation, and in a number of leadership positions at Sara Lee Corporation, including Senior Vice President of Strategy and Corporate Development, as well as Treasurer. We believe that Ms. Ferguson’s executive, management and finance experience well qualifies her to serve on our Board.

David W. Gibbs, Director, age 55.    Mr. Gibbs has served on our Board of Directors since March 2016. Mr. Gibbs is the President and Chief Financial Officer of Yum! Brands, Inc., a position he has held since 2016. In this capacity, Mr. Gibbs has global responsibility for finance, operations, supply chain and information technology for the company. Prior to his current position, Mr. Gibbs served as the Chief Executive Officer of Pizza Hut, a division of Yum! Brands and one of the world’s largest global casual dining chains, a position he held from 2015 to 2016. At Pizza Hut, Mr. Gibbs was responsible for overseeing the Pizza Hut organization, including the development of a global growth strategy. Mr. Gibbs joined the restaurant division of PepsiCo in 1989, which later became part of Yum! Brands, and served in a variety of executive roles with Yum! Brands, including Chief Strategy Officer and Chief Financial Officer of Yum! Restaurants International. We believe that Mr. Gibbs’ executive, management and finance experience well qualifies him to serve on our Board.

Linda Heasley, Director, age 63.    Ms. Heasley has served on our Board of Directors since May 2017 and has been the Chief Executive Officer of J.Jill, Inc. since April 2018. Before joining J.Jill, Inc., Ms. Heasley served as the Chief Executive Officer of The Honey Baked Ham Company, LLC from February 2017 to March 2018. Ms. Heasley served as the Chief Executive Officer and President of Lane Bryant, Inc. from February 2013 until February 2017 and as the Chairman, President and Chief Executive Officer at Limited Stores LLC from August 2007 until February 2013. Prior to this, Ms. Heasley held senior leadership roles at CVS Health Corporation, Timberland LLC, Bath and Body Works and L Brands, Inc. She currently serves as a director at J. Jill, Inc. Ms. Heasley holds a B.A. degree from Harvard University and earned her MBA from the John Anderson School of Management, UCLA. We believe that Ms. Heasley’s executive and management experience well qualifies her to serve on our Board.

Joseph C. Magnacca, Director, age 56.    Mr. Magnacca has been a member of our Board of directors since August 2017. Mr. Magnacca has over 25 years of leadership experience in the retail industry and currently serves as President, Chief Executive Officer and Director of Massage Envy Franchising, LLC, a position he has held since January 2016. Before joining Massage Envy, Mr. Magnacca served as the Chief Executive Officer and Director of RadioShack Corp. from February 2013 to April 2015. From February 2011 to February 2013, Mr. Magnacca was Executive Vice President and President of Daily Living Products and Services of Walgreens Co., where he oversaw all of Walgreen’s marketing and merchandising operations for more than 8,000 stores. Mr. Magnacca served as a Director of American Apparel, Inc. from 2014 to 2015. He graduated from Wilfrid Laurier University in Ontario. We believe that Mr. Magnacca’s extensive marketing and merchandising experience, as well as his leadership and business skills, well qualifies him to serve on our Board.

Robert R. McMaster, Director, age 70.    Mr. McMaster has served on our Board of Directors since November 2006 and as our Chairman of the Board since February 2016. Mr. McMaster served as our Lead Independent Director from November 2012 until he was named Chairman of the Board. Mr. McMaster has been a director of Carpenter Technology Corporation, a NYSE listed manufacturer and distributor of specialty metals, since 2007, where he currently serves as a member of its audit and strategy committees. Mr. McMaster is also chairman of the audit committee of The Columbus Foundation, a charitable trust and nonprofit corporation. From May 2003 until June 2006, Mr. McMaster served as a director of American Eagle Outfitters, Inc. and as chairman of its audit committee and a member of its compensation committee. Mr. McMaster was a director and a member of the audit and compensation committees of Dominion Homes, Inc. from May 2006 to May 2008. From January 2003 until February 2005, Mr. McMaster served as Chief Executive Officer of ASP Westward, LLC and ASP Westward, L.P. and from June 1997 until December 2002, Mr. McMaster served as Chief Executive Officer of Westward Communications Holdings, LLC and Westward Communications, L.P. Mr. McMaster is a former partner of KPMG LLP and a former member of its management committee. He also served as the Senior Financial Advisor to the CEO of Worthington Industries, Inc. from October 2008 to May 2013. We believe that Mr. McMaster’s long and varied business career, including his extensive accounting experience, well qualifies him to serve on our Board.

John A. Miller, Director, age 65.    Mr. Miller has served on our Board of Directors since November 2006. Mr. Miller is the President and Chief Executive Officer of North American Corporation, a multi-divisional company specializing in industrial paper products, packaging, printing and other commercial consumables. Mr. Miller has served as the President of North American Corporation since 1987. Mr. Miller is also a director of Wirtz Corporation, where he is a member of its Audit and Compensation Committees and Breakthru Beverage, where he is a member of its Audit Committee. We believe that Mr. Miller’s long business career, including service as CEO of a large distribution company and his previous service on the board of our previous owner, well qualifies him to serve on our Board.

P. Kelly Mooney, Director, age 54.    Ms. Mooney has served on our Board of Directors since August 2018. Ms. Mooney joined IBM iX in September 2017 and served as Chief Experience Officer until May 2018. Prior to this, Ms. Mooney held a variety of executive roles with Resource/Ammirati, a digital marketing firm, including Chief Executive Officer from January 2011 to September 2017; President from June 2001 to January 2011; and Chief Experience Officer and Director of Intelligence from March 1995 to May 2001. Ms. Mooney helped grow Resource/Ammirati to be one of the largest independent and largest female-owned digital consultancy agencies in the U.S by attracting several Fortune 500 clients. During her tenure, she led the development and delivery of integrated marketing, digital experience, ecommerce, mobile and innovation consulting services and was also accountable for Human Resources, IT, Finance and Operations. In 2016, Resource/Ammirati was sold to IBM to become part of IBM iX, one of the world’s largest digital consultancy agencies. Ms. Mooney authored The Open Brand in 2008, foreseeing the impact of social media on brand building, and The Ten Demandments in 2002, expressing the newly empowered voice of the internet-enabled consumer. Ms. Mooney has a Bachelor of Science in Industrial Design from The Ohio State University. We believe that Ms. Mooney’s executive, management and marketing experience well qualifies her to serve on our Board.

Susan R. Mulder, Director, age 48.    Ms. Mulder has served on our Board of Directors since November 2014 and is the Chief Executive Officer of Nic & Zoe Co., a privately-held woman’s apparel company, a role she has held since April 2012. Under her leadership, the brand has not only grown its wholesale footprint but has also introduced an E-Commerce platform and NIC+ZOE branded retail locations. Ms. Mulder is also a director of Nic & Zoe Co. Prior to joining Nic & Zoe Co., Ms. Mulder was a Senior Partner with McKinsey & Company where she was a leader in the retail and consumer practice for over 10 years specializing in marketing and organization. Ms. Mulder is also a member of the Board of

Overseers of Boston Children’s Hospital. Ms. Mulder received her MBA from the Harvard Business School with distinction in 1996, and holds a Bachelor of Commerce degree with great distinction from McGill University in Montreal, Quebec. We believe that Ms. Mulder’s executive and retail and consumer experience well qualifies her to serve on our Board.

Denise Paulonis, Director, age 46.    Ms. Paulonis has served on our Board of Directors since May 2018 and is the Executive Vice President and Chief Financial Officer of The Michaels Companies, a position she has held since August 2016. Ms. Paulonis joined Michaels in September 2014 and served as its Senior Vice President, Finance and Treasurer from November 2015 to August 2016 and as its Vice President, Corporate Finance, Investor Relations and Treasury from September 2014 to November 2015. Prior to joining Michaels, Ms. Paulonis held various senior level positions with PEPSICO from August 2009 to September 2014, including Vice President, Financial Planning and Analysis, Frito Lay from August 2013 to September 2014; Vice President, Finance and Strategy, PepsiCo U.S. Sales from January 2011 to July 2013; and Vice President, Global Corporate Strategy from August 2009 to December 2010. Ms. Paulonis holds a Master of Business Administration with concentration in Finance and Strategic Planning from The Wharton School, University of Pennsylvania, and a Bachelor of Science in Finance and Economics from Miami University. We believe that Ms. Paulonis’ executive, management and finance experience well qualifies her to serve on our Board.

Edward W. Rabin, Director, age 72.    Mr. Rabin has served on our Board of Directors since November 2006. Mr. Rabin was President of Hyatt Hotels Corporation until his retirement in 2006, having served in various senior management roles since joining the Corporation in 1969. Mr. Rabin was a director of PrivateBancorp, Inc., a NASDAQ listed bank holding company, from December 2003 until the bank was acquired in June 2017. Mr. Rabin served as lead director of WMS Industries Inc., a formerly NYSE listed company in the gaming industry, from July 2008 until that company was sold in October 2013 and as a member of its audit and compensation committees from December 2005 to October 2013. He also served as a director of SMG Corporation from 1992 through June 2007. Mr. Rabin is a consulting director of the Richard Gray Gallery, Chicago and New York, and was previously a board member of Oneida Holdings, Inc., a private corporation. Mr. Rabin attended the Wharton School of Advanced Business Management and holds an honorary Masters in Business Administration from Florida State University. We believe that Mr. Rabin’s executive and management experience, including his experience as president of a large hotel company, well qualifies him to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

INFORMATION REGARDING CORPORATE GOVERNANCE, THE BOARD, AND ITS

COMMITTEES

Board Purpose and Structure

The Board oversees, counsels, and directs management in the long-term interests of the Corporation and our stockholders. The Board’s responsibilities include:

•	providing strategic guidance to our management;

•	overseeing the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed;

•	selecting, evaluating the performance of, and determining the compensation of the CEO and other executive officers;

•	planning for succession with respect to the position of CEO and monitoring management’s succession planning for other executive officers; and

•	overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

Corporate Governance Philosophy

We are committed to conducting our business in a way that reflects best practices and high standards of legal and ethical conduct. To that end, our Board of Directors has approved and oversees a comprehensive system of corporate governance policies and programs. These documents meet or exceed the requirements established by the NYSE listing standards and by the SEC and are reviewed periodically and updated as necessary under the guidance of our Nominating and Corporate Governance Committee to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes and practices followed by our Board, executive officers and employees in governing us.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

Our Board of Directors has adopted our Code of Business Conduct and Ethics and Corporate Governance Guidelines that apply to our directors, officers and employees. Copies of these documents and the charters for our Board committees are available on our website at http://investor.sallybeautyholdings.com and are available in print to any person, without charge, upon written request to our Vice President of Investor Relations. We intend to disclose on our website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, our principal financial officer, our principal accounting officer or persons performing similar functions. We have not incorporated by reference into this Proxy Statement the information included on or linked from our website, and you should not consider it to be part of this Proxy Statement.

Director Independence

Our Board of Directors is currently comprised of eleven non-management directors and Mr. Brickman, who is our President and Chief Executive Officer. Under the Corporate Governance Guidelines, our directors are deemed independent if the Board has made an affirmative determination that such director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and such director also satisfies the other independence requirements of the NYSE. Our Board of Directors has affirmatively determined that all of our directors, other than Mr. Brickman, satisfy the independence requirements of our Corporate Governance Guidelines, as well as the NYSE, relating to directors. As part of its annual evaluation of director independence, the Board examined (among other things) whether any transactions or relationships exist currently (or existed during the past three years), between each independent director and us, our subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the relevant NYSE and SEC standards. The Board also examined whether there are (or have been within the past year) any transactions or relationships between each independent director and members of the senior management of the Corporation or its affiliates.

All of our directors who serve as members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent as required by the NYSE corporate governance rules. In addition, all of our Audit Committee members also satisfy the separate SEC independence requirements applicable to audit committee members and all of our Compensation Committee members satisfy the additional NYSE independence requirements applicable to compensation committee members.

Nomination of Directors

The Board of Directors is responsible for nominating directors for election by our stockholders and filling any vacancies on the Board of Directors that may occur. The Nominating and Corporate Governance Committee is responsible for identifying individuals it believes are qualified to become members of the Board of Directors. We anticipate that the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including other members of the Board of Directors, management, stockholders and, if deemed appropriate, from professional search firms. The Nominating and Corporate Governance Committee will take into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the listing standards of the NYSE. In addition, the Nominating and Corporate Governance Committee will take into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including such candidate’s judgment, skill, integrity, and business and other experience and the perceived needs of the Board of Directors at that time. With regard to diversity, the Board of Directors and the Nominating and Corporate Governance Committee believe that sound governance of the Corporation requires a wide range of viewpoints. As a result, although the Board of Directors does not have a formal policy regarding board diversity, the Board of Directors and Nominating and Corporate Governance Committee believe that the Board of Directors should be comprised of a well-balanced group of individuals with diverse backgrounds, educations, experiences and skills that contribute to board diversity, and the Nominating and Corporate Governance Committee considers such factors when reviewing potential director nominees.

Stockholder Recommendations or Nominations for Director Candidates

Our Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee will accept for consideration submissions from stockholders of recommendations for the nomination of directors. Acceptance of a recommendation for consideration does not imply that the Nominating and Corporate Governance Committee will nominate the recommended candidate. Director nominations by a stockholder or group of stockholders for consideration by our stockholders at our annual meeting of stockholders, or at a special meeting of our stockholders that includes on its agenda the election of one or more directors, may only be made pursuant to Section 1.06 or Section 1.07, as applicable, of our By-Laws or as otherwise provided by law. Nominations pursuant to our By-Laws are made by delivering to our Corporate Secretary, within the time frame described in our By-Laws, all of the materials and information that our By-Laws require for director nominations by stockholders. All notices of intent to make a nomination for election as a director shall be accompanied by the written consent of each nominee to serve as a director.

Stockholders wishing to recommend or nominate a director must provide a written notice to our Corporate Secretary that includes, among other information required to be provided by our By-Laws, (a) the name, age, business address and residence address of the nominee(s), (b) the principal occupation or employment of the nominee(s), (c) such person’s written consent to serve as a director if elected, (d) the class or series and number of shares of Common Stock which are owned beneficially or of record by the nominee(s), (e) a description of all arrangements or understandings between the stockholder and the nominee(s) pursuant to which nominations are to be made by the stockholder, and (f) such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation or whether such nominee would be independent under applicable Securities and Exchange Commission rules and regulations and New York Stock Exchange rules and the Corporation’s publicly disclosed Corporate Governance Guidelines. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in Section 1.06 or Section 1.07, as applicable, of our By-Laws; any nominee proposed by a stockholder not nominated in accordance with Section 1.06 or Section 1.07, as applicable, shall not be considered or acted upon for execution at such meeting. Stockholders’ notice for any proposals requested to be included in the Corporation’s Proxy Statement pursuant to Rule 14a-8 under the Exchange Act (including director nominations), must be made in accordance with that rule.

Director Qualifications

In order to be recommended by the Nominating and Corporate Governance Committee, our Corporate Governance Guidelines require that each candidate for director must, at a minimum, have integrity, be committed to act in the best interest of all of our stockholders, and be able and willing to devote the required amount of time to our affairs, including attendance at Board of Director meetings. In addition, the candidate cannot jeopardize the independence of a majority of the Board of Directors. The candidate should preferably also have the following qualifications: business experience, demonstrated leadership skills, experience on other corporate boards and skill sets that add to the value of our business.

Annual Election of Directors

In 2014, the Board of Directors implemented a process to declassify the Board and provide for the annual election of all directors for one-year terms. Our stockholders approved the declassification proposal at our 2014 annual meeting of stockholders. At the annual meeting each year, all directors of the Board will be elected for one-year terms.

With the appointment of Ms. Paulonis on May 23, 2018, the Board decided to change its size from ten to eleven members. With the appointment of Ms. Mooney on August 29, 2018, the Board decided to change its size from eleven to twelve members. Ms. Button Bell will not stand for re-election and Ms. Ferguson will stand for election for the first time. At this annual meeting, our stockholders will elect twelve individuals to serve on our Board.

Mandatory Retirement Age

Pursuant to our Corporate Governance Guidelines, it is the policy of the Board that no non-management director should serve for more than 15 years in that capacity, although the Board may request that a director who would otherwise be due to retire continue his or her service if (a) the policy would result in multiple retirements in any 12-month period or (b) the Board deems such service to be in the best interest of our stockholders.

Directors Who Change Their Present Job Responsibility

Pursuant to our Corporate Governance Guidelines, a director who experiences a significant change in job responsibilities or assignment will be required to submit a resignation to the Board. The remaining directors, upon the recommendation of the Nominating and Corporate Governance Committee, will then determine the appropriateness of continued Board membership.

Stockholder-Director Communications

Stockholders and other interested parties may contact any member (or all members) of our Board (including the non-management directors as a group, the Chairman of the Board, any Board committee or any chair of any such committee) by addressing written correspondence to the attention of our Corporate Secretary at 3001 Colorado Boulevard, Denton, Texas 76210. Our Corporate Secretary’s office will open all communications received for the sole purpose of determining whether the contents represent a message to our directors. Any contents that legitimately relate to our business and operations and that are not in the nature of advertising, promotions of a product or service, patently offensive material, charitable requests, repetitive materials, or designed to promote a political or similar agenda will be forwarded promptly to the addressee.

Self-Evaluation

The Nominating and Corporate Governance Committee oversees a self-evaluation of the Board each year to determine whether the Board is functioning effectively. In addition, each committee of the Board conducts a self-evaluation each year and reports its findings to the Board.

Board Meetings and Attendance

Pursuant to our Corporate Governance Guidelines, our directors are expected to:

•	regularly attend meetings of the Board and the committees of which they are members (as well as each annual meeting of stockholders);

•	spend the time needed to properly discharge their responsibilities;

•	with respect to our non-management directors, meet at regularly scheduled executive sessions in which management does not participate, which sessions are chaired by the Chairman of the Board;

•	with respect to our independent directors, meet at least once a year in an executive session without management, which session is chaired by the Chairman of the Board.

In fiscal 2018, our Board of Directors met 9 times, our Audit Committee met 5 times, our Compensation Committee met 6 times, our Executive Committee met 10 times, and our Nominating and Corporate Governance Committee met 5 times. Our independent directors met in executive session 6 times. During fiscal 2018, each of our incumbent directors attended at least 75% percent of the total number of meetings of the Board (during his or her service on the Board) and each committee on which he or she served (during his or her service on such committee). In 2018, all members of the Board attended the Corporation’s annual meeting of stockholders.

Board Leadership Structure

In accordance with our By-Laws, the Board elects our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons. Under our Corporate Governance Guidelines, the Board does not have a policy, one way or the other, on whether the role of the Chairman and Chief Executive Officer should be separate and, if it is to be separate, whether the Chairman should be selected from the non-management directors or be a management director. However, our Corporate Governance Guidelines require that, if the Chairman of the Board is not an independent director, the independent directors shall appoint from among themselves a Lead Independent Director. The Chairman of the Board is responsible for chairing Board meetings and meetings of stockholders, establishing the agendas for Board meetings along with the Lead Independent Director, if any, and providing information to the Board members in advance of meetings and between meetings. The Lead Independent Director, if any, is responsible for, among other things, coordinating the activities of the independent directors, coordinating with the Chairman to set the agenda for Board meetings, chairing executive sessions of the independent (and non-management) directors, reviewing and approving meeting schedules and information sent to the Board and liaising with the Chairman and the Chief Executive Officer and the other independent directors.

Mr. Brickman serves as our Chief Executive Officer and Mr. McMaster serves as our Chairman of the Board. Our Board has determined that this leadership structure is appropriate at this time. In particular, our Board believes that this structure streamlines decision making and enhances accountability. Furthermore, our Board believes that the presence of an independent Chairman of the Board and a majority of independent directors provides effective oversight of management.

Board’s Role in the Risk Management Process

The Board’s role in the risk management process is to understand and oversee the Corporation’s strategic plans, the associated risks and the steps that senior management is taking to manage and mitigate those risks. To ensure proper oversight of the risk management process, the Audit Committee outlines our risk principles and management framework and sets high level strategy and risk tolerances. Our risk profile is managed by our Director of Internal Audit, reporting to the Chairman of the Audit Committee. The Director of Internal Audit meets at least quarterly in executive session with the Audit Committee, and conducts an annual Enterprise Risk Assessment for the Corporation. This assessment is then presented to the Audit Committee (for development of action items and responsible parties for oversight), the full Board (for information) and the Nominating and Corporate Governance Committee (to ensure appropriate Board oversight of the identified risks). This approach is designed to enable the Board and management to establish a mutual understanding of the Corporation’s risk management practices and capabilities, to review the Corporation’s risk exposure and to elevate certain key risks for discussion at the Board level. The Board also meets regularly in executive session without management to discuss a variety of topics, including risk management. Through this system of checks and balances, the Board is able to monitor our risk profile and risk management activities on an ongoing basis. Certain officers who report to the Chief Financial Officer also monitor various financial risks which add to the Corporation’s overall risk management strategy.

Compensation Risk Assessment

The Compensation Committee has reviewed with management the design and operation of our incentive compensation arrangements, including the performance objectives and target levels used in connection with incentive awards, for the purpose of assuring that these arrangements do not provide our executives or employees with incentive to engage in business activities or other behavior that would impose unnecessary or excessive risk to the value of the Corporation or the investments of our stockholders. The Compensation Committee considered compensation programs that apply to employees at all levels. In addition, the Compensation Committee considered the presence of significant risk mitigation factors inherent in our compensation program, such as those described on page 28 under “Compensation Discussion and Analysis — Management of Compensation-Related Risk.”

Based on the foregoing, the Compensation Committee concluded in its April 2018 meeting that the Corporation’s compensation plans, programs and policies do not create incentives that encourage employees to take risks that are reasonably likely to have a material adverse effect on the Corporation. We believe that our incentive compensation plans, policies and practices provide appropriate incentives for behaviors that are within the Corporation’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Committees of the Board of Directors

Pursuant to our By-Laws, our Board of Directors has established the following committees:

•	Audit Committee;

•	Compensation Committee;

•	Nominating and Corporate Governance Committee; and

•	Executive Committee.

The function of each committee is described below.

Each committee, pursuant to its charter adopted by the Board of Directors, consists of at least three members.

Audit Committee.    The Audit Committee currently consists of Mr. McMaster (chair), Mr. Eisenberg, Ms. Heasley, Mr. Gibbs, Mr. Miller, and Ms. Paulonis. The Board has determined that each member of the Audit Committee is financially literate, that each member of the Audit Committee meets the independence requirements of the NYSE and Rule 10A-3 of the Exchange Act and that each of Mr. Eisenberg, Mr. Gibbs, Mr. McMaster, Mr. Miller, and Ms. Paulonis qualifies as an “audit committee financial expert” under SEC rules.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities for:

•	the quality and integrity of our financial statements, including oversight responsibility for management’s design and implementation, and the effectiveness of, internal controls;

•	the independent auditor’s qualifications and independence;

•	the performance of our internal audit function and independent auditors;

•	our compliance with legal and regulatory requirements;

•	our information technology function;

•	preparation of the report of the Audit Committee required for our annual proxy statements; and

•	our financing strategy, financial policies and financial condition

Pre-Approval Policy.    The Audit Committee has established an Audit and Non-Audit Services Pre-Approval Policy to pre-approve all permissible audit and non-audit services provided by our independent auditors. We expect that on an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be rendered by the independent auditors, together with a budget for the applicable fiscal year. The policy also requires the pre-approval of any fees that are in excess of the amount budgeted by the Audit Committee. The policy contains a provision delegating limited pre-approval authority to the chairman of the Audit Committee in instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The chairman of the Audit Committee is required to report on such pre-approvals at the next scheduled Audit Committee meeting.

The Audit Committee is governed by the Audit Committee charter. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

Compensation Committee.    The Compensation Committee consists of Mr. Rabin (chair), Ms. Button Bell, Mr. Magnacca, and Ms. Mulder. The Board has determined that each such member meets the independence requirements of the NYSE, as well as the “Non-Employee Director” requirements under

Rule 16b-3 of the Exchange Act and the “outside director” requirements under Section 162(m) of the Internal Revenue Code. The purpose of the Compensation Committee is to, among other things:

•	establish our general compensation philosophy and, in consultation with senior management, oversee and assess the development and implementation of compensation programs;

•	review and approve corporate goals and objectives relevant to Chief Executive Officer compensation and evaluate the Chief Executive Officer’s performance in light of those goals and objectives;

•	determine and approve the Chief Executive Officer’s compensation level based on this evaluation;

•	review and approve the compensation of the other executive officers and our Board of Directors;

•	review and recommend to the Board of Directors equity-based incentive compensation plans in which senior management will participate;

•	consider the results of the most recent advisory vote on executive compensation in evaluating or making recommendations regarding executive compensation; and

•	prepare the reports and analysis on executive compensation, which are required to be included in our annual proxy statements.

The Compensation Committee’s processes for fulfilling its responsibilities and duties with respect to executive compensation and the role of our executive officers and management in the compensation process are each described under “Compensation Discussion and Analysis — Processes for Determining Executive Compensation” beginning on page 28 of this Proxy Statement.

The Compensation Committee is governed by the Compensation Committee charter. A copy of this charter is available on the corporate governance section of our website at http:// investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations. Pursuant to its charter, the Compensation Committee may create one or more subcommittees and may delegate, in its discretion, all or a portion of its duties and responsibilities to such subcommittees.

Pursuant to its charter, the Compensation Committee may retain such compensation consultants, outside counsel and other advisors as it may deem appropriate in its sole discretion and it has the sole authority to approve related fees and other retention terms. As described in greater detail in “Compensation Discussion and Analysis — Processes for Determining Executive Compensation” beginning on page 28 of this Proxy Statement, the Compensation Committee engages an independent executive compensation consultant, Frederic W. Cook & Co., Inc., or FW Cook, to assist it in its review of our management compensation levels and programs to ensure that our executive compensation program is commensurate with those of public companies similar in size and scope to us. During its engagement, FW Cook has participated in meetings of the Compensation Committee and advised it with respect to compensation trends and practices, plan design and the reasonableness of individual awards. FW Cook has not performed any services for our management.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Mr. Eisenberg (chair), Ms. Heasley, Ms. Mulder and Mr. Rabin. The Board has determined that each such member meets the independence requirements of the NYSE. The purpose of the Nominating and Corporate Governance Committee is to, among other things:

•	identify individuals qualified and suitable to become members of our Board of Directors and to recommend to our Board of Directors the director nominees for each annual meeting of stockholders;

•	consider any director candidates recommended by our stockholders pursuant to the procedures described in this proxy statement and in our By-Laws;

•	recommend to our Board of Directors individual directors to serve on our various Board committees;

•	develop and recommend to our Board of Directors a set of corporate governance principles applicable to us; and

•	oversee the evaluation of the Board of Directors and management.

The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee charter. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

Executive Committee.    The Executive Committee consists of Messrs. Miller (chair), Brickman, Eisenberg and McMaster. The purpose of the Executive Committee is to assist our Board of Directors with its responsibilities and, except as may be limited by law, our Certificate of Incorporation or our By-Laws, to exercise the powers and authority of our Board of Directors when it is not in session. The Executive Committee is governed by the Executive Committee charter. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

Director Indemnification Agreements

Our Board of Directors approved and authorized us to enter into an indemnification agreement with each member of the Board. The indemnification agreement is intended to provide directors with the maximum protection available under applicable law in connection with their services to us.

Each indemnification agreement provides, among other things, that subject to the procedures set forth therein, we will, to the fullest extent permitted by applicable law, indemnify an indemnitee if, by reason of such indemnitee’s corporate status as a director, such indemnitee incurs any losses, liabilities, judgments, fines, penalties or amounts paid in settlement in connection with any threatened, pending or completed proceeding, whether of a civil, criminal, administrative or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by an indemnitee, subject to certain exceptions, in connection with any proceeding covered by the indemnification agreement. Each indemnification agreement also requires that we cover an indemnitee under liability insurance available to any of our directors, officers or employees. Our indemnification obligations under these agreements are primary for all claims against our directors.

No Material Proceedings

As of November 14, 2018 there are no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than five percent of our Common Stock (or their associates) is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Mr. Rabin (chair), Ms. Button Bell, Mr. Magnacca, and Ms. Mulder. No member of our current Compensation Committee is or has been one of our officers or employees or has had any relationship requiring disclosure under SEC rules. In addition, during fiscal 2018, none of our executive officers served as:

•

a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee;

•	a director of another corporation, one of whose executive officers served on the Compensation Committee; or

•

a member of the compensation committee (or other board committee performing similar functions or, in the absence of such committee, the entire board of directors) of another corporation, one of whose executive officers served as one of our directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Statement of Policy with respect to Related Party Transactions

Our Board of Directors recognizes that interested transactions with related parties present a heightened risk of conflicts of interest or the perception thereof and therefore adopted a Statement of Policy with respect to Related Party Transactions, which was amended and restated in July 2016. Under this policy, an “interested transaction” is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including the incurrence or issuance of any indebtedness or the guarantee of indebtedness) in which (1) the aggregate amount involved will or may be reasonably expected to exceed $20,000 in any calendar year, (2) the Corporation or any of its subsidiaries is a participant, and (3) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity). Any charitable contribution, grant or endowment by the Corporation to a charitable organization, foundation or university at which a related party’s only relationship is as an employee, an officer or a director also constitutes an interested transaction. A “related party” is defined as any person who is or was (since the beginning of the last fiscal year for which the Corporation has filed an Annual Report on Form 10-K and proxy statement, even if such person does not presently serve in that role) (1) any officer (including at the Vice President level or above), director or nominee for election as a director of the Corporation or any of its subsidiaries, (2) a greater than five percent beneficial owner of any class of the Corporation’s Common Stock or other equity securities, or (3) an immediate family member of any of the foregoing individuals.

Subject to several exceptions (as described below), all interested transactions must be approved or ratified by the Audit Committee of the Board of Directors, taking into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, as well as the extent of the related party’s interest in the transaction. An interested transaction may be approved or ratified if it is determined in good faith that, under all of the circumstances, the transaction is fair to the Corporation. The Audit Committee may impose such conditions as it deems appropriate on the Corporation or the related party in connection with the approval of the transaction.

No director participates in any discussion or approval of an interested transaction for which he or she is a related party, except to the extent the director provides material information concerning the transaction to the Audit Committee. If an interested transaction remains ongoing, the Audit Committee must review and assess, on at least an annual basis, ongoing relationships with the related party to ensure that the interested transaction remains appropriate. In addition, if an interested transaction involving a member of the Board may constitute an actual or potential director conflict of interest, the General Counsel shall notify the Chair of the Nominating and Corporate Governance Committee of such interested transaction.

Under the policy, the following categories of interested transactions have been deemed by the Audit Committee to be pre-approved, even if in excess of $20,000, unless otherwise specifically determined by the committee: (1) any employment by the Corporation of an officer of the Corporation or any of its subsidiaries if the related compensation is approved (or recommended to the Board of Directors for approval) by the Corporation’s Compensation Committee, (2) any compensation paid to a director if the compensation is consistent with the Corporation’s director compensation policies and is required to be reported in the Corporation’s proxy statement under Item 402, (3) any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer or director) or beneficial owner of less than ten percent of that company’s equity, if the aggregate amount involved does not exceed the greater of $120,000, or two percent of that company’s total annual revenues, and (4) any transaction where the related party’s interest arises solely from the ownership of the Corporation’s Common Stock and all holders of the Corporation’s Common Stock received the same benefit on a pro rata basis (e.g., dividends).

All interested transactions with related parties were disclosed in the Corporation’s Proxy Statement in accordance with the requirements of the Exchange Act. A copy of our Statement of Policy with respect to Related Party Transactions is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

INFORMATION ON THE COMPENSATION OF DIRECTORS

Fiscal 2018 Director Compensation Table(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Total ($)
Katherine Button Bell	78,000	124,989	202,989
Marshall E. Eisenberg	119,000	124,989	243,989
David W. Gibbs	78,000	124,989	202,989
Linda Heasley	78,000	124,989	202,989
Joseph C. Magnacca	72,000	124,989	196,989
Robert R. McMaster	367,000	124,989	491,989
John A. Miller	88,000	124,989	212,989
P. Kelly Mooney(2)	5,042	10,949	15,991
Susan R. Mulder	88,000	124,989	212,989
Denise Paulonis(3)	25,643	44,849	70,492
Edward W. Rabin	108,000	124,989	232,989

(1)	During our 2018 fiscal year, we did not grant any stock options to, award any non-equity incentive plan compensation to, or maintain any pension or deferred compensation arrangements for members of our Board of Directors, and our directors did not receive any compensation that would constitute “All Other Compensation.”

(2)	Ms. Mooney was appointed to the Board on August 29, 2018.

(3)	Ms. Paulonis was appointed to the Board on May 23, 2018.

(4)	Reflects the grant date fair value of restricted stock unit (RSU) awards, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation (“ASC 718”). The grant date fair value of the RSUs is based on the fair market value of the underlying shares on the date of grant. On November 1, 2017, each director other than Ms. Mooney and Ms. Paulonis received 7,175 RSUs, which stock award had a grant date fair value equal to $124,989. On the date of their appointment, Ms. Mooney received 717 RSU’s which stock award had a grant date fair value equal to $10,949 and Ms. Paulonis received 2,901 RSUs which had a grant date fair value equal to $44,849. As of September 30, 2018, the directors beneficially owned RSUs which were vested but not yet delivered in shares in the following amounts: (a) Ms. Button Bell, 25,459; (b) Mr. Eisenberg, 64,226; (c) Mr. Gibbs, 12,071; (d) Ms. Heasley, 2,379; (e) Mr. Magnacca 7,673; (f) Mr. McMaster, 72,040; (g) Mr. Miller, 48,479; (h) Ms. Mooney, 0 (i) Ms. Mulder, 14,868 (j) Ms. Paulonis, 0 shares; and (k) Mr. Rabin, 56,565.

Narrative Discussion of Director Compensation Table

The following is a narrative discussion of the material factors which we believe are necessary to understand the information disclosed in the Director Compensation Table. The Sally Beauty Holdings, Inc. Amended and Restated Independent Director Compensation Policy (the “Director Compensation Policy”) governs the compensation paid to our independent directors. FW Cook reviews our director compensation program bi-annually, and FW Cook last completed such review in 2016 for application in fiscal year 2018.

Cash Compensation

In fiscal year 2018, pursuant to the Director Compensation Policy, each of our independent directors received an annual cash retainer of $55,000, payable in advance in four quarterly installments. For in-person Board or committee meetings during our 2018 fiscal year, each independent director in attendance received $2,000 per meeting. For telephonic Board or committee meetings for which minutes were kept, each independent director in attendance received $1,000 per meeting.

Additional annual cash retainers were paid to each independent director who served as the Chairman of the Board (Mr. McMaster) or chairperson of the Audit Committee (Mr. McMaster), Compensation Committee (Mr. Rabin), or the Nominating and Corporate Governance Committee (Mr. Eisenberg). The following table sets forth the cash retainers for services rendered in fiscal 2018:

Non-Executive Chairman	$150,000
Audit Committee	$25,000
Compensation Committee	$20,000
Nominating & Corporate Governance Committee	$18,000

In addition, in fiscal year 2018 the chairman of the Board (Mr. McMaster) received an additional $100,000 Non-Executive cash retainer in recognition of his increased workload during the fiscal year.

Equity-Based Compensation

Pursuant to our Director Compensation Policy, each independent director was granted an annual equity-based retainer award with a value at the time of grant of approximately $125,000. For fiscal year 2018, these awards were granted in accordance with the 2010 Omnibus Plan in the form of RSUs that vested on September 30, 2018, the last day of the fiscal year, subject to the director’s continued service on the Board on such date. On November 1, 2017, each independent director received an award of 7,175 RSUs, except Ms. Paulonis who received a prorated award of 2,901 RSUs when she was appointed on May 23, 2018 and Ms. Mooney who received a prorated award of 717 RSUs when she was appointed on August 29, 2018. As provided in the Director Compensation Policy, each independent director may elect to defer delivery of the shares of Common Stock that would otherwise be due on the vesting date until a later date specified by the independent director. If an independent director does not make such election, he or she will receive shares of Common Stock in settlement of the RSU on the vesting date. Vesting accelerates on a pro-rata basis in the event of the director’s death or disability.

Stock Ownership and Retention Guidelines

Pursuant to our stock ownership guidelines, each independent director must own shares of Common Stock in an amount equal to five times the base annual cash retainer (excluding additional annual cash retainers for the Chairman of the Board and committee chairpersons, and all meeting fees). Independent directors are required to achieve the applicable level of ownership within five years of becoming subject to the requirements. Until such time as the required equity ownership is reached, the independent director must retain 100% of the shares of Common Stock received upon settlement of his or her RSUs. Shares underlying vested RSUs (including deferred shares) count towards the stock ownership total. Unexercised options (whether vested or unvested) and unvested RSUs do not count as stock owned under the guidelines. As of November 14, 2018, all of our independent directors were in compliance with our stock ownership guidelines.

Travel Expense Reimbursement

Each of our independent directors is entitled to reimbursement for reasonable travel expenses properly incurred in connection with his or her functions and duties as a director. With respect to air travel, reimbursements are limited to the cost of first-class commercial airline tickets for the trip.

COMPENSATION DISCUSSION AND ANALYSIS

In this section of our Proxy Statement, we explain how our executive compensation programs are designed and operate with respect to the following executive officers (whom we refer to as our “named executive officers”):

•	Christian A. Brickman, our President and Chief Executive Officer;

•

Aaron E. Alt, our Senior Vice President, Chief Financial Officer, and President, Sally Beauty Supply (who joined the Company in May 22, 2018 as the Senior Vice President, Chief Financial Officer and Chief Administrative Officer and was promoted to his new position on October 19, 2018);

•

Brently G. Baxter, our former Interim Chief Financial Officer (effective May 1, 2018 until the appointment of Mr. Alt on May 22, 2018) and Group Vice President, Principal Accounting Officer and Controller;

•	Donald T. Grimes, our former Senior Vice President, Chief Financial Officer, and Chief Operations Officer (who separated from the Company effective May 1, 2018);

•	Carrie McDermott, our former President of Sally Beauty Supply LLC (who separated from the Company effective October 19, 2018);

•	Mark G. Spinks, our President of Beauty Systems Group LLC;

•	Scott Sherman, our Senior Vice President and Chief Human Resources Officer; and

•	Matthew O. Haltom, our former Senior Vice President, General Counsel and Corporate Secretary (who separated from the Company effective January 25, 2018).

For a complete understanding of our executive compensation program, this Compensation Discussion and Analysis should be read in conjunction with the Summary Compensation Table and other compensation disclosures included on pages 45-60 of this Proxy Statement.

Executive Overview

Our Business

We are the largest distributor of professional beauty supplies in the U.S. based on store count. We operate primarily through two business units, Sally Beauty Supply and Beauty Systems Group, or BSG. Through Sally Beauty Supply and BSG (which primarily operates stores under the CosmoProf service mark), we operated a multi-channel platform of 5,156 stores and supplied 184 franchised stores primarily in North America, South America and selected European countries, as of September 30, 2018. Within BSG, we also have one of the largest networks of professional distributor sales consultants in North America, with approximately 820 professional distributor sales consultants who sell directly to salons and salon professionals. Sally Beauty Supply stores target retail consumers and salon professionals, while BSG exclusively targets salons and salon professionals.

Fiscal 2018 Business Highlights

•

For the full fiscal year, consolidated net sales were $3.93 billion, a decrease of 0.1%, and same store sales declined 1.5%. Foreign currency translation had a favorable impact of approximately 80 basis points on full year consolidated sales growth.

•

Full year gross margin decreased 50 basis points to 49.4%. In the Sally segment, margin decreases were driven primarily by a geographic revenue mix shift towards the segment’s lower margin international business and increased coupon redemptions. In the Beauty Systems Group segment, margin declines were driven by opportunistic purchases that were not repeated from the prior year and lower vendor allowances.

•	GAAP operating earnings for the full fiscal year were $426.6 million, compared to $478.6 million for fiscal 2017.

•	GAAP net earnings for the full fiscal year were $258.0 million, an increase of $43.0 million or 20.0% compared to fiscal 2017.

•	GAAP diluted earnings per share for the full fiscal year were $2.08, representing a 33.3% increase over fiscal 2017.

•

Full-year Adjusted EBITDA was $587.5 million, a decrease of 5.9% from fiscal 2017. Adjusted EBITDA is a non-GAAP financial measure that we define as GAAP net earnings before depreciation and amortization, interest expense, income taxes, share-based compensation, and certain non-recurring items. For a more detailed discussion of and reconciliation of our calculation of Adjusted EBITDA to net earnings, the most comparable GAAP financial measure, see Exhibit 99.1 to our Form 8-K filed with the SEC on November 14, 2018.

Our GAAP diluted earnings per share were $2.08, representing a 33.3% increase over fiscal 2017.

Growth in EPS

2018 Executive Compensation Events

•

Executive compensation was primarily delivered through a combination of base salary, annual incentives and long-term incentives in the form of stock options, performance-based restricted stock units (PBRSUs) and time-based restricted stock awards (TBRSAs). Our program closely links realized compensation to the achievement of financial objectives and increases in the Corporation’s stock price. Sixty percent of Mr. Brickman’s fiscal 2018 target compensation was performance-based and contingent upon the achievement of financial performance objectives or, in the case of stock options, increases in our stock price.

•

Under our long-term incentive program, our named executive officers received 33% of their fiscal 2018 equity-based compensation in the form of PBRSUs, 33% in TBRSAs and the remaining portion in the form of time-based stock options (34%). PBRSUs vest based on achievement of 3-year sales growth and return on invested capital goals.

•

On October 1, 2017, Mr. Sherman was promoted to Senior Vice President and Chief Human Resources Officer and his annual base salary was increased to $360,000 and his bonus target was increased to 60% of his base annual salary.

•

On January 25, 2018, Mr. Haltom, our Senior Vice President, General Counsel and Secretary of the Company, separated from the Corporation. In order to obtain Mr. Haltom’s agreement to certain restrictive covenants following his separation, including confidentiality, non-disparagement and non-solicitation provisions, as well as a release of potential claims, we entered into a separation agreement with Mr. Haltom. Pursuant to that agreement, Mr. Haltom received payments that represent his base salary for one year and reimbursement for the cost of health insurance continuation for twelve months.

•

On April 4, 2018, Mr. Baxter was promoted to Group Vice President, Principal Accounting Officer and Controller and his annual base salary was increased to $280,000 and his bonus target was increased to 50% of his base annual salary.

•

On May 1, 2018, Mr. Grimes, our Senior Vice President, Chief Financial Officer and Chief Operations Officer, separated from the Corporation. In order to obtain Mr. Grimes’ agreement to certain restrictive covenants following his separation, including confidentiality, non-disparagement and non-solicitation provisions, as well as a release of potential claims, we entered into a separation agreement with Mr. Grimes. Pursuant to that agreement, Mr. Grimes received a payment equal to one time his base salary, a prorated annual bonus and reimbursement for the cost of health insurance continuation for twelve months.

•

On May 22, 2018, Mr. Alt was appointed as Senior Vice President, Chief Financial Officer and Chief Administrative Officer. In connection with his commencement of employment with us, Mr. Alt received certain sign-on benefits, including a cash sign-on bonus of $250,000, an award of non-qualified stock options with a grant date value of approximately $462,000 and an award of restricted stock with a grant date value of approximately $938,000. The Compensation Committee desired to offer Mr. Alt a competitive compensation package designed to encourage him to accept employment with us, which included one-time awards intended to address equity compensation granted by his then-current employer that he would forfeit in connection with his termination of employment.

2018 Compensation Governance Highlights

We endeavor to maintain good governance standards including with respect to the oversight of our executive compensation policies and practices. The following policies and practices were in effect during fiscal 2018:

✓	The Compensation Committee is composed solely of independent directors who have established channels to communicate with stockholders regarding their executive compensation views.

✓

The Compensation Committee’s independent compensation consultant, FW Cook, is retained directly by the Compensation Committee and performs no other consulting or other services for Sally Beauty Holdings, Inc.

✓

The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile to assure that compensation-related risks are not reasonably likely to have a material adverse effect on the Corporation.

✓	The Compensation Committee reviews tally sheets in connection with making compensation decisions.

✓

We have a compensation recoupment/clawback policy for the executives that requires current and former executives to return non-equity incentive compensation and equity awards that are subsequently determined not to have been earned.

✓

We have a long-term incentive program that provides employees at the Vice President level and above with a significant portion (1/3rd) of their equity-based compensation in the form of PBRSUs, which are subject to a three-year cliff-vesting provision and are payable if we meet sales growth and return on invested capital goals over the three-year period.

✓

Minimum vesting requirements under our 2010 Omnibus Plan require that, subject to certain limited exceptions, full-value awards granted to employees either (i) be subject to a minimum vesting period of three years, or one year if the vesting is based on performance criteria, or (ii) be granted solely in exchange for foregone compensation.

✓	We have stock ownership and retention guidelines for our executive officers, including the named executive officers, and our independent directors.

✓	We prohibit all employees and directors from engaging in any margin trading, pledging or hedging transactions with respect to the Corporation’s stock.
X	The exercise price of options granted under our 2010 Omnibus Plan is never less than the closing price of our Common Stock on the date of grant.

X	We do not provide “single trigger” change-in-control severance benefits.

X

With the exception of our PBRSUs, we do not provide “single trigger” change-in-control acceleration for our equity awards. Our equity plans provide for “double trigger” change-in-control vesting for awards assumed by the surviving company (other than PBRSUs, which will vest at target).

X	We do not provide 280G excise tax “gross-ups.”

X	The change in control definition contained in our 2010 Omnibus Plan and severance agreements is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

X

We do not provide excessive perquisites. Our named executive officers participate in the same benefit programs at the same cost as other salaried employees, and receive only minimal perquisites, consisting of reimbursement for an annual physical and, in limited situations, reimbursement for relocation expenses to assist and ease the transition to a new location and health insurance premiums (upon hire and only prior to eligibility for coverage under the Corporation’s group health plans).

X

We do not provide tax “gross-ups” for perquisites or other benefits provided to our executive officers, other than in the case of reimbursement of certain new-hire relocation and health insurance expenses.

X	Our plans prohibit the repricing of stock options without stockholder approval.

X	We do not maintain compensation programs that we believe create risk reasonably likely to have a material adverse effect on the Corporation.

Philosophy/Objectives of Executive Compensation

Our Compensation Committee has developed the following set of objectives to guide the design of our executive officer compensation plans and practices, including those for our named executive officers. The Compensation Committee considers these objectives when making decisions regarding the forms, mix and amounts of compensation paid to our executive officers:

•   Attract, motivate and retain highly qualified individuals. To assure that our compensation arrangements remain competitive with the compensation paid by other employers who compete with us for talent, the Compensation Committee considers peer group information as one input in its decision-making process. In fiscal 2018, we targeted our compensation program to provide total direct compensation opportunities for our named executive officers at approximately the 25th percentile to median of our peer group. The Compensation Committee uses its judgment to vary executive officer pay within the targeted range and from the targeted range based on various factors, such as an executive officer’s performance, responsibilities, experience and expected future contributions.

•

Align the interests of our executive officers more closely with those of our stockholders. The compensation program for our executives is weighted toward performance-based compensation, with base salary generally being the only component of an executive officer’s direct compensation that is fixed each year. Other components, including annual bonus and long-term incentive compensation, are earned or derive value from the achievement of financial and strategic business objectives and/or increases in stock price. The Compensation Committee believes this performance-driven compensation will promote our long-term success and lead to increased stockholder returns.

•

Manage risk by balancing the time horizon of incentive compensation. Our compensation program is balanced between short- and long-term performance objectives, but always with a view to achieving long-term value for our stockholders. This structure, together with our compensation recoupment policy, encourages and rewards sustained superior performance.

We believe our compensation program provides a balanced and stable foundation for achieving our intended objectives. Our compensation philosophy emphasizes team effort, which we believe fosters rapid adjustment and adaptation to fast-changing market conditions and helps to not only achieve our short-term and long-term goals, but also aligns the interests of our management team with those of the Corporation and our stockholders.

Internal Equity

Internal equity is one factor of many that the Compensation Committee considers in establishing compensation for our executives. While there is no formal policy, the Compensation Committee reviews compensation levels to ensure that appropriate parity exists within the senior management team. The differences in compensation levels among our named executive officers reflect the significant variations in their relative responsibilities. The responsibilities of the Chief Executive Officer for management and oversight of a global enterprise are significantly higher than those of our other named executive officers. As a result, the pay level for our Chief Executive Officer is commensurately higher than the pay for other officer positions.

Management of Compensation-Related Risk

We have designed our compensation programs to avoid excessive risk-taking. The following are some of the features of our program designed to help us appropriately manage business risk:

•	Diversification of incentive-related risk by employing a variety of performance measures;

•	A balanced weighting of the various performance measures, to avoid excessive attention on achievement of one measure over another;

•   An assortment of vehicles for delivering compensation, including cash and equity based incentives with different time horizons, to focus our executives on specific objectives that help us achieve our business plan and create an alignment with long-term stockholder interests;

•   A compensation recoupment/clawback policy, as described on page 40;

•   Standardized equity grant procedures; and

•   Stock ownership and retention guidelines applicable to all executive officers.

Processes for Determining Executive Compensation

The Compensation Committee reviews each element of our executive compensation program, and the methods for determining the types and amounts of compensation, to assure that they help us meet our compensation philosophy and objectives. The Compensation Committee receives input from its independent compensation consultant as well as from members of management, as discussed below.

Role of Independent Compensation Consultant

The Compensation Committee retained the services of an independent consultant, FW Cook, to assist in its annual review of our management compensation levels and programs and bi-annual review of our non-employee director compensation levels and programs. As part of this engagement, FW Cook assisted the Compensation Committee in the design of our current compensation program for executives, and continues to advise the Compensation Committee on the program. The Compensation Committee has directly engaged FW Cook to assist with these same services for fiscal 2018, based on FW Cook’s experience, expertise and familiarity with our company. FW Cook does not provide any services to our management, and does not provide any service to us, other than with respect to its role as the Compensation Committee’s executive compensation consultant.

Conflicts of Interest Assessment

The Compensation Committee determined that the work of FW Cook did not raise any conflicts of interest in fiscal 2018. In making this assessment, the Compensation Committee considered the independence factors enumerated in Rule 10C-1(b) under the Securities Exchange Act of 1934 and the NYSE listing standards, including the fact that FW Cook does not provide any other services to the Corporation, the level of fees received from the Corporation as a percentage of FW Cook’s total revenue, policies and procedures employed by FW Cook to prevent conflicts of interest, and whether the individual FW Cook advisers to the Compensation Committee own any stock of the Corporation or have any business or personal relationships with members of the Compensation Committee or our executive officers.

Market Data/Benchmarking

FW Cook assisted the Compensation Committee in benchmarking our compensation arrangements and aggregate equity compensation practices against public companies similar in size and scope to our company. FW Cook obtained proxy data from the peer companies described below, as well as comparative compensation surveys of general industry companies.

The following 16 specialty retail companies comprised our peer group for fiscal 2018, which we refer to as our “peer companies” or “peer group:”

Abercrombie & Fitch Co.	Fossil Group, Inc.	The Michaels Companies, Inc.
Advance Auto Parts Inc.	GNC Holdings Inc.	Tractor Supply Company
Caleres, Inc.	O’Reilly Automotive Inc.	ULTA Salon, Cosmetics & Fragrance, Inc.
Columbia Sportswear Company	Pier 1 Imports, Inc.	Urban Outfitters Inc.
Dick’s Sporting Goods Inc.	Tailored Brands, Inc.	Williams-Sonoma Inc.
Foot Locker, Inc.

The Compensation Committee selected the companies in the peer group, after reviewing data on retail companies (including financial metrics, line-of-business, stock performance and employee count for each respective company) and considering several criteria, including the comparability of specialty retailers and the volatility and maturity of potential peers. In terms of size, our revenues and our market capitalization approximated the median of these peer companies. The peer group is unchanged from the peer group for fiscal 2017.

Role of Management

The Compensation Committee also considers the views and insights of our management, including our executive officers, in making compensation decisions. In particular, our Chief Executive Officer recommends to the Compensation Committee the base pay levels and individual compensation targets for each executive officer (other than himself) based on each executive’s experience, as well as our Chief Executive Officer’s view as to the strategic importance of that executive’s role, knowledge and performance. Our Chief Executive Officer’s unique insight into our business and day-to-day interaction with our senior executives provides a valuable resource to the Compensation Committee with respect to our executive compensation programs. In addition, the Compensation Committee relied on recommendations made by our Chief Executive Officer and our Chief Financial Officer in selecting the performance metrics and targets for fiscal 2018 annual incentive compensation awards.

Our Chief Executive Officer as well as other members of management generally attend Compensation Committee meetings to provide input on executive contributions, but no member of management participates in discussions with the Compensation Committee concerning his or her own compensation. The Compensation Committee also works closely with our internal legal, human resources, and finance personnel in establishing and monitoring our compensation programs. Our Chief Financial Officer provides the Compensation Committee with input on our financial performance and operational issues, and our General Counsel provides input to the Compensation Committee regarding compliance with the laws, regulations and best practices applicable to executive compensation.

Experience of our Compensation Committee

The Chair of our Compensation Committee has significant experience in the management of professionals and has served both as chair and as a member of the compensation committees of other publicly-traded companies, and all of our Compensation Committee members have significant experience with regard to the oversight of executive compensation practices of large publicly-traded companies. The Board believes that this experience provides the members of our Compensation Committee with a solid frame of reference within which to evaluate our executive compensation programs and practices.

Total Compensation Review

As part of its process for determining the amount and mix of total compensation to be paid to our executive officers in fiscal 2018, the Compensation Committee reviewed tally sheets prepared by management containing information for each executive officer regarding, among other things:

•	compensation for the last four fiscal years;

•	length of service with us;

•	the types and amounts of long-term incentive awards granted in the previous four fiscal years;

•	the types and amounts of our equity securities, both vested and unvested, owned as of the end of the most recently completed fiscal year;

•	the proceeds realized from option exercises during the last four fiscal years;

•	perquisites and other compensation paid in the previous fiscal year; and

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the severance and other payments that he or she would receive upon the occurrence of certain events, taking into account the proposed compensation to be paid to such executive officer for the new fiscal year.

The Compensation Committee believes that this comprehensive annual review is important to an understanding of the total compensation paid and, in certain circumstances, payable to, our executive officers. The Compensation Committee uses these reports to test whether the various forms, targets, mix, and amounts of compensation paid and payable to our executive officers remain consistent with our compensation objectives. Based on its review for fiscal 2018, the Compensation Committee believes that the overall compensation of our executive officers was in line with the philosophy and objectives set forth above.

The Compensation Committee strives to make decisions on each element of executive compensation within the context of an officer’s entire compensation package, meaning that a decision on one pay element (such as base salary) impacts decisions made on other pay elements (such as annual and long-term incentives). Based upon input received from FW Cook, the Compensation Committee believes that this program balances both the mix of cash and equity compensation, the mix of currently-paid and longer-term compensation, and the security of severance and change-in-control benefits in a way that furthers the compensation objectives discussed above.

Compensation Components for Fiscal 2018

The following are the principal elements of the fiscal 2018 compensation program for our executive officers, including our named executive officers, each of which are described in greater detail following the chart:

Element	Form of Compensation	Purpose	Performance Criteria
Base Salary	Cash	Providing a competitive level of fixed compensation that attracts and retains skilled management, recognizing their respective roles, responsibilities, and experience.	Reviewed annually for increases.
Annual Incentive Bonus	Cash	Communicating and driving achievement of strategic short-term objectives that are important to our sustained success and stock value.	Funded based on sales, adjusted Operating Income and strategic initiatives, with potential adjustment based on individual performance, as discussed on pages 32-37. The AIP financial performance targets for fiscal 2018 are set forth in the table on page 34.
Long-Term Incentive Awards	Stock Options Performance Based Restricted Stock Units (PBRSUs) Time-Based Restricted Stock Awards (TBRSAs)	Creating a strong financial incentive for meeting or exceeding long-term financial goals, rewarding past performance, recognizing promotions, encouraging an equity stake in the Corporation, and aligning their interests with those of our stockholders. Also encouraging officer retention through multi-year vesting requirements.

Value for stock options requires increases in common stock price over the life of the option (maximum ten-year period).

PBRSUs vest following conclusion of a three-year performance period based on achievement of goals related to sales growth and return on invested capital (ROIC) over such 3-year period. In addition, value of PBRSUs at vesting is tied to company stock price.

TBRSAs vest ratable over a three-year period with continued employment providing a retention incentive.

The Corporation also provides the following elements of compensation:

Element	Form of Compensation	Purpose
Health and Welfare Plans	Eligibility to receive available health and other welfare benefits paid for, in whole or in part, by the Corporation, including broad-based medical, dental, life and disability insurance.	Providing a competitive, broad-based employee benefits structure and promoting the good health of our executives.
Retirement Plan	Eligibility to participate in, and receive Corporation contributions to, our 401(k) plan (available to all employees).	Providing competitive retirement-planning benefits to attract and retain skilled management.
Perquisites	Reimbursement for annual physical.	Promoting the good health of our executives.
Change-in-Control Severance Protection	Eligibility to receive cash severance (1.99 times base salary) and post-termination health benefits (24 months) in connection with involuntary termination within two years after a change of control.	Providing a competitive compensation package for retention purposes before and after a change in control, as well as ensuring continuity of management in the event of any actual or threatened change in control of our Corporation.

Base Salary

The Compensation Committee determines the base salary for each of our named executive officers on an annual basis (unless market conditions or changes in responsibilities merit mid-year changes) and targets base salaries at or near the 25th percentile to median of the companies in our peer group. The Compensation Committee uses its judgment to vary executive officer pay within the targeted range and from the targeted range based on various factors, such as an executive officer’s performance and responsibilities.

In evaluating each executive officer’s performance in his or her position with us, the Compensation Committee relies primarily on our Chief Executive Officer’s performance review of each executive officer other than himself. The subjective factors considered by our Chief Executive Officer primarily consist of whether the executive officer met the developmental and operational goals set for him or her and the financial performance within the executive officer’s area of responsibility.

In September 2017, the Compensation Committee reviewed market data provided by FW Cook on our peer companies and general industry to determine whether any significant changes to the base salaries for our executive officers were needed for fiscal 2018 to align our executive team with the market. The Compensation Committee increased the base salary levels of the named executive officers, with adjustments to reflect executive performance and to move executive salaries closer to the targeted competitive position as follows:

•	Mr. Brickman’s salary remained unchanged at $1,000,000;

•	Mr. Grimes’s salary was increased modestly from $675,000 to $688,500;

•	Mr. Baxter’s salary was originally increased from $250,000 to $254,000, with a subsequent increase on April 4, 2018 to $280,000 in recognition of his promotion;

•	Ms. McDermott’s salary remained unchanged at $585,000;

•	Mr. Spinks’ salary was modestly increased from $415,013 to $450,000;

•	Mr. Sherman’s salary was increased from $296,154 to $360,000 in recognition of a promotion on October 1, 2017; and

•	Mr. Haltom’s salary was increased from $450,000 to $500,000.

In connection with his commencement of employment with us, the Compensation Committee approved an annual base salary for Mr. Alt of $600,000. In determining the base salaries for Mr. Alt, the Compensation Committee considered the market data of our peer companies and general industry market data, as well as the pay level of his predecessors and the base salary that he received from his prior employer. Mr. Alt was promoted to Senior Vice President, Chief Financial Officer and President — Sally Beauty Supply on October 19, 2018 upon the departure of Ms. McDermott.

The Compensation Committee believes that the base salaries paid to our named executive officers during fiscal 2018 were appropriate to facilitate our ability to retain and motivate such officers and were competitive with those offered by our peer companies. For the base salaries paid to our named executive officers during fiscal 2018, please see the “Summary Compensation Table” on page 45 of this Proxy Statement.

Annual Cash Incentive Bonus

AIP.    For fiscal 2018, annual cash incentive bonuses for our named executive officers were made pursuant to the Sally Beauty Holdings, Inc. Annual Incentive Plan, which we refer to as the AIP, which operates as a sub-plan of the 2010 Omnibus Plan. The AIP was designed to function as a “plan within a plan” in order to preserve deductibility under Section 162(m) of the Internal Revenue Code, while giving the Compensation Committee the flexibility to tailor awards to reflect financial, operational and individual achievements based on subjective as well as objective criteria. The “outer layer” component of the AIP is entirely objective. No bonuses will be payable under the AIP unless we achieve positive operating income for the year, as reflected in our audited consolidated financial statements. If we achieve this threshold financial goal for the year, our Chief Executive Officer’s maximum award is 1% of such operating income and each other named executive officer’s maximum award is 0.5% of such operating income, which we refer to as the “Section 162(m) maximum awards.” As the “inner layer” component of the AIP, at the beginning of each year the Compensation Committee establishes other financial, operational and/or individual performance goals for each executive officer that will be used to determine actual bonus amounts that are below the officer’s Section 162(m) maximum award. The Compensation Committee in effect uses “negative discretion” to reduce the Section 162(m) maximum awards, as it deems appropriate, based on our financial performance relative to these pre-determined goals and based on the Compensation Committee’s more subjective evaluation of financial, operational and individual performance.

Award Opportunities.    Consistent with the above approach, the Compensation Committee established certain performance criteria for each named executive officer which, if satisfied, would enable him to earn a target-level (below maximum) award under the AIP for fiscal 2018 (we refer to these “inner layer” performance criteria as the AIP criteria). These AIP criteria are factors used by the Compensation Committee in exercising its discretion to appropriately size the AIP bonuses, if any, to an amount that is below the Section 162(m) maximum award amount, as described above.

Our Chief Executive Officer made recommendations to the Compensation Committee as to the percentage of each named executive officer’s base salary (other than himself) to be used as his target-level award under the AIP, based on job responsibilities and peer group data provided by FW Cook. The Compensation Committee made the determination as to the percentage of the Chief Executive Officer’s base salary to be used for his target-level award under the AIP, based on his job responsibilities and the peer group data provided by FW Cook. Mr. Brickman’s bonus target was 100% of his base salary. The bonus targets for each of our other named executive officers (other than Mr. Baxter) for fiscal 2018 was 60% of base salary. Mr. Sherman’s target was increased from 50% to 60% of his base salary and Mr. Baxter’s target was increased from 40% to 50% of his base salary in connection with their promotions in October 2017 and April 2018, respectively.

The AIP is designed so that if we achieve the AIP financial performance targets and strategic initiatives (as discussed below), the executive is eligible to earn 100% of his or her target bonus award. Financial performance at below- target levels would result in awards as low as 0% of the target award, subject to the discretion of the Compensation Committee to make adjustments as described below. If we exceed the AIP financial performance targets, each named executive officer is eligible to earn an AIP bonus in an amount up to 200% of the financial criteria components of his or her target award and 150% of the strategic initiatives component, not to exceed the designated individual award limit. We refer to these higher amounts as the “AIP maximum awards,” as distinguished from the Section 162(m) maximum awards.

AIP Financial Performance Criteria.    In establishing the performance objectives for fiscal 2018, the Compensation Committee determined that the primary emphasis should be on financial performance objectives. Accordingly, in order for an executive to receive 100% of his or her AIP target bonus on financial metrics, the target level of financial performance must be achieved, subject to a potential adjustment based on individual performance, as described below.

For fiscal 2018, the AIP financial criteria consisted of the following three performance metrics, which were measured with reference to our annual operating plan. For shared services officers (Messrs. Brickman, Alt, Grimes, Baxter, Sherman and Haltom), these financial metrics were expressed on the consolidated level as made up by individual reporting units. For heads of a business unit (Mr. Spinks and Ms. McDermott), these financial metrics were expressed as that segment’s portion of our annual operating plan. In addition a portion of Mr. Spinks and Ms. McDermott’s AIP was tied to consolidated operating income of the Corporation. The percentage weighting of the various financial metrics represents the Compensation Committee’s determination regarding the relative importance of each metric to our overall financial performance. The strategic initiatives focused on company-wide initiatives applied to all officers.

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Sales (20% for Messrs. Brickman, Alt, Grimes, Baxter, Sherman and Haltom and 12% for Mr. Spinks and Ms. McDermott).  Sales, excluding unbudgeted acquisitions, measures our growth. It is a valuable measure in determining incentive compensation, as it provides consistency and comparability in our financial reporting and therefore links the compensation of our executive officers with our growth objectives.

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Adjusted Operating Income (60% for Messrs. Brickman, Alt, Grimes, Baxter, Sherman and Haltom; 48% for Mr. Spinks and Ms. McDermott segment portion; 20% for Mr. Spinks and Ms. McDermott consolidated level).  Adjusted Operating Income means the operating income of the Company as reported in the Company’s audited consolidated financial statements, with such adjustment as the Committee may provide for prior to the commencement thereof, or at such later time as may be permitted by applicable provisions of the Internal Revenue Code (which adjustments may include effects of charges for restructurings, discontinued operations, extraordinary items, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, each as determined in accordance with generally accepted accounting principles and identified in the financial statements, notes to the financial statements or management’s discussion and analysis)

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Strategic Initiatives (20%).  Company-wide initiatives applied to all officers set at the beginning of fiscal year 2018 by the Compensation Committee and approved by the Board of Directors. These strategic initiatives focused on driving synergy in our European and South American businesses as well as setting key foundations for an omni-channel experience.

In setting the financial performance targets for the AIP, the Compensation Committee reviewed our financial projections for fiscal 2018 with Mr. Brickman. For fiscal 2018, the AIP financial performance targets were as follows:

	Sales	Adjusted Operating Income	Strategic Initiatives
Messrs. Brickman, Alt, Grimes, Baxter, Sherman, Haltom	(Weighted 20%) $4.002 Billion (Consolidated)	(Weighted 60%) $494.8 Million (Consolidated)	(Weighted 20%)
Mr. Spinks	(Weighted 12%) $1.64 Billion (BSG)	(Weighted 48%) $267.3 Million (BSG) (Weighted 20%) $494.8 Million (Consolidated)	(Weighted 20%)
Ms. McDermott	(Weighted 12%) $1.81 Billion (Sally USA and Canada)	(Weighted 48%) $367.02 Million (Sally USA and Canada) (Weighted 20%) $494.8 Million (Consolidated)	(Weighted 20%)

As noted above, if we achieve target-level financial performance, the executives are eligible to earn 100% of their target AIP bonus awards. Financial performance at below-target levels would result in awards as low as approximately 0% of the target award, except that, as discussed below, the Compensation Committee has discretion to reduce or increase the dollar value of an individual officer’s AIP award based upon a subjective assessment of the individual’s performance. The named executive officers were eligible to earn bonuses in excess of the target awards (up to the AIP maximum awards stated above) to the extent that performance against the financial goals exceeded target performance. AIP maximum awards could be earned if:

•	we, or the applicable business unit, had achieved 100.1% or greater of the target amount of sales for fiscal 2018,

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we had achieved 101.32% or greater of the target amount of adjusted Operating Income for fiscal 2018 or the applicable business unit, had achieved 100.1% or greater of the target amount of adjusted Operating Income for fiscal 2018, and

•	the leadership team exceeded the strategic initiatives

When performance for a given financial metric exceeds target, the payout between target and maximum award opportunity for that metric is determined by straight-line interpolation. For example, based on the following sales chart, sales performance of 102.25% of target would translate into a payout percentage of 145%. If the sales component is weighted at 20% of the bonus opportunity, the weighted payout for that metric would equate to 29% of the total target bonus opportunity for that participant. Based on the following adjusted operating income chart (SBH Consolidated), adjusted operating income performance of 104.74% of target would translate into a payout percentage of 131%. If the adjusted operating income component is weighted at 60% of the bonus opportunity, the weighted payout for that metric would equate to 78.6% of the total target bonus opportunity for that participant.

Sales Target SBH Consolidated, Sally USA and Canada, and BSG
Objective	Payout Percentage
105% & Above	200%
103.75%	175%
102.5%	150%
101.25%	125%
100%	100%
99%	82%
98%	64%
97%	46%
96%	28%
95%	10%
below 95%	0%

Adjusted Operating Income SBH Consolidated		Adjusted Operating Income Sally USA and Canada and BSG North America
Objective	Payout Percentage	Objective	Payout Percentage
115% & Above	200%	115% & Above	200%
110%	166.67%	110%	166.67%
105%	133.33%	105%	133.33%
100-101.31%	100%	100%	100%
95%	70%	95%	70%
90%	40%	90%	40%
85%	10%	85%	10%
Below 85%	0%	Below 85%	0%

Individual Performance.    In order to provide flexibility to recognize overall achievements in key focus areas and operational performance, which can change throughout the year based on unanticipated contingencies, the Compensation Committee does not list specific individual performance objectives for individual officers under the AIP. Instead, the Compensation Committee has the ability to use its qualitative judgment to reduce or increase the dollar value of an individual officer’s AIP award (by up to 50 percentage points below or above the percentage of the target award resulting from application of the financial performance formulas) based upon a subjective assessment of the individual’s performance, but the adjusted payout cannot exceed the Section 162(m) maximum award for such individual.

Determination of Fiscal 2018 Awards.    The amounts by which the financial performance targets under the AIP were achieved for each metric, the strategic initiatives achievement and the resulting payout factors, are illustrated in the following table.

	Sales		Adjusted Operating Income		Strategic Initiatives		Aggregate Payout
	Weighted Achievement %	Weighted Payout %	Weighted Achievement %	Weighted Payout %	Weighted Achievement %	Weighted Payout %	As % of Target Bonus	As % of Base Salary
Mr. Brickman	97.59%	11.32%	94.27%	39.37%	71.55%	14.31%	65.0%	65%
Mr. Alt(1)(2)	97.59%	20.00%	94.27%	60.00%	100%	20.00%	100%	60%
Ms. McDermott(3)	99.04%	0.00%	92.92%	0.00%	90.00%	0.00%	00.00%	0%
Mr. Spinks	97.34%	6.25%	91.01%	31.31%	90.00%	18.00%	55.56%	33%
Mr. Sherman	97.59%	11.32%	94.27%	39.37%	90.00%	18.00%	68.69%	41%
Mr. Baxter	97.59%	11.32%	94.27%	39.37%	90.00%	18.00%	68.69%	31%
Mr. Grimes(1)	97.59%	11.32%	94.27%	39.37%	90.00%	18.00%	68.69%	41%
Mr. Haltom(4)	97.59%	0.00%	94.27%	0.00%	100.00%	0.00%	0.00%	0%
(1)	Table above reflects a prorated base salary to determine Mr. Alt’s and Mr. Grimes’ % of base salary.

(2)	Pursuant to his offer letter, Mr. Alt was guaranteed a 100% prorated bonus payout if actual performance fell below target. The table above reflects the guaranteed payout at target.

(3)	Ms. McDermott was not eligible for a 2018 AIP payout due to her resignation in October 2018.

(4)	Mr. Haltom was not eligible for a 2018 AIP payout due to his separation in January 2018.

The table below shows the payout opportunities and actual payouts under the AIP for the named executive officers for fiscal 2018:

	AIP Target as a % of Salary	AIP Target Award ($)(1)	FY18 Actual AIP Award ($)	AIP Actual Award as a % of Salary
Mr. Brickman	100%	1,000,000	650,000	65%
Mr. Alt(2)	60%	130,192	130,192	60%
Ms. McDermott(3)	60%	351,000	0	0%
Mr. Spinks	60%	268,389	149,117	33%
Mr. Sherman	60%	216,000	148,370	41%
Mr. Baxter(4)	50%	120,414	82,713	31%
Mr. Grimes(5)	60%	240,448	165,164	41%
Mr. Haltom(6)	60%	159,615	0	0%
(1)	Table above reflects a prorated base salary to determine Mr. Alt’s, Mr. Grimes’ and Mr. Haltom’s % of salary.

(2)	The above table reflects Mr. Alt’s guaranteed minimum bonus payout, as described above.

(3)	Ms. McDermott was not eligible for a 2018 AIP payout due to her resignation in October 2018.

(4)	Mr. Baxter’s bonus target was increased from 40% to 50% of his base annual salary in connection with is promotion to Group Vice President in April 2018.

(5)	Mr. Grimes received a pro-rated portion of his 2018 AIP payout due to his separation in May 2018.

(6)	Mr. Haltom was not eligible for a 2018 AIP payout due to his separation in January 2018.

Equity-Based Long-Term Incentive Compensation

In November 2017, the Compensation Committee approved the long-term incentive program for fiscal 2018, pursuant to which employees at the Vice President level and above received 33% of their fiscal 2018 equity-based compensation in the form of TBRSAs, 33% in the form of PBRSUs and the remaining portion in the form of time-based stock options (34%).

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The TBRSAs create strong retention for our executives because the benefits of such awards are dependent on the continued success of the company and long-term stock price appreciation. In addition, the awards vest ratably over a three-year period, requiring our executives to remain employed for a significant period in order to realize any value for their TBRSAs.

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The PBRSUs are eligible to vest following the conclusion of a three-year performance period based on the level of achievement of goals related to adjusted operating income growth (weighted at 60%) and return on invested capital (ROIC) (weighted at 40%), over such three-year period. Each of these performance metrics is an indicator of our growth and profitability, thereby aligning the interests of senior management with the long-term interests of our shareholders. The Compensation Committee established threshold, target and maximum performance levels for both sales growth and ROIC, where achievement at the threshold, target and maximum performance level results in 50%, 100% and 200%, respectively, of the PBRSUs becoming vested.

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Stock options create a strong financial incentive for meeting or exceeding our long-term financial goals and increasing stockholder return because the benefits of such awards are dependent on the appreciation of the price of our Common Stock. In addition, the options vest ratably over a three-year period, requiring our executives to remain employed for a significant period in order to realize any value for their options.

Grant Practices for Equity-Based Awards.    The Compensation Committee’s policy is to grant equity awards on the same day it approves the grant. Options have an exercise price equal to the closing price of our Common Stock on the date of grant. Other than special one-time grants, such as at the time of a new hire or promotion, the Compensation Committee intends to grant equity awards to its executive officers once a year, and such grants will generally be made at the same time that the Compensation Committee approves the annual bonus award targets under the annual bonus plan for the fiscal year. These actions will generally occur within the first month of the fiscal year. Equity grants are currently made under the 2010 Omnibus Plan.

Our Vice President of Compensation and Benefits recommends to our Chief Executive Officer the number of options or other equity awards to be granted to certain key employees based on consideration of each individual’s rate of base salary and the dollar value of the proposed award as a percentage of base salary and market value. Our Chief Executive Officer then makes a grant recommendation for each of the proposed grantees, including the named executive officers other than himself, to the Compensation Committee based on consideration of the value of the grants that the individual received in prior years, the competitive market data provided by FW Cook and his views as to the individual’s expected future contribution to our business results. The Chairman of the Compensation Committee of the Board of Directors recommends to the Compensation Committee the Chief Executive Officer’s proposed equity grant based on his review of competitive market data provided by FW Cook. The Compensation Committee is ultimately responsible for determining the number of options or shares to be awarded and for approving each grant. In making this determination, the Compensation Committee considers the recommendations of the Chief Executive Officer, the long-term incentive opportunity market data provided by FW Cook, and the competitive data provided by FW Cook regarding aggregate share usage and costs associated with equity grants.

The Compensation Committee sets an aggregate long-term incentive budget to determine the total amount of equity awards that may be awarded in any fiscal year. The Compensation Committee determines the budget after discussions with FW Cook and management and a review of peer group practices, evaluation of prior year performance and the projected impact to our net income. Based upon input received from FW Cook, the long-term incentive award opportunities provided to our executive officers are conservative relative to market practice.

Fiscal 2018 Equity Awards.    Consistent with its equity grant policy, in November 2017, the Compensation Committee granted stock options, TBRSAs and PBRSUs to each of Messrs. Brickman, Grimes, Spinks, Sherman, Baxter and Haltom and Ms. McDermott, with stock options comprising 1/3rd of the grant value, TBRSAs comprising 1/3rd of the grant value, and PBRSUs comprising 1/3rd of the grant value. In addition to these regular grants, the Compensation Committee approved the following:

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an award of non-qualified stock options with a grant date value of approximately $462,000 and an award of restricted stock with a grant date value of approximately $938,000 in connection with Mr. Alt’s commencement of employment. The stock option award vests ratably over four years and the restricted stock award vests ratably over three years, in each case subject to Mr. Alt’s continued employment with the Company.

For more information regarding the equity-based awards granted to our named executive officers during fiscal 2018, please see the “Grants of Plan-Based Awards for Fiscal 2018” table on page 48 of this Proxy Statement.

Determination of Fiscal 2016-2018 PBRSUs

The PBRSUs granted in October 2015 for the fiscal year 2016-2018 performance period were determine to have vested at 52.2% of the targeted award for Messrs. Spinks, and Sherman. The sales growth metric did not reach a threshold level of performance and no payout was earned for the sales growth metric worth 40% of the award. The return on invested capital metric performed at 22.24% vs. target of 22.5% over the three-year period resulting in an 87% payout to target for 60% of the award. Overall the award vested at 52.2% of target and the remainder PBRSUs were cancelled per the terms of the award. Awards for Mr. Brickman earned at 0% on both sales and return on invested capital metrics as Mr. Brickman’s awards were tied to a pre-tax reform fixed tax rate in the return on invested capital metric calculation.

Benefits and Perquisites.    Our named executive officers are eligible to participate in the benefit plans generally available to all of our U.S. employees, which include health, dental, life insurance, and disability plans. In addition, our named executive officers (along with our other U.S. employees) are eligible to participate in our 401(k) plan, which represents the only retirement plan that we provide to our named executive officers. Under the 401(k) plan, our employees may contribute, on a pre-tax basis, up to 50% of eligible compensation, subject to Internal Revenue Code limitations. We match each employee’s contribution, including our named executive officers, at a rate of 100% on the first 4% of the employee’s eligible compensation. Employees are immediately vested in the matching contributions made by us.

Consistent with our philosophy of emphasizing performance-based pay, our executive compensation program provides limited benefits and perquisites. All perquisites for executive officers must be approved by the Compensation Committee.

The Compensation Committee believes that offering the above-described benefits and perquisites to our named executive officers is consistent with the terms and benefits offered by other similarly-situated public companies, and enhances our ability to retain our named executive officers. Given the fact that these items represent a relatively insignificant portion of our named executive officers’ total compensation, the availability of such items does not materially influence the decisions made by the Compensation Committee with respect to the other elements of the total compensation payable to our named executive officers.

Post-Termination Benefits

Change-in-Control Agreements.    Many change-in-control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our senior executive officers to remain employed with the Corporation during an important time when their prospects for continued employment can be uncertain, during fiscal year 2018, we were parties to change-in-control agreements with each of our named executive officers (other than Mr. Baxter), which provide payments and benefits in the event of the executive’s termination of employment by the Corporation without cause or by the executive for “good reason” within two years following a change in control. Because a termination by the executive for good reason is effectively a “constructive termination” by the Corporation without cause, we believe it is appropriate to provide severance benefits in these circumstances. The Compensation Committee has determined that our change-in-control agreements were generally consistent with those in place at similarly-situated public companies, were designed to keep our executives focused on their work responsibilities during the uncertainty that accompanies a potential change-in-control, and (consistent with the recommendation of our Chief Executive Officer) were necessary to retain and recruit our senior executives. The Compensation Committee also deemed it important from a retention perspective to treat all of the named executive officers (other than Mr. Baxter) similarly with respect to their change-in-control arrangements.

Treatment of Equity Awards upon Change in Control.    Under the terms of our Sally Beauty Holdings, Inc. 2007 Omnibus Incentive Plan (the “2007 Omnibus Plan”) and our 2010 Omnibus Plan, stock option and restricted stock awards have “double trigger” change-in-control vesting if the awards are assumed by the surviving company and equitably converted to awards for publicly traded stock in connection with such transaction. This means that the awards would vest upon the holder’s involuntary separation from service within two years following the change in control, or such other period specified by the Compensation Committee. If the awards are not assumed by the surviving company and equitably converted, they would vest upon the change in control. In addition, upon a change in control, PBRSUs will be cancelled in exchange for an amount equal to the change in control price multiplied by the target number of PBRSUs granted. This vesting approach aids in our ability to retain key executives during the critical time leading up to and following a change in control.

Separation Agreement with Mr. Grimes and Mr. Haltom.    As discussed earlier, Mr. Grimes and Mr. Haltom received certain separation benefits in connection with their resignations from Senior Vice President, Chief Financial Officer and Chief Operations Officer of the Corporation and Senior Vice President, General Counsel and Secretary of the Corporation, respectively, in order to obtain their agreements to certain restrictive covenants following their resignations, including confidentiality, non-disparagement and non-solicitation provisions, as well as a release of potential claims. In determining the appropriate severance amounts for Mr. Grimes and Mr. Haltom, the Compensation Committee considered the severance payable to comparable executives and also considered the fact that Mr. Grimes and Mr. Haltom would forfeit a substantial number of previously-granted equity awards in connection with their resignations.

Compensation Recoupment Policy

The Corporation has adopted a compensation recoupment policy that complies with and goes beyond the parameters described in the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). Consistent with the Dodd-Frank Act, in the event that we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. securities laws, we will seek to recover from any current or former executive officer incentive-based compensation (including equity compensation) received during the three-year period preceding the date on which the accounting restatement was required to be made. The amount to be recovered is the excess of the amount paid calculated by reference to the erroneous data, over the amount that would have been paid to the executive officer calculated using the corrected accounting statement data. This compensation recovery would be applied regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement.

In addition to the above-described recoupment specified by the Dodd-Frank Act, our policy also requires the Corporation, to the extent permitted by governing law, to seek reimbursement of non-equity incentive compensation paid to any current or former employee after January 1, 2011, where: A) (i) the payment was predicated upon the achievement of specified financial results; (ii) such financial results were subsequently the subject of a restatement or other material adjustment, (iii) in the Compensation Committee’s view the person engaged in misconduct that caused or contributed to the need for the restatement or material adjustment, and (iv) a lower payment would have been made to the person based upon the correct financial results; or B) such employee commits an act of embezzlement, fraud or theft with respect to the property of the Corporation. In each such instance, the Corporation will seek to recover the person’s entire non-equity incentive compensation payment (not just the excess amount earned based on erroneous data) paid during the 12-month period preceding the Compensation Committee’s determination that the person engaged in misconduct.

Stock Ownership and Retention Guidelines

Consistent with our commitment to aligning the interests of our executives with stockholders, the Nominating and Corporate Governance Committee of our Board of Directors has adopted stock ownership guidelines which apply to our officers at the Vice President level and above. Pursuant to these guidelines, officers are encouraged to own shares of our Common Stock generally equal in value to a multiple of their annual base salary (as in effect on December 1st of each year) depending on such executive’s level in the Corporation.

The amended guidelines provide that shares owned outright by the officer or indirectly (e.g., owned or held in trust by an immediate family member), vested but unexercised stock options, shares the receipt of which has been deferred, as well as shares held in company sponsored benefit or retirement plans, count towards the grantee’s stock ownership totals, with each option counting as one share of stock owned.

Unvested stock options, restricted shares (stock for which restrictions have not lapsed), restricted stock units which have not been settled, as well as unearned PBRSUs, do not count as stock owned under the guidelines. The officer stock ownership guidelines, as applicable to the named executive officers, are as follows:

Chief Executive Officer	Five times annual base salary
Presidents and Senior Vice Presidents	Three times annual base salary
Group Vice Presidents and Vice Presidents	One time annual base salary

Until such time as the officer reaches his or her equity ownership guideline, the officer will be required to retain that percentage of the shares of Common Stock received upon vesting of restricted stock, settlement of restricted stock units and exercise of stock options (net of any shares utilized to pay for the exercise price of the option and/or tax withholding for the option, restricted stock or restricted stock units, as applicable) as set forth below:

Retention Requirement
Chief Executive Officer	100%
Presidents and Senior Vice Presidents	50%
Group Vice Presidents and Vice Presidents	50%

Because officers must retain a percentage of shares resulting from any exercise of stock options, settlement of restricted stock units or the vesting of restricted stock until they achieve the specified guidelines, there is no minimum time period required to achieve the equity ownership guidelines set forth above. As of September 30, 2018, all of our executive officers were in compliance with our equity ownership guidelines.

The Compensation Committee may in the future consider an executive’s achievement of the guideline stock ownership targets in its award of further equity grants.

Beginning in fiscal year 2013, we instituted stock ownership and retention guidelines for our independent directors, as further described on page 22 of this Proxy Statement.

Use of Pre-Approved Trading Plans

We permit our executive officers and Directors to enter into pre-approved trading plans established according to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with an independent broker-dealer to enable them to either a) purchase securities; or b) to recognize the value of their compensation and diversify their holdings of our securities during periods in which they might otherwise not be able to buy or sell our stock because important information about us had not been publicly released. These plans include specific instructions for the broker to exercise options or purchase or sell stock on behalf of the plan participant if our stock price reaches a specified level or certain events occur. The plan participant no longer controls the decision to purchase, exercise or sell the securities in the plan. Generally, when our executive officers trade under these plans they are publicly disclosed in Section 16 filings with the SEC. One of our named executive officers (Mr. Haltom, who separated from the Company on January 24, 2018) had Rule 10b5-1 sale plans in place during fiscal 2018.

Policy Against Margin Trading, Pledging or Hedging Company Stock

Certain forms of margin trading, pledging, hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a director, officer or other employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the person to continue to own the covered securities but without the full risks and rewards of ownership. When that occurs, he or she may no longer have the same objectives as the Corporation’s other stockholders. Therefore, pursuant to our published insider trading policy, our directors, officers and other employees are prohibited from engaging in any such transactions.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of compensation paid to our named executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to each of these officers in excess of $1,000,000 per year is deductible by us only if it is “performance-based.” The Compensation Committee believes that tax deductibility of compensation is an important consideration in establishing our executives’ compensation. For example, the 2010 Omnibus Plan is designed to allow the Compensation Committee to grant awards that may qualify for the performance-based compensation exemption from Section 162(m), such as stock options and PBRSUs, and the AIP, as a sub plan of the 2010 Omnibus Plan, also allows annual cash incentive awards that may qualify as performance-based compensation. A number of requirements must be met for particular compensation to so qualify, however, so there can be no assurance that any compensation awarded will be fully deductible under all circumstances. Also, with the goal of providing a compensation program that enhances stockholder value, the Compensation Committee reserves flexibility to approve compensation arrangements that are not fully tax deductible by us. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been replaced by the Tax Cuts and Jobs Act enacted in December 2017, such that compensation paid to our covered employees in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Consideration of Most Recent Advisory Stockholder Vote on Executive Compensation

At the annual meeting of stockholders on January 26, 2017, our stockholders expressed a preference that advisory votes on executive compensation occur every year. In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of stockholder votes on the compensation of executives. Therefore, the last advisory vote was held in 2018 and the next advisory vote on executive compensation will occur at this annual meeting. Please refer to “Proposal 2 — Advisory Vote on Executive Compensation” on page 71 for information regarding the advisory (non-binding) resolution regarding the compensation of the Corporation’s named executive officers, including the Corporation’s compensation practices and principles and their implementation, as disclosed in this Proxy Statement.

At the annual meeting of stockholders on February 1, 2018, in the advisory vote on executive compensation, over 96% of the shares voted were voted in support of the compensation of the Corporation’s named executive officers. The Compensation Committee appreciates and values the views of our stockholders. As part of its compensation review, the Compensation Committee considered both the results of the 2018 advisory vote on executive compensation and feedback from our stockholders, and concluded that the compensation paid to our executive officers and the Corporation’s overall executive pay practices have strong stockholder support and have been effective in implementing the Corporation’s stated compensation philosophy and objectives. The Compensation Committee recognizes that executive pay practices and notions of sound governance principles continue to evolve. Consequently, the Compensation Committee intends to continue paying close attention to the advice and counsel of its compensation advisors and invites our stockholders to communicate any concerns or opinions on executive pay directly to the Compensation Committee or the Board. Please refer to “Stockholder — Director Communications” on page 14 for information about communicating with the Board.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Edward W. Rabin (Chair) Katherine Button Bell Joseph C. Magnacca Susan R. Mulder

The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table contains compensation information for our named executive officers. The information included in this table reflects compensation earned by the named executive officers for services rendered to us for the years ended September 30, 2018, September 30, 2017 and September 30, 2016.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)	Total ($)
Christian A. Brickman President and Chief Executive Officer	2018 2017 2016	1,000,000 998,346 1,013,942	— —		1,979,992 1,016,656 950,006	1,019,996 2,033,330 1,899,990	650,000 99,829 515,265		12,480 14,549 18,396	4,662,468 4,162,710 4,397,599

Aaron E. Alt Senior Vice President, Chief Financial Officer and President, Sally Beauty Supply (and former Chief Administrative Officer)(6)	2018	216,923	250,000	(7)	937,997	462,000	130,192	(7)	184,362	2,181,474

Brently G. Baxter Former Interim Chief Financial Officer; and Group Vice President, Principal Accounting Officer and Controller	2018 2017	266,492 105,769	— —		98,980 —	51,000 —	82,713 8,384		105,659 154,043	604,844 268,196

Donald T. Grimes Former Senior Vice President, Chief Financial Officer and Chief Operations Officer(8)	2018 2017	401,469 545,192	— 250,000	(6)	560,994 299,976	288,995 449,993	165,164 65,022		745,288 8,679	2,161,910 1,618,862

Carrie McDermott Former President of Sally Beauty Supply(9)	2018 2017	585,000 54,000	— 75,000		527,966 —	271,997 —	— —		58,942 7,659	1,443,905 136,659

Mark G. Spinks President, Beauty Systems Group	2018 2017 2016	447,308 411,935 389,423	— — —		395,992 183,331 166,659	203,999 366,666 333,331	149,117 49,420 258,435		12,319 13,520 14,373	1,208,735 1,024,872 1,162,221

Scott Sherman Senior Vice President and Chief Human Resources Officer(10)	2018	360,000	—		263,982	135,996	148,370		13,541	921,889

Matthew O. Haltom Former Senior Vice President, General Counsel and Corporate Secretary(11)	2018 2017 2016	159,615 447,231 428,846	— — —		478,492 224,996 200,005	246,497 449,996 399,990	— 53,657 130,776		435,704 17,003 14,287	1,320,308 1,192,883 1,173,904

(1)	Reflects principal positions held as of September 28, 2018.

(2)

Reflects the grant date fair value of the stock awards, determined in accordance with ASC 718. The grant date fair value of restricted stock awards granted in fiscal year 2018, as applicable, was based on the fair market value of the underlying shares on the date of grant. The grant date fair value of the PBRSUs granted in 2016, 2017 and 2018 was computed by multiplying (i) the target number of PBRSUs awarded to each named executive officer, which was the assumed probable outcome as of the grant date, by (ii) the fair market value of the underlying shares on the date of grant. Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of the 2018 PBRSUs would have been as follows: Mr. Brickman, $1,979,992; Mr. Baxter, $98,980; Ms. McDermott, $527,965; Mr. Spinks, 395,991; and Mr. Sherman, $263,983 the grant date fair values of the 2017 PBRSUs would have been as follows: Mr. Brickman, $2,033,311; Mr. Spinks, $366,662; and Mr. Haltom $449,992; the grant date fair value of the 2016 PBRSUs granted in 2015 would have been as follows: Mr. Brickman, $1,900,013; Mr. Spinks, $333,318; and Mr. Haltom, $400,010.

(3)

Reflects the grant date fair value of the option awards, determined in accordance with ASC 718. The assumptions used in the calculation of the grant date fair values of the option awards are included in Note 7 to our audited financial statements for the fiscal years ended September 30, 2018, September 30, 2017, and September 30, 2016, included in our Form 10-K filed with the SEC on November 14, 2018, November 15, 2017, and November 15, 2016, respectively.

(4)

The amounts reported reflect annual incentive awards earned for our 2018 fiscal year under the AIP. For information regarding the AIP, which is a sub-plan of the 2010 Omnibus Plan, please see “Compensation Discussion and Analysis — Compensation Components for Fiscal 2017 — Annual Cash Incentive Bonus.”

(5)	Amounts reported as “All Other Compensation” for our 2018 fiscal year include the following:

	Company Matching Contributions to 401(k) and Profit Sharing Plan ($)	Life Insurance Premiums ($)	Relocation Expenses ($)		Tax Gross-Up ($)		Other ($)		Total ($)
Christian A. Brickman	10,800	1,080	—		—		600	(a)	12,480
Aaron E. Alt	—	450	183,912	(b)	—		—		184,362
Brently G. Baxter	1,488	756	102,695		—		720	(c)	105,659
Donald T. Grimes	20,545	4,374	—		7,760	(d)	712,609	(e)	745,288
Carrie McDermott	—	1,080	57,142	(f)	—		720	(c)	58,942
Mark G. Spinks	11,239	1,080	—		—		—		12,319
Scott Sherman	12,569	972	—		—		—		13,541
Matthew O. Haltom	1,923	592	—		17,253	(c)	415,936	(g)	435,704

(a)	Reflects payment to Mr. Brickman of $600 for reimbursement for an executive physical.

(b)

Reflects reimbursement of relocation expenses, including but not limited to moving of household goods, shipment of automobiles, travel expense reimbursement (for home-finding trips and final journey to the destination), home sale assistance (including payment of certain closing costs), payment of certain closing costs in connection with a new home purchase, and temporary housing.

(c)	Represents cell phone stipend for Mr. Baxter and Ms. McDermott.

(d)

Represents gross-up payments related to reimbursement of health insurance continuation (twelve months) and outplacement services, in the case of Mr. Grimes, and (iii) reimbursement of health insurance continuation (twelve months), in the case of Mr. Haltom.

(e)

Reflects payments to Mr. Grimes in connection with his separation of $24,109 to cover the cost of COBRA coverage for twelve months and a severance amount equal to his annual base salary of $688,500 payable in one lump sum. For additional information regarding Mr. Grimes’ severance arrangement, please see the “Potential Payments Upon Termination or Change in Control” table on page 54 of this Proxy Statement.

(f)	Reflects reimbursement of relocation expenses, including but not limited to travel expense reimbursement and temporary housing.

(g)

Reflects payments to Mr. Haltom in connection with his separation of $40,936 to cover the cost of COBRA coverage for twelve months and $375,000 for nine months of his severance paid in monthly installments in fiscal 2018, the remaining $125,000 for three months of his severance will be paid in monthly installments in fiscal 2019. For additional information regarding Mr. Haltom’s severance arrangement, please see the “Potential Payments Upon Termination or Change in Control” table on page 54 of this Proxy Statement.

Perquisites and other personal benefits provided to each of the other named executive officers had an aggregate incremental cost of less than $10,000 and accordingly have been omitted from the table in accordance with SEC rules. For information regarding perquisites, please see “Compensation Discussion and Analysis — Compensation Components for Fiscal 2018 — Benefits and Perquisites.”

(6)	Mr. Alt commenced employment with us effective May 22, 2018 and, in connection with Ms. McDermott’s resignation, Mr. Alt will also serve as the President, Sally Beauty Supply LLC.

(7)

Reflects Mr. Alt’s sign-on bonus ($250,000) and a minimum of 100% AIP payout that was guaranteed pursuant to his offer of employment in May 2018, prorated from his start date through the end of fiscal 2018 ($130,192).

(8)	Mr. Grimes separated from the Corporation effective May 1, 2018.

(9)	Ms. McDermott separated from the Corporation effective October 19, 2018

(10)	Mr. Sherman was promoted to Senior Vice President and Chief Human Resources Officer effective October 1, 2017 and was not a named executive officer in fiscal year 2017 or 2016.

(11)	Mr. Haltom separated from the Corporation effective January 25, 2018.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2018

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($ / Sh) (5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christian A. Brickman		100,000	1,000,000	2,000,000
	11/01/2017				28,416	56,831	113,662				989,996
	11/01/2017							56,831			989,996
	11/01/2017								210,200	17.42	1,019,996
Aaron E. Alt		130,192	130,192	260,384
	05/22/2018							62,119			937,997
	05/22/2018								98,087	15.10	462,000
Brent G. Baxter		12,041	120,414	240,828
	11/01/2017				1,420	2,841	5,682				49,490
	11/01/2017							2,481			49,490
	11/01/2017								10,510	17.42	51,000
Donald T. Grimes(7)		24,045	240,448	480,892
	11/01/2017				8,051	16,102	32,204				280,497
	11/01/2017							16,102			280,497
	11/01/2017								59,556	17.42	288,995
Carrie McDermott		35,100	351,000	702,000
	11/01/2017				7,577	15,154	30,308				263,983
	11/01/2017							15,154			263,983
	11/01/2017								56,053	17.42	271,997
Mark G. Spinks		26,839	268,390	536,780
	11/01/2017				5,683	11,366	22,732				197,996
	11/01/2017							11,366			197,996
	11/01/2017								42,040	17.42	203,999
Scott Sherman		21,600	216,000	432,000
	11/01/2017				3,789	7,577	15,154				131,991
	11/01/2017							7,577			131,991
	11/01/2017								28,026	17.42	135,996
Matthew O. Haltom(8)		9,386	93,863	187,726
	11/01/2017				6,867	13,734	27,468				239,246
	11/01/2017							13,734			239,246
	11/01/2017								50,798	17.42	246,497

(1)

Reflects threshold, target and maximum bonus opportunities under the financial component of our AIP. In no event may the adjusted payout exceed the officer’s Section 162(m) maximum award. Mr. Brickman’s target AIP bonus was 100% of his base salary. The target AIP bonus for each of Messrs. Alt, Grimes, Spinks, Sherman and Haltom and Ms. McDermott was 60% of his/her base salary. Mr. Alts’ target AIP bonus was 60% of his base salary, with such amount pro-rated from his start date through the end of the 2018 fiscal year and was guaranteed a minimum of 100% of his target bonus. Mr. Grimes’s target AIP bonus was 60% of his base salary, with the amount of such bonus pro-rated from the beginning of the 2018 fiscal year through his last day of employment with the Company. Mr. Haltom’s target AIP bonus was 60% of his base salary, but he was not eligible for an AIP payout due to his separation. Ms. McDermott’s target AIP bonus was 60% of her base salary, but she was not eligible for an AIP payout due to her resignation. Mr. Baxter’s target AIP bonus was 40% of his base salary and was increased to 50% due to his promotion in April 2018. Please see “Compensation Discussion and Analysis — Compensation Components for Fiscal 2017— AIP Criteria Based on Financial Performance” for additional information on these targets.

(2)

On November 1, 2017, our Compensation Committee granted PBRSUs to each of our executive officers (other than Mr. Alt) under the 2010 Omnibus Plan. PBRSUs are eligible to vest following the conclusion of a three-year performance period based on the level of achievement of goals related to sales growth and ROIC. Please see “Compensation Discussion and Analysis — Compensation Components for Fiscal 2017 — Equity-Based Long-Term Incentive Compensation” for additional information on the PBRSUs.

(3)

On November 1, 2017, our Compensation Committee granted restricted stock awards to each of our executive officers (other than Mr. Alt) under the 2010 Omnibus Plan. The restrictions on the shares lapse ratably over a three-year period beginning on September 30, 2017. On May 22, 2018, our Compensation Committee granted an inducement equity award of restricted stock to Mr. Alt pursuant to the 2010 Omnibus Plan. The restrictions upon this award lapse ratably over a three-year period beginning May 22, 2019.

(4)

On November 1, 2017, our Compensation Committee granted options to each of our executive officers (other than Mr. Alt) to purchase shares of our Common Stock under the 2010 Omnibus Plan. These options vest ratably over a three-year period beginning on September 30, 2018. On May 22, 2018, our Compensation Committee granted an inducement equity award of stock options to Mr. Alt pursuant to the 2010 Omnibus Plan. These options vest ratably over a three-year period beginning on May 22, 2019.

(5)	The exercise price of the options is equal to the closing price of our Common Stock on the NYSE on the grant date.

(6)

Reflects the grant date fair value of the stock ($17.42 for the November 1, 2017 awards and $15.10 for Mr. Alt’s May 22, 2018 award) and option awards ($4.8525 for the November 1, 2017 awards and $4.7101 for Mr. Alt’s May 22, 2017 award) determined in accordance with ASC 178. The assumptions used in the calculation of the grant date fair value of the option awards are included in Note 7 to our audited financial statements for the fiscal year ended September 30, 2018 included in our Form 10-K filed with the SEC on November 14, 2018. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant.]

(7)	All of Mr. Grimes’ performance –based restricted stock units, restricted stock awards and Options were forfeited upon his resignation on May 1, 2018.

(8)	All of Mr. Haltom’s performance-based restricted stock units, restricted stock and options were forfeited upon his resignation on January 25, 2018.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(22)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(22)
Name	Exercisable		Unexercisable
Christian A. Brickman	130,952	(5)	—		25.36	06/02/2024
	162,484	(6)	—		29.20	10/29/2024
	302,961	(7)	—		23.45	10/28/2025				40,512	(8)	745,016
	214,273		107,136	(9)	25.53	11/01/2026				39,822	(10)	732,327
	70,066		140,134	(11)	17.42	11/01/2027	37,888	(12)	696,760	56,831	(13)	1,045,122

Aaron E. Alt	—		98,087	(20)	15.10	05/22/2028	62,119	(21)	1,142,368	—		—

Brently G. Baxter	3,503		7,007	(11)	17.42	11/01/2027	1,894	(12)	34,831	2,841	(13)	52,246

Donald T. Grimes	—		—	(17)	—	—	—	(18)	—	—	(19)	—

Carrie McDermott	18,684		37,369	(11)	17.42	11/01/2027	10,103	(12)	185,794	15,154	(13)	278,682

Mark G. Spinks	25,000	(1)	—		11.39	10/19/2020
	15,324	(2)	—		19.21	10/26/2021
	14,328	(3)	—		23.49	10/29/2022
	17,700	(4)	—		26.30	10/30/2023
	34,204	(6)	—		29.20	10/29/2024
	53,151	(7)	—		23.45	10/28/2025				7,107	(8)	130,698
	38,639		19,320	(9)	25.53	11/01/2026				7,181	(10)	132,059
	14,013		28,027	(11)	17.42	10/01/2027	7,578	(12)	139,359	11,366	(23)	209,021

Scott Sherman	2,628	(3)	—		23.49	10/29/2022
	8,900	(4)	—		26.30	10/30/2023
	6,840	(6)	—		29.20	10/29/2024
	13,287	(7)	—		23.45	10/28/2025				1,777	(8)	32,679
	9,835		4,918	(9)	25.53	11/01/2026				1,827	(10)	33,599
	9,342		18,684	(11)	17.42	10/01/2027	5,052	(12)	92,906	7,577	13)	139,341

Matthew O. Haltom	—		—	(14)	—	—	—	(15)	—	—	(16)	—
(1)

On October 19, 2010, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Spinks, 25,000. These options vested in four annual installments beginning on October 18, 2011, and therefore were fully vested as of October 18, 2014.

(2)

On October 26, 2011, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Spinks, 15,324. These options vested in four annual installments beginning on October 25, 2012, and therefore were fully vested as of October 25, 2015.

(3)

On October 29, 2012, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Spinks, 14,328 and Mr. Sherman, 4,428. These options vest in four annual installments beginning on October 28, 2013, and therefore were fully vested as of October 28, 2016.

(4)

On October 30, 2013, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Spinks, 17,700 and Mr. Sherman, 8,900. These options vest in four annual installments beginning on September 30, 2014, and therefore were fully vested as of September 30, 2018.

(5)

On June 2, 2014, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan to Mr. Brickman in the amount of 130,952 in connection with the executive management transition plan. These options vest in four annual installments beginning on June 1, 2015, and therefore were fully vested as of June 1, 2018.

(6)

On October 29, 2014 our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Brickman, 162,484, Mr. Spinks, 34,204 and Mr. Sherman, 6,840. These options vest in four annual installments beginning on September 30, 2015, and therefore were fully vested as of September 30, 2018.

(7)

On October 28, 2015 our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Brickman, 302,961; Mr. Spinks, 53,151 and Mr. Sherman, 13,287. These options vest in three annual installments beginning on September 30, 2016, and therefore were fully vested as of September 30, 2018.

(8)

On October 28, 2015, our Compensation Committee granted PBRSUs to Mr. Brickman, Mr. Spinks and Mr. Sherman. The number of PBRSUs shown reflects estimated payout at the target level. The PBRSUs do not vest until the end of the three-year performance period, and the payout level will depend on the actual level of achievement of sales growth and ROIC goals.

(9)

On November 1, 2016, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Brickman, 321,409; Mr. Spinks, 57,959 and Mr. Sherman, 14,753.

(10)

On November 1, 2016, our Compensation Committee granted PBRSUs to each of Mr. Brickman, Mr. Spinks and Mr. Sherman. The number of PBRSUs shown reflects estimated payout at target level. The PBRSUs do not vest until the end of the three-year performance period, and the payout level will depend on the actual level of achievement of sales growth and ROIC goals.

(11)

On November 1, 2017, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan to in the following amounts: Mr. Brickman, 210,200; Mr. Baxter, 10,510; Ms. McDermott, 56,053; Mr. Spinks, 42,040 and Mr. Sherman, 28,026. The restrictions upon these awards lapse in three annual installments beginning on September 30, 2018.

(12)

On November 1, 2017, our Compensation Committee granted shares of time-based restricted stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Brickman, 56,831; Mr. Baxter, 2,841; Ms. McDermott, 15,154; Mr. Spinks, 11,366 and Mr. Sherman, 7,577. These options vest in three annual installments beginning on September 30, 2018.

(13)

On November 1, 2017, our Compensation Committee granted PBRSUs to Mr. Brickman, Mr. Spinks, Mr. Sherman, Mr. Baxter and Ms. McDermott. The number of PBRSUs shown reflects estimated payout at the target level. The PBRSUs do not vest until the end of the three-year performance period, and the payout level will depend on the actual level of achievement of sales growth and ROIC goals.

(14)

Our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan to Mr. Haltom in the following amounts: 43,087 shares granted on October 29, 2012; 46,200 shares granted on October 30, 2013; 34,204 shares granted on October 29, 2014; 63,780 shares granted on October 28, 2015; 71,131 shares granted on November 1, 2016; and 50,798 shares granted on November 1, 2017. The unvested options were forfeited in connection with his separation.

(15)

Our Compensation Committee granted time-based restricted stock pursuant to the 2010 Omnibus Plan to Mr. Haltom in the following amounts: 2,784 shares granted on October 29, 2014 and 13,734 shares granted on November 1, 2017. The unvested portion of his restricted stock was forfeited in connection with his separation.

(16)

Our Compensation Committee granted PBRSUs to Mr. Haltom in the following amounts: 8,529 shares granted October 25, 2015; 8,813 shares granted November 1, 2016 and 13,734 shares granted November 1, 2017. These shares were forfeited in connection with his separation.

(17)

Our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan to Mr. Grimes in the following amounts: 61,819 shares on December 12, 2016 and 59,556 shares on November 1, 2017. These unvested options were forfeited in connection with his separation.

(18)

Our Compensation Committee granted time-based restricted stock pursuant to the 2010 Omnibus Plan to Mr. Grimes in the following amounts: 11,057 shares on December 12, 2016 and 16,102 shares on November 1, 2017. The unvested portion of his restricted stock was forfeited in connection with his separation.

(19)	On November 1, 2017, our Compensation Committee granted 16,102 shares of PBRSUs to Mr. Grimes. These shares were forfeited in connection with his separation.

(20)

On May 22, 2018, our Compensation Committee granted Mr. Alt 98,087 options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan in connection with his employment as Senior Vice President, Chief Financial Officer and Chief Administrative Officer.

(21)

On May 22, 2018, our Compensation Committee granted Mr. Alt 62,119 shares of time-based restricted stock pursuant to the 2010 Omnibus Plan in connection with his employment as Senior Vice President, Chief Financial Officer and Chief Administrative Officer.

(22)	Calculated by reference to the closing price for shares of our Common Stock on the NYSE on September 28, 2018, which was 18.39.

FISCAL 2018 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Christian A. Brickman	—	—	45,744	772,505	(1)
Aaron E. Alt	—	—	—	—
Brently G. Baxter	—	—	947	17,415	(2)
Donald T. Grimes	—	—	3,686	60,340	(3)
Carrie McDermott	—	—	5,051	92,888	(4)
Mark G. Spinks	—	—	6,309	113,779	(5)
Scott Sherman	—	—	2,781	51,143	(6)
Matthew O. Haltom	—	—	—	—

(1)	Reflects the vesting of a portion of the restricted stock awards granted to Mr. Brickman. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
11/1/17	09/30/2018	18,943	$18.39
10/29/2014	09/30/2018	6,100	$18.39
06/02/2014	06/01/2018	20,701	$15.07

(2)	Reflects the vesting of a portion of the restricted stock awards granted to Mr. Baxter. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
11/01/2017	09/30/2018	947	$18.39

(3)	Reflects the vesting of a portion of the restricted stock awards granted to Mr. Grimes. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
12/12/2016	12/12/2017	3,686	$16.37

(4)	Reflects the vesting of a portion of the restricted stock awards granted to Ms. McDermott. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
11/01/2017	09/30/2018	5,051	$18.39

(5)	Reflects the vesting of a portion of the restricted stock awards granted to Mr. Spinks. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
11/01/2017	09/30/2018	3,788	$18.39
07/31/2015	07/31/2018	1,118	$16.49
10/29/2014	09/30/2018	1,283	$18.39
10/29/2012	10/28/2017	120	$17.39

(6)	Reflects the vesting of a portion of the restricted stock awards granted to Mr. Sherman. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
11/01/2017	09/30/2018	2,525	$18.39
10/29/2014	09/30/2018	256	$18.39

Fiscal 2018 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End
Christian A. Brickman	—	148,205	(1)
Aaron E. Alt	—	—
Brently G. Baxter	—	—
Donald T. Grimes	—	—
Carrie McDermott	—	—
Mark G. Spinks	—	—
Scott Sherman	—	—
Matthew O. Haltom	—	—

(1)

Calculated by reference to the closing price for shares of our Common Stock on the NYSE on September 28, 2018 which was $18.39. Reflects 8,059 the value of restricted stock units granted to Mr. Brickman pursuant to the 2010 Omnibus Plan for his service as an independent director on our Board of Directors prior to his appointment to the position of President and Chief Operating Officer of the Corporation. Pursuant to Mr. Brickman’s restricted stock election these restricted stock units will convert to shares of Common Stock on the date of his separation from service as a member of our Board of Directors.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Executive Officer Severance Agreements

We have severance agreements with certain of our executive officers, including each of our continuing named executive officers other than Mr. Baxter. Each severance agreement provides that if, in the 24 months following a “change in control,” which is defined in the severance agreements and described below, the executive’s employment is terminated by us without “cause” or by the executive for “good reason,” then the executive will be entitled to certain benefits. These benefits include (i) a cash payment equal to the executive’s annual bonus, as determined in accordance with our annual incentive plan, pro-rated to reflect the portion of the year elapsed prior to the executive’s termination, (ii) a lump-sum cash payment equal to a multiple of the executive’s annual base salary at the time of termination plus a multiple of the average dollar amount of the executive’s actual or annualized annual bonus in respect of the five fiscal years preceding termination (or, such portion thereof during which the executive performed services for us if he has been employed by us for less than the five year period), (iii) any accrued but unpaid salary and vacation pay, and (iv) continued medical and welfare benefits, on the same terms as prior to termination, for a period of 24 months following termination. If the executive’s employment is terminated by us for “cause,” by the executive for any reason other than “good reason,” or as a result of the executive’s death or disability, then the executive will be entitled to receive a cash amount equal to any accrued but unpaid salary and vacation pay.

For purposes of the severance agreements, “change in control” generally includes:

•	the acquisition by any person of 20% or more of the voting power of our outstanding Common Stock;

•	a change in the majority of the incumbent Board of Directors;

•	certain reorganizations, mergers or consolidations of us involving a change of ownership of 50% or more of our common stock or sales of substantially all of our assets; or

•	stockholder approval of our complete liquidation or dissolution.

The severance payment multiples for each of the named executive officers that is party to a severance agreement are set forth in the following table.

Executive Officer	Multiple
Christian A. Brickman	1.99

Aaron E. Alt	1.99

Donald T. Grimes	1.99

Carrie McDermott	1.99

Mark G. Spinks	1.99

Scott Sherman	1.99

Matthew O. Haltom	1.99

*

Code Section 280G Cut-Back

Pursuant to the terms of the severance agreements, any payments to the executive under such agreements will be reduced so that the present value of such payments plus any other “parachute payments” as determined under Section 280G of the Internal Revenue Code will not, in the aggregate, exceed 2.99 times the executive’s average taxable income from us over the five-year period ending prior to the year in which a change in control occurs. However, no such reduction will apply to payments that do not constitute “excess parachute payments” under Section 280G of the Internal Revenue Code.

Equity Awards

2010 Omnibus Plan

Pursuant to the 2010 Omnibus Plan, in the event of a change in control, as defined below, the Compensation Committee may determine that all outstanding awards will be honored or assumed, or new rights substituted therefor, by the surviving company; provided that any substitute award must (i) be based on shares of common stock that are traded on an established U.S. securities market; (ii) provide the participant substantially equivalent or more favorable terms and conditions than those applicable to the old award; (iii) have substantially equivalent economic value to the old award (determined at the time of the change in control); and (iv) provide that in the event that the participant is involuntarily terminated within two years after the change in control, or such other period specified by the Compensation Committee, the award will vest.

If the Compensation Committee does not provide for substitute awards as described above or make another determination with respect to the treatment of awards, then, upon the occurrence of a change in control:

•	all outstanding options and stock appreciation rights will become exercisable immediately before the change in control;

•	all time-based vesting restrictions on restricted stock and restricted stock units will lapse immediately before the change in control;

•	shares of common stock underlying awards of restricted stock units and deferred stock units (other than performance awards) will be issued immediately before the change in control; and

•

with respect to performance awards, the performance period will end as of the change in control and the participant will earn a pro rata payout equal to the product of the target opportunity and the payout percentage that corresponds as closely as possible to the actual level of achievement of performance goals against target, measured as of the date of the change in control(1); or

•

at the Compensation Committee’s discretion, each award will be canceled in exchange for an amount equal to a value determined in accordance with the 2010 Omnibus Plan, based on the change in control price.

For purposes of the 2010 Omnibus Plan, the term “change in control” generally means the first to occur of:

•

the acquisition by any person, other than us, our subsidiaries, our employee benefit plans, or a certain designated fund or its affiliates, of 50% or more of the voting power of our outstanding Common Stock;

•	a change in the majority of our incumbent directors within any 24 month period;

(1)

In connection with the grant of the PBRSUs in November 2017, November 2016 and October 2015, the Compensation Committee determined that upon the occurrence of a change of control, PBRSUs will be canceled in exchange for an amount equal to the change in control price multiplied by the target number of PBRSUs granted.

•

certain mergers or consolidations involving a change in ownership of 50% or more of our Common Stock or the sale of substantially all of our assets; or stockholder approval of our liquidation or dissolution.

Pursuant to the 2010 Omnibus Plan, if the grantee’s employment terminated:

•

for “cause,” (i) all of his or her options (both vested and unvested) will be forfeited and cancelled, and (ii) any outstanding shares of restricted stock, restricted stock units or performance awards will be forfeited and cancelled as of the date of such termination;

•

due to the grantee’s death or disability, (i) his or her options will become immediately exercisable as to the number of shares previously vested and that would have vested as of the next vesting date after the date of termination, and the options, to the extent so vested, will remain exercisable until the 12 month anniversary of the date of termination, (ii) any of his or her option shares that are not so vested will be forfeited and cancelled as of the date of the termination, (iii) his or her restricted stock or restricted stock units will vest as to the number of shares that would have vested as of the next vesting date after the date of termination, (iv) any shares of restricted stock or restricted stock units that are not so vested will be forfeited and cancelled as of the date of the termination, and (v) the payout opportunities attainable under all of his or her outstanding performance-based awards will vest based on actual performance through the end of the performance period, and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of termination;

•

due to the grantee’s retirement (as defined in the 2010 Omnibus Plan), and unless the grantee agrees to certain restricted covenants described below, (i) any options that are exercisable as of the date of retirement will remain exercisable until the earlier of 12 months and the expiration of the option term, (ii) any unvested options will be forfeited and cancelled as of the date of the termination, and (iii) any outstanding shares of restricted stock, restricted stock units or performance awards will be forfeited and cancelled as of the date of such termination; or

•

for any reason other than as described above, (i) any options that are exercisable as of the date of termination will remain exercisable until the earlier of 60 days and the expiration of the option term, (ii) any unvested options will be forfeited and cancelled as of the date of the termination; and (iii) any outstanding shares of restricted stock, restricted stock units or performance awards will be forfeited and cancelled as of the date of such termination.

The 2010 Omnibus Plan contain certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants, that apply to the holder of an option during the term of his or her employment, any post-termination exercise period, and the one-year period following the expiration of any post-termination exercise period. If an option holder violates any of these covenants, then any options, to the extent unexercised, will automatically terminate and be cancelled upon the first date of the violation and, in the case of the termination of the grantee’s employment for “cause,” he or she will remit to us in cash, to the extent applicable, the excess of (A) the greater of the closing price for shares of our Common Stock on (i) the date of exercise and (ii) the date of sale of the shares of Common Stock underlying the options, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to the options (without reduction for any shares of Common Stock surrendered or attested to) the grantee realized from exercising all or a portion of the options within the period commencing six months prior to the termination of his or her employment and ending on the one-year date. This provision does not apply to the restricted stock or restricted stock unit awards made under the 2010 Omnibus Plan.

In addition, the 2010 Omnibus Plan provide that, in the event that the grantee’s service with us is terminated as a result of the grantee’s retirement (as defined in the 2010 Omnibus Plan) and the grantee agrees to be bound for a three-year period by certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants, then (i) the payout opportunities attainable under all of the grantee’s outstanding performance-based awards will vest based on actual performance through the end of the performance period, and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of retirement, and (ii) for the three-year period following the grantee’s retirement, (ii) the grantee’s outstanding restricted stock and restricted stock units will continue to vest, and (iii) the grantee will continue to vest in the portion of the options that were not vested and exercisable as of the date of his or her retirement, as if the grantee’s service had not terminated. If the grantee violates any of the restrictive covenants during the three-year period, all outstanding options (whether or not vested) and all unvested restricted stock, restricted stock units or performance awards then held by the grantee will be immediately forfeited and cancelled as of the date of such violation.

Potential Realization Value of Equity Awards upon a Change in Control without Termination

Under the 2010 Omnibus Plan, in the event of a change in control, the vesting of outstanding awards may be accelerated regardless of whether the award holder’s employment is terminated in connection therewith. The following table shows the potential realizable value of outstanding awards granted to our named executive officers pursuant to the 2010 Omnibus Plan, assuming that:

•	an event which has constituted a change in control under the 2010 Omnibus Plan, each as described above, was consummated on September 28, 2018, the last business day of fiscal year 2018;

•

with respect to outstanding options awarded pursuant to the 2010 Omnibus Plan, that the Compensation Committee did not exercise its discretion to cancel the options in exchange for a cash payment based upon the difference between the price per share offered in connection with the change in control and the exercise price;

•

with respect to outstanding awards granted pursuant to the 2010 Omnibus Plan, that the Compensation Committee did not provide for substitute awards or make another determination with respect to the treatment of awards;

•

each named executive officer exercised all previously unexercisable options only to the extent that the exercise price of such options did not equal or exceed the closing price for shares of our Common Stock on the NYSE on September 28, 2018;

•

each named executive officer sold the shares of our Common Stock underlying his or her previously unvested shares of restricted stock at the closing price for shares of our Common Stock on the NYSE on September 28, 2018, and

•	each named executive officer sold the shares of our Common Stock underlying his or her PBRSUs at the closing price for shares of our Common Stock on the NYSE on September 28, 2018.

Name	Amount Payable($)(1)
Christian A. Brickman	2,610,138
Aaron E. Alt	1,465,074
Donald T. Grimes(2)	0
Brently G. Baxter	73,059
Carrie McDermott	500,723
Mark G. Spinks	575,834
Scott Sherman	301,017
Matthew O. Haltom(3)	0

(1)	In accordance with SEC rules, based on the closing price for our Common Stock on the NYSE on September 28, 2018, which was $18.39.

(2)	Mr. Grimes forfeited his unvested equity in connection with his separation on May 1, 2018.

(3)	Mr. Haltom forfeited his unvested equity in connection with his separation on January 25, 2018.

Potential Payments upon Termination or Change in Control

The following table provides the estimated payments that would be made to each of our named executive officers under his or her severance agreement, if applicable, as well as the amounts our named executive officers would receive upon the exercise and sale of certain equity awards that were accelerated in connection with employment termination, assuming that:

•	each named executive officer’s employment with us was terminated on September 28, 2018, the last business day of our fiscal year 2018;

•

with respect to the columns in the following table that reflect amounts that would have been received based on a termination of employment in connection with a change in control, the named executive officer’s employment with us was terminated in connection with an event that constituted a change in control under any agreement or plan described above;

•	the base salary earned by each named executive officer for his or her services to us through September 30, 2018 has been fully paid;

•

with respect to options awarded pursuant to the 2010 Omnibus Plan, the Compensation Committee did not exercise its discretion to cancel the options in exchange for a cash payment based upon the difference between the price per share offered in connection with the change in control and the exercise price;

•

with respect to awards granted pursuant to the 2010 Omnibus Plan, the Compensation Committee did not provide for substitute awards or make another determination with respect to the treatment of awards;

•

each named executive officer exercised all options that were accelerated by virtue of his termination at the closing price for shares of our Common Stock on the NYSE on September 28, 2018, which was $18.39, but only to the extent that the exercise price of such options did not equal or exceed $18.39 ;

•

each named executive officer sold the shares of restricted stock with respect to which vesting was accelerated by virtue of his termination at the closing price for shares of our Common Stock on the NYSE on September 28, 2018, which was $18.39; and

•

each named executive officer sold the shares of Common Stock underlying his or her PBRSUs with respect to which vesting was accelerated by virtue of his termination at the closing price for shares of our Common Stock on the NYSE on September 28, 2018, which was $18.39.

In addition, the amounts presented in the following table do not reflect amounts the named executive officer earned or accrued prior to termination, such as such officer’s previously vested options and restricted stock. For information about these previously earned and accrued amounts, see the “Summary Compensation Table,” the “Outstanding Equity Awards at 2018 Fiscal Year End” table and the “Fiscal 2018 Option Exercises and Stock Vested” table located elsewhere in this Proxy Statement.

		No Change in Control Termination w/ and w/o Cause	No Change in Control Voluntary Termination		No Change in Control Termination Due to Death	No Change in Control Termination Due to Disability	Change in Control Termination w/o Cause or for Good Reason	Change in Control Termination w/ Cause or w/o Good Reason
Name and Principal Position	Benefit Description		w/Good Reason	w/o Good Reason
Christian A. Brickman	Prorata Bonus(1)	—	—	—	650,000	650,000	650,000	—
	Severance Pay(2)	—	—	—	—	—	1,990,000	—
	Bonus Payment(3)	—	—	—	—	—	693,613
	Stock Option Vesting(4)	—	—	—	67,965	67,965	135,929	135,929
	Restricted Stock Vesting(5)	—	—	—	348,380	348,380	696,760	696,760
	Performance Units Vesting(6)	—	—	—	836,579	836,579	1,777,449	1,777,449
	Health Care Benefits Continuation(7)	—	—	—	—	—	40,459	—
	Accrued Vacation(8)	—	—	—	—	—	—	—
	Exec Outplacement	—	—	—	—	—	—	—
	Section 280G Excise Tax Cutback	—	—	—	—	—	(717,446)	—
	TOTAL VALUE	—	—	—	1,902,924	1,902,924	5,266,764	2,610,138

Aaron E. Alt	Prorata Bonus(1)	—	—	—	130,192	130,192	130,192	—
	Severance Pay(2)	—	—	—	—	—	1,194,000	—
	Bonus Payment(3)	—	—	—	—	—	—	—
	Stock Option Vesting(4)	—	—	—	107,567	107,567	322,706	322,706
	Restricted Stock Vesting(5)	—	—	—	380,783	380,783	1,142,368	1,142,368
	Performance Units Vesting(6)	—	—	—	—	—	—	—
	Health Care Benefits Continuation(7)	—	—	—	—	—	56,145	—
	Accrued Vacation(8)	—	—	—	—	—	—	—
	Exec Outplacement	—	—	—	—	—	—	—
	Section 280G Excise Tax Cutback	—	—	—	—	—	—	—
	TOTAL VALUE	—	—	—	618,542	618,542	2,845,411	1,465,074

Carrie McDermott	Prorata Bonus(1)	—	—	—	235,345	235,345	235,345	—
	Severance Pay(2)	—	—	—	—	—	1,164,150	—
	Bonus Payment(3)	—	—	—	—	—	—	—
	Stock Option Vesting(4)	—	—	—	18,123	18,123	36,247	36,247
	Restricted Stock Vesting(5)	—	—	—	92,888	92,888	185,794	185,794
	Performance Units Vesting(6)	—	—	—	92,888	92,888	278,682	278,682
	Health Care Benefits Continuation(7)	—	—	—	—	—	3,413	—
	Accrued Vacation(8)	—	—	—	—	—	—	—
	Exec Outplacement	—	—	—	—	—	—	—
	Section 280G Excise Tax Cutback	—	—	—	—	—	—	—
	TOTAL VALUE	—	—	—	439,244	439,244	1,903,632	500,723

Mark G. Spinks	Prorata Bonus(1)	—	—	—	149,117	149,117	149,117	—
	Severance Pay(2)	—	—	—	—	—	895,500	—
	Bonus Payment(3)	—	—	—	—	—	251,958	—
	Stock Option Vesting(4)	—	—	—	13,593	13,593	27,186	27,186
	Restricted Stock Vesting(5)	—	—	—	69,680	69,680	139,359	139,359
	Performance Units Vesting (6)	—	—	—	225,903	225,903	409,289	409,289
	Health Care Benefits Continuation(7)	—	—	—	—	—	51,828	—
	Accrued Vacation(8)	—	—	—	—	—	—	—
	Exec Outplacement	—	—	—	—	—	—	—
	Section 280G Excise Tax Cutback	—	—	—	—	—	—	—
	TOTAL VALUE	—	—	—	458,293	458,293	1,922,239	575,834

Scott Sherman	Prorata Bonus(1)	—	—	—	148,370	148,370	148,370	—
	Severance Pay(2)	—	—	—	—	—	716,400	—
	Bonus Payment(3)	—	—	—	—	—	92,250	—
	Stock Option Vesting(4)	—	—	—	9,062	9,062	18,123	18,123
	Restricted Stock Vesting(5)	—	—	—	46,453	46,453	92,906	92,906
	Performance Units Vesting(6)	—	—	—	85,881	85,881	189,988	189,988
	Health Care Benefits Continuation(7)	—	—	—	—	—	51,612	—
	Accrued Vacation(8)	—	—	—	—	—	—	—
	Exec Outplacement	—	—	—	—	—	—	—
	Section 280G Excise Tax Cutback	—	—	—	—	—	—	—
	TOTAL VALUE	—	—	—	—	—	(245,057)	—

		No Change in Control Termination w/ and w/o Cause	No Change in Control Voluntary Termination		No Change in Control Termination Due to Death	No Change in Control Termination Due to Disability	Change in Control Termination w/o Cause or for Good Reason	Change in Control Termination w/ Cause or w/o Good Reason
Name and Principal Position	Benefit Description		w/Good Reason	w/o Good Reason
Brently G. Baxter(9)	Prorata Bonus(1)	—	—	—	82,713	82,713	—	—
	Severance Pay(2)	—	—	—	—	—	—	—
	Bonus Payment(3)	—	—	—	—	—	—	—
	Stock Option Vesting(4)	—	—	—	3,398	3,398	—	—
	Restricted Stock Vesting(5)	—	—	—	17,415	17,415	—	—
	Performance Units Vesting(6)	—	—	—	17,415	17,415	—	—
	Health Care Benefits Continuation(7)	—	—	—	—	—	—	—
	Accrued Vacation(8)	—	—	—	—	—	—	—
	Exec Outplacement	—	—	—	—	—	—	—
	Section 280G Excise Tax Cutback	—	—	—	—	—	—	—
	TOTAL VALUE	—	—	—	120,941	120,941	—	—

(1)	Based on the annual bonus earned for fiscal year 2018.

(2)	Reflects, as an element of severance, the applicable multiple of the executive’s annual base salary.

(3)

Reflects, as an element of severance, 1.99 times of the executive’s annual bonus. For each executive other than Messrs. Brickman, Mr. Alt and Ms. McDermott, the amount reflected in the table is based on the average annual bonus that the executive received in the five fiscal years prior to fiscal 2018. Mr. Brickman commenced employment with us in June 2014; therefore he did not receive any bonus for years prior to our fiscal 2015, Mr. Alt commenced employment with us in May 2018; therefore he did not receive any bonus for years prior to our fiscal year 2018, and Ms. McDermott commenced employment with us in August 2017 and resigned in October 2018; therefore she was not paid a bonus for either fiscal 2017 or 2018 and the amount in the table represents what she would have earned for fiscal 2018 had she not resigned.

(4)

Reflects the difference between the closing price for shares of our Common Stock on the NYSE on September 28, 2018, the last trading day of our 2018 fiscal year ($18.39) and the exercise price of the unvested stock options held by our named executive officers that would vest or remain outstanding and continue to vest. In the event of termination due to death or disability, stock options that would have become vested on the next vesting date after the date of termination would vest. In the event of termination due to retirement, all stock options would remain outstanding and continue to vest, provided that the named executive officer agrees to be bound by and complies with certain restrictive covenants. In the event of a change in control, all outstanding stock options would vest.

(5)

Reflects the value of restricted stock, calculated by multiplying the number of shares of restricted stock by the closing the price for shares of our Common Stock on the NYSE on September 28, 2018, the last trading day of our 2018 fiscal year ($18.39) that would vest or remain outstanding and continue to vest. In the event of termination due to death or disability, restricted stock that would have become vested on the next vesting date after the date of termination would vest. In the event of termination due to retirement, all stock options would remain outstanding and continue to vest, provided that the named executive officer agrees to be bound by and complies with certain restrictive covenants. In the event of a change in control, all outstanding restricted stock would vest.

(6)

Reflects the value of PBRSUs, calculated by multiplying the target number of units issued in fiscal 2018 and 2017 and by 52.2% for Mr. Spinks and Mr. Sherman and 0% for Mr. Brickman of the target number of units issued in 2016 by the closing price for shares of our Common Stock on the NYSE on September 28, 2018, the last trading day of our 2018 fiscal year ($18.39) and, in the case of retirement, death or disability, prorating such number of units based on a fraction, the numerator of which is the number of days elapsed from October 1, 2017 through September 30, 2018 (the assumed date of termination), and the denominator of which is the number of days in the performance period (October 1, 2017 — September 30, 2020) in the case of the PBRSUs awarded in fiscal year 2018, from October 1, 2016 through September 30, 2018 (the assumed date of termination), and the denominator of which is the number of days in the performance period (October 1, 2016 — September 30, 2019), in the case of the PBRSUs awarded in fiscal year 2017, and October 1, 2015 through September 30, 2018 (the assumed date of termination), and the denominator of which is the number of days in the performance period (October 1, 2015 — September 30, 2018), in the case of the PBRSUs awarded in fiscal year 2016.

(7)

Reflects the cost of continued medical and welfare benefits, based on (i) our portion of the projected cost of the benefits (the executive pays the employee cost for such coverage), (ii) the level of medical coverage selected by the executive (employee only, employee plus one, or family) and (iii) the level of life insurance and disability coverage (which is a function of salary up to the limits of the applicable benefit).

(8)	Based on the number of accrued vacation hours available for the executive as of September 30, 2018, multiplied by the equivalent hourly rate for the executive’s base salary.
(9)	Mr. Baxter does not have a severance agreement.

Separation Arrangement with Mr. Grimes and Mr. Haltom

Mr. Grimes separated from the Corporation on May 1, 2018, and, in connection with such separation, his severance agreement expired and he was not entitled to any benefits thereunder. In addition, his unvested outstanding equity awards were forfeited. In connection with his separation, the Corporation and Mr. Grimes entered into a separation agreement, pursuant to which Mr. Grimes received an amount equal to his annual base salary, payable in one lump sum ($688,500) following his separation in exchange for his release of all potential claims against the Corporation. In addition, the Corporation paid Mr. Grimes’ cost for health insurance continuation under COBRA for a period of twelve months ($24,109), and he is eligible to receive outplacement services ($25,000), and a prorated AIP payout based on year-end final performance, as reflected in the Non-Equity Incentive Plan column of the Summary Compensation Table

Mr. Haltom separated from the Corporation on January 25, 2018, and, in connection with such separation, his severance agreement expired and he was not entitled to any benefits thereunder. In addition, his unvested outstanding equity awards were forfeited. In connection with his separation, the Corporation and Mr. Haltom entered into a separation agreement, pursuant to which Mr. Haltom will continue to receive his base salary for twelve months ($500,000) following his separation in exchange for his release of all potential claims against the Corporation. In addition, the Corporation paid Mr. Haltom’s cost for health insurance continuation under COBRA for a period of twelve months ($40,936).

Executive Officer Indemnification Agreement

Each member of the Board, including Mr. Brickman, has been provided with an indemnification agreement. Please see “Director Indemnification Agreements” earlier in this Proxy Statement for a description of these arrangements.

CEO Pay Ratio

The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We determined that the Corporation had 29,730 employees as of July 1, 2018.

To determine our median employee, we used W-2 “gross pay” as our consistently applied compensation measure. We then annualized gross pay for permanent employees who commenced work during fiscal year 2018 and any employees who were on leave for a portion of fiscal year 2018.

Using this methodology, we identified the median employee and that person’s total annual compensation was $15,720. The total annual compensation of our CEO was $4,662,468. Accordingly, the ratio of CEO pay to median employee pay was 297:1.

EXECUTIVE OFFICERS OF THE REGISTRANT

The executive officers of Sally Beauty Holdings, Inc., their ages (as of December 19, 2018), and their positions for at least the last five years are as follows:

Christian A. Brickman, 53, has been our President and Chief Executive Officer since February 2015 and a member of our Board since September 2012. Prior to being appointed to his current role, Mr. Brickman served as President and Chief Operating Officer of the Corporation from June 2014 to February 2015. Prior to joining the Corporation, Mr. Brickman served as President of Kimberly-Clark International from May 2012 to February 2014, where he led the Corporation’s international consumer business in all operations. From August 2010 to May 2012, Mr. Brickman served as President of Kimberly-Clark Professional. From 2008 to 2010, Mr. Brickman served as Chief Strategy Officer and played a key role in the development and implementation of Kimberly-Clark’s strategic plans and processes to enhance enterprise growth initiatives. Prior to joining Kimberly-Clark, Mr. Brickman was a Principal in McKinsey & Company’s Dallas, Texas, office and a leader in the firm’s consumer packaged goods and operations practices. Before joining McKinsey, Mr. Brickman was President and CEO of Whitlock Packaging, the largest non-carbonated beverage co-packing company in the United States, from 1998 to 2001. From 1994 to 1998, he was with Guinness/United Distillers, initially as Vice President of Strategic Planning for the Americas region and then as General Manager for Guinness Brewing Worldwide’s Latin America region. Mr. Brickman was awarded an advanced bachelor’s degree in economics in 1986 from Occidental College in Los Angeles where he graduated with honors, Phi Beta Kappa and cum laude.

Aaron E. Alt, 53, has been our Senior Vice President, Chief Financial Officer and President, Sally Beauty Supply since October 2018. Mr. Alt was our Senior Vice President, Chief Financial Officer and Chief Administrative Officer from May 2018 to October 2018. Prior to his appointment with the Company, Mr. Alt held various executive leadership roles at Target Corporation, including Senior Vice President, Operations from March 2017 to May 2018; Senior Vice President Grocery Transformation from January 2016 to March 2017; Chief Executive Officer, Target Canada Co. from January 2015 to May 2018; Senior Vice President, Finance from August 2015 to January 2016; Senior Vice President, Tax and Treasurer

from March 2015 to August 2015; Senior Vice President, Business Development, Risk Management, Tax and Treasurer from October 2013 to March 2015; and Senior Vice President, Business Development and Treasurer from September 2012 to October 2013. Prior to joining Target Corporation, Mr. Alt held several senior level positions with Sara Lee Corporation, including General Manager – Ball Park Brands from 2011-2012; Senior Vice President, Chief Financial Officer – North American Retail and Foodservice from 2009 to 2011; Senior Vice President – Corporate Development from 2006 to 2009 and Vice President, Senior Corporate Counsel – Corporate Development and Finance from 2004 to 2006. Mr. Alt was a partner at the law firm of Kirkland & Ellis in London from 2003 to 2004. Mr. Alt holds a J.D. from Harvard Law School, an M.B.A. from J.L. Kellogg School of Management at Northwestern University and a B.A. in History and Political Science from Northwestern University.

Carrie S. McDermott, 53, was our President of Sally Beauty Supply LLC from August 2017 to October 2018. Previously, she served as the Executive Vice President and Chief Operating Officer for DSW Inc. from February 2015 to May 2016, where she focused on eCommerce, stores, customer experience, marketing, loss prevention, and store planning. From March 2011 to January 2015 she served as DSW Inc.’s Executive Vice President, Sales and Operations and successfully opened 200 stores, launched ship-from-store and implemented several omni-channel initiatives. Ms. McDermott joined DSW Inc. as the Senior Vice President, Stores and Operations in February 2007. From October 2002 to November 2005, she served as the President and Chief Executive Officer of Cooper’s, Inc., where she led the small company to profitability in less than two years. Ms. McDermott also held various positions within Gap, Inc., including Vice President, Central Zone from April 2000 to October 2002, Zone Operations Manager from August 1998 to April 2000, and Regional Manager from March 1997 to August 1998. Ms. McDermott has over 30 years of experience working in the retail industry and has valuable executive and management experience.

Mark G. Spinks, 57, has been the President of Beauty Systems Group LLC since July 2015. Mr. Spinks previously held a number of positions of increasing responsibility with us. Mr. Spinks was most recently the Chief Operating Officer of Beauty Systems Group LLC, a position he has served in since September 2014. Prior to that, Mr. Spinks was the Vice President of Operations/GM for the Corporation’s Armstrong McCall franchise business, a position he held for five and a half years, and prior to that was the Director of Business Development for the Corporation for almost four years.

Scott Sherman, 40, has been our Senior Vice President and Chief Human Resources Officer since October 2017. Mr. Sherman has held various senior level positions with the Corporation since October 2012, including Group Vice President, Human Resources from November 2016 to September 2017, Vice President and Deputy General Counsel from October 2013 to November 2016 and Associate General Counsel, Employment and Litigation from October 2012 to October 2013. Prior to joining the Corporation, Mr. Sherman was a Shareholder/Attorney at Littler Mendelson, P.C. where he represented clients in all aspects of labor and employment law. Mr. Sherman received his J.D. from the University of Pittsburgh School of Law.

Brently G. Baxter, 53, has served as our Group Vice President, Principal Accounting Officer and Controller since April 2018. Mr. Baxter also served as the Corporation’s Interim Chief Financial Officer from May 1, 2018 until May 22, 2018. Mr. Baxter served as our Vice President, Principal Accounting Officer and Controller from May 2017 until his promotion in April 2018. Prior to joining the Corporation, Mr. Baxter was the Senior Vice President, Controller and Chief Accounting Officer of Stein Mart, Inc. from 2014 to 2016. Mr. Baxter served as the Vice President, Accounting and Treasury and Controller of PetSmart, Inc. from 2006 to 2013. Mr. Baxter was employed by Cracker Barrel Old Country Store, Inc. from 2003 to 2006 where he served as Vice President and Controller. Mr. Baxter is a Certified Public Accountant with 14 years of public accounting experience with KPMG LLP, where he held the position of Senior Manager before joining Cracker Barrel Old Country Store, Inc. in 2003. He received a Bachelor of Science in Business Administration and a Masters in Accountancy from the University of Tennessee.

Chad Selvidge, 56, has been our Senior Vice President and Chief Marketing Officer since April 2018. Prior to being appointed to his current role, Mr. Selvidge served as Group Vice President of Merchandising, Beauty Systems Group from August 2017 to April 2018 and as Vice President of Business Development, Sally South America from January 2008 to August 2017. Previously, Mr. Selvidge served as Senior Vice President of Merchandising and Marketing of Camping World and Good Sam from August 2002 to June 2007 and as Vice President of Merchandising and Marketing at Anderson Merchandisers from May 2000 to July 2002. Mr. Selvidge holds a Masters of Business Administration—International Business and a Bachelor of Organizational Communications from the University of Texas at Austin.

OWNERSHIP OF SECURITIES

Securities Owned by Directors, Executive Officers and Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership, as of November 14, 2018, of: (i) our Common Stock by each person believed by us (based upon their Schedule 13D or 13G filings with the SEC), to beneficially own more than 5% of the total number of outstanding shares; and (ii) our Common Stock by each current director (including director nominees) or executive officer and of all the current directors (including director nominees) and executive officers as a group. The number of shares beneficially owned by each person or group as of November 14, 2018, includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after November 14, 2018, including upon the exercise of options. The total number of outstanding shares on which the percentages of share ownership in the table are based is 120,208,755. All such information is estimated and subject to change. Each outstanding share of Common Stock entitles its holder to one vote on all matters submitted to a vote of our stockholders. Except as specified below, the business address of the persons listed is our headquarters, 3001 Colorado Boulevard, Denton, Texas 76210.

Ownership of our Common Stock is shown in terms of “beneficial ownership.” Amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which he has a right to acquire beneficial ownership within 60 days. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percent of Class(2)
Christian A. Brickman	1,234,127	(3)	*
Aaron E. Alt	88,391	(4)	*
Mark G. Spinks	233,135	(5)	*
Scott C. Sherman	64,144	(6)	*
Brently G. Baxter	10,209	(7)	*
Chad Selvidge	93,951	(8)	*
Katherine Button Bell	25,581	(9)	*
Marshall E. Eisenberg	136,297	(10)	*
David W. Gibbs	13,909	(11)	*
Linda Heasley	9,761	(12)	*
Diana S. Ferguson	717	(13)	*
Joseph C. Magnacca	7,765	(14)	*
Robert R. McMaster	112,670	(15)	*
John A. Miller	257,358	(16)	*
Susan R. Mulder	19,448	(17)	*
Denise Paulonis	2,901	(18)	*
Edward W. Rabin	161,797	(19)	*
All directors and executive officers as a group (17 persons)	2,472,161	(20)	1.04%
Massachusetts Financial Services Company 111 Huntington Avenue Boston, MA 02199	10,658,778	(21)	8.87%
FMR LLC 245 Summer Street Boston, MA 02210	12,787,542	(22)	10.64%
Eaton Vance Management 2 International Place Boston, MA 02110	13,561,901	(23)	11.28%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	10,471,857	(24)	8.71%
ArrowMark Colorado Holdings LLC 100 Fillmore Street Denver, CO 80206	12,293,324	(25)	10.23%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	14,101,739	(26)	11.73%

(1)	Except as otherwise noted, the directors and named executive officers, and all directors and executive officers as a group, have sole voting power and sole investment power over the shares listed.

(2)	An asterisk indicates that the percentage of Common Stock projected to be beneficially owned by the named individual does not exceed one percent of our Common Stock.

(3)

Includes 234,677 shares of Common Stock, 110,655 shares of restricted Common Stock, 880,736 shares subject to stock options exercisable currently or within 60 days and 8,059 vested restricted stock units.

(4)	Includes 9,900 shares of Common Stock, 78,491 shares of restricted Common Stock.

(5)

Includes 18,493 shares of restricted Common Stock, 2,283 shares held as a participant in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan and 212,359 shares subject to stock options exercisable currently or within 60 days.

(6)	Includes 74 shares of Common Stock, 13,238 shares of restricted Common Stock and 50,832 shares subject to stock options exercisable currently or within 60 days.

(7)	Includes 719 shares of Common Stock, 5,987 shares of restricted Common Stock and 3,503 shares subject to stock options exercisable currently or within 60 days.

(8)	Includes 4,683 shares of Common Stock, 10,118 shares of restricted Common Stock and 79,150 shares subject to stock options exercisable currently or within 60 days.

(9)	Includes 122 shares of Common Stock and 25,459 vested restricted stock units.

(10)	Includes 72,071 shares of Common Stock and 64,226 vested restricted stock units.

(11)	Includes 1,838 shares of Common Stock and 12,071 vested restricted stock units.

(12)	Includes 7,382 shares of Common Stock and 2,379 vested restricted stock units.

(13)	Includes 717 shares of Common Stock.

(14)	Includes 92 shares of Common Stock and 7,673 vested restricted stock units.

(15)	Includes 40,630 shares of Common Stock and 72,040 vested restricted stock units.

(16)

Includes 51,873 shares of Common Stock, 157,006 shares held by the Rellim Investment Company LLC, a single member LLC owned by a trust for the benefit of himself and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein and 48,479 vested restricted stock units.

(17)	Includes 4,580 shares of Common Stock and 14,868 vested restricted stock units.

(18)	Includes 2,901 shares of Common Stock.

(19)

Includes 19,732 shares of Common Stock, 74,000 shares of Common Stock held by such person as trustee of a trust for the benefit of himself, 11,500 shares of Common Stock held by wife and 56,565 vested restricted stock units.

(20)

Includes 694,497 shares of Common Stock, 236,982 shares of restricted Common Stock, 2,283 shares held as participants in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan, 1,226,580 shares subject to stock options exercisable currently or within 60 days and 311,819 vested restricted stock units. Such persons have shared voting and investment power with respect to 11,500 shares.

(21)

Based solely on information provided on that certain Schedule 13G/A (Amendment No. 7) dated December 31, 2017, which reflects sole voting power with respect to 9,668,533 shares and shared voting power with respect to 0 shares, sole dispositive power with respect to 10,658,778 shares and shared dispositive power with respect to 0 shares beneficially owned by Massachusetts Financial Services Company, a Delaware corporation, and/or certain other non-reporting entities.

(22)

Based solely on information provided on that certain Schedule 13G/A (Amendment No. 4) dated April 9, 2018, which reflects sole voting power with respect to 882,338 shares and shared voting power with respect to 0 shares, sole dispositive power with respect to 12,787,542 shares and shared dispositive power with respect to 0 shares beneficially owned by FMR LLC; FMR LLC filed as a parent holding company in accordance with Section 240.13d-1(b)(1)(ii)(G).

(23)

Based solely on information provided on that certain Schedule 13G/A (Amendment No. 7) dated December 31, 2017, which reflects sole voting power with respect to 13,561,901 shares and shared voting power with respect to 0 shares, sole dispositive power with respect to 13,561,901 shares and shared dispositive power with respect to 0 shares beneficially owned by Eaton Vance Management.

(24)

Based solely on information provided on that certain Schedule 13G/A (Amendment No. 4) dated December 31, 2017, which reflects sole voting power with respect to 70,362 shares and shared voting power with respect to 17,513 shares, sole dispositive power with respect to 10,471,857 shares and shared dispositive power with respect to 75,507 shares beneficially owned by The Vanguard Group, Inc., a Pennsylvania corporation.

(25)	Based solely on information provided on that certain Schedule 13G/A (Amendment No. 1) dated July 31, 2018, which reflects sole voting power with respect to 12,293,324 shares and shared voting power with respect to 0 shares, sole dispositive power with respect to 12,293,324 shares and shared dispositive power with respect to 0 shares beneficially owned directly by ArrowMark Colorado Holdings LLC, a Colorado limited liability company.

(26)

Based solely on information provided on that certain Schedule 13G (Amendment No. 2) dated June 30, 2018, which reflects sole voting power with respect to 13,781,033 shares and shared voting power with respect to 0 shares, sole dispositive power with respect to 14,101,739 shares and shared dispositive power with respect to 0 shares beneficially owned by BlackRock, Inc., a Delaware corporation; BlackRock, Inc. filed as a parent holding company in accordance with Rule 13d-1(b)(1)(ii)(G).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and certain persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other security interests of Sally Beauty Holdings, Inc. Directors, executive officers, and greater than ten percent stockholders are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended September 30, 2018, we believe that all of our directors and officers complied with all Section 16(a) filing requirements during fiscal 2018.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the Corporation’s independent auditors on matters such as accounting, audits, compliance, controls, disclosure, finance and risk management. The Board of Directors has affirmatively determined that all Audit Committee members are “independent” (within the meaning of the applicable rules of the NYSE and the SEC) and financially literate. The Board of Directors has designated Robert R. McMaster, the Chairman of the Audit Committee, along with Marshall E. Eisenberg, John A. Miller, David W. Gibbs, and Denise Paulonis as audit committee financial experts under the SEC’s guidelines.

The Audit Committee’s purposes and responsibilities are described in its charter, available on the corporate governance section of the Corporation’s website at http://investor.sallybeautyholdings.com and in print, without charge, upon written request to our Vice President of Investor Relations. They include (a) assisting the Board of Directors in its oversight of the integrity of the Corporation’s financial statements and financial reporting processes, overseeing compliance with legal and regulatory requirements, reviewing the independent auditors’ qualifications and independence (including auditor rotation), and reviewing the performance of the Corporation’s internal audit function; (b) deciding whether to appoint, retain or terminate the Corporation’s independent auditors and to pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and (c) preparing this report. The Audit Committee members do not act as accountants or auditors for the Corporation. Management is responsible for the Corporation’s financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

The Audit Committee recognizes the importance of maintaining the independence of the Corporation’s independent auditor, both in fact and appearance. Consistent with its charter, the Audit Committee has evaluated the qualifications, performance, and independence of KPMG LLP, the Corporation’s independent auditors, including that of KPMG LLP’s lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent auditors. The Audit Committee has established in its charter a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its designee. The Corporation’s pre-approval policy is more fully described in this Proxy Statement under the caption “Proposal 4 — Ratification of Selection of Auditors.” The Audit Committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of KPMG LLP. In this context, the Audit Committee has reviewed and discussed, with management and the independent auditors, the Corporation’s audited financial statements for the year ended September 30, 2018. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board, or PCAOB. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence from the Corporation and its management. The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Corporation is compatible with the auditors’ independence.

Following the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended September 30, 2018, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Robert R. McMaster (Chair) Marshall E. Eisenberg David W. Gibbs Linda Heasley John A. Miller Denise Paulonis

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act, the Corporation is providing in this Proxy Statement a separate resolution, subject to an advisory (non-binding) vote, to approve the compensation of its named executive officers. This proposal is commonly referred to as a “Say on Pay” proposal. As required by these rules, the Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 23 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 45, and cast a vote “FOR” the Corporation’s executive compensation programs through the following resolution:

“Resolved, that the stockholders approve the compensation of the Corporation’s named executive officers, including the Corporation’s compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.”

As discussed in the Compensation Discussion and Analysis beginning on page 23, the Board of Directors believes that the Corporation’s long-term success depends in large measure on the talents of our employees. The Corporation’s compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality workforce. The Board believes that its current compensation program directly links executive compensation to performance, aligning the interests of the Corporation’s executive officers with those of its stockholders.

This vote is advisory and will not be binding on the Corporation. While the vote does not bind the Board to any particular action, the Board values the input of the stockholders, and will take into account the outcome of this vote in considering future compensation arrangements.

At the 2018 annual meeting, our stockholders expressed a preference that advisory votes on executive compensation occur every year. In accordance with the results of this vote, the Board determined to implement an advisory “Say on Pay” vote every year until the next required vote on the frequency of “Say on Pay” vote.

Although this vote is advisory in nature and does not impose any action on the Corporation or the Compensation Committee of the Board, the Corporation strongly encourages all stockholders to vote on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 2.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information as of September 30, 2018, about our common stock that may be issued under all of our existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(2) (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(4) (c)
Equity compensation plans approved by security holders(1)	6,309,415	$23.04	4,460,933
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	6,309,415	$23.04	4,460,933

(1)

Includes options issued and available for exercise and shares available for issuance in connection with past awards under the 2010 Omnibus Plan and predecessor share-based compensation plans. We currently grant awards only under the 2010 Omnibus Plan.

(2)	Includes shares issuable pursuant to the exercise of stock options or conversion of restricted stock units.

(3)

Calculation of weighted-average exercise price of outstanding awards includes stock options, but does not include shares of restricted stock or restricted stock units that convert to shares of common stock for no consideration.

(4)	Represents shares that are available for issuance pursuant to the 2010 Omnibus Plan, all of which are available for issuance as full-value awards.

PROPOSAL 3 — APPROVAL OF THE SALLY BEAUTY HOLDINGS, INC.

2019 OMNIBUS INCENTIVE PLAN

On November 2, 2018, our Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Sally Beauty Holdings, Inc. 2019 Omnibus Incentive Plan (the “2019 Omnibus Plan”). The 2019 Omnibus Plan will become effective as of the date it is approved by our stockholders.

The 2019 Omnibus Plan is intended to serve as the successor to the Sally Beauty Holdings Amended and Restate 2010 Omnibus Incentive Plan (the “Prior Plan”). As of December 6, 2018, there were approximately 7,106,148 shares of our common stock subject to outstanding awards under the Prior Plan. As of such date, there were approximately 3,537,180 shares of our common stock reserved and available for future awards under the Prior Plan. The Prior Plan has been the sole source of shares for all equity incentive awards granted to our officers, employees and directors since 2010, and during such time we have never sought stockholder approval of any increase in the number of shares available for issuance under the Prior Plan. If our stockholders approve the 2019 Omnibus Plan, all future equity awards will be made from the 2019 Omnibus Plan, and we will not grant any additional awards under the Prior Plan.

A summary of the 2019 Omnibus Plan is set forth below. This summary is qualified in its entirety by the full text of the 2019 Omnibus Plan, which is attached to this proxy statement as Appendix A.

Promotion of Sound Corporate Governance Practices

We have designed the 2019 Omnibus Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers and non-employee directors with the interests of stockholders and the company. These features include, but are not limited to, the following:

•

No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

Prohibition on Repricing. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of stockholders, including by a cash repurchase of “underwater” awards.

•

Minimum Vesting Requirements. Subject to certain limited exceptions, awards granted under the 2019 Omnibus Plan will either (i) be subject to a minimum vesting period of one year, or (ii) be granted solely in exchange for foregone cash compensation.

•

No Liberal Share Recycling. Shares retained by or delivered to the company to pay the exercise price of a stock option or SAR or to satisfy tax withholding obligations in connection with the exercise or settlement of an award count against the number of shares remaining available under the 2019 Omnibus Plan.

•	No Dividends on Unearned Awards. The 2019 Omnibus Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards.

•	Awards Subject to Clawback Policy. Awards under the 2019 Omnibus Plan will be subject to any compensation recoupment policy that the company may adopt from time to time.

•	No Tax Gross-Ups. The 2019 Omnibus Plan does not provide for any tax gross-ups.

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the Prior Plan as of December 6, 2018 (and without giving effect to approval of the 2019 Omnibus Plan under this Proposal):

	Prior Plan(1)
Total shares underlying outstanding stock options and SARs	5,946,214
Weighted-average exercise price of outstanding stock options and SARs	$22.24
Weighted-average remaining contractual life of outstanding stock options and SARs	6.3 years
Total shares underlying time-based outstanding unvested full value awards	899,483
Total shares underlying performance-based outstanding full value awards	260,451	(2)
Total shares currently available for grant	3,537,180

Common Stock Outstanding as of the Record Date, December 6, 2018	120,544,100
Market Price of Common Stock as of the Record Date, December 6, 2018	$19.77

(1)

Includes information regarding all outstanding equity awards and shares available for future awards, which are all under the prior plan (no other predecessor plans have shares outstanding or available for future awards, as of December 6, 2018).

(2)	Assumes performance-based awards will vest and pay out based on target performance levels being achieved.

Summary of the 2019 Omnibus Plan

Purpose. The purpose of the 2019 Omnibus Plan is to promote the interests of the company and its stockholders by strengthening the ability of the company to attract, motivate, reward, and retain qualified individuals upon whose judgment, initiative, and efforts the financial success and growth of the business of the company largely depend, and to provide an opportunity for such individuals to acquire stock ownership and other rights that promote and recognize the financial success and growth of the company.

Administration. The 2019 Omnibus Plan will be administered by a committee (the “Committee”) of the Board. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2019 Omnibus Plan; interpret the terms and intent of the 2019 Omnibus Plan and any award certificate; and make all other decisions and determinations that may be required under the 2019 Omnibus Plan. Unless and until changed by the Board, the Compensation Committee is designated as the Committee to administer the 2019 Omnibus Plan.

Eligibility. The 2019 Omnibus Plan permits the grant of incentive awards to employees, officers, non-employee directors, and consultants of the company and its affiliates as selected by the Committee. As of December 6, 2018, approximately 30,000 employees and eleven non-employee directors would be eligible to participate in the 2019 Omnibus Plan.

Awards to Non-Employee Directors. Notwithstanding the above, awards to non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Committee may not make discretionary grants under the 2019 Omnibus Plan to non-employee directors outside of such established program for director compensation.

Permissible Awards. The 2019 Omnibus Plan authorizes the granting of awards in any of the following forms:

•	market-priced stock options to purchase shares of our common stock (for a term not to exceed 10 years), which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to consultants or non-employee directors);

•

SARs, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of our common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•

restricted stock awards (including performance shares), which are subject to restrictions on transferability and subject to forfeiture on terms set by the Committee, including time-based and/or performance-based vesting conditions;

•

RSUs (including performance units), which represent the right to receive shares of common stock (or an equivalent value in cash, as specified in the award certificate) at a designated time in the future, subject to time-based and/or performance-based vesting conditions set by the Committee;

•	non-employee director awards, including DSUs, which represent a vested right to receive shares of common stock at a designated time in the future;

•	other stock-based awards that are denominated in, or valued by reference to, shares of our common stock; and

•	cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards. Subject to adjustment in the event of stock splits and similar events, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2019 Omnibus Plan is 8,000,000, plus a number of additional shares (7,106,148) underlying awards outstanding as of the effective date of the 2019 Omnibus Plan under the Prior Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason.

Share Counting. Shares of common stock reserved and available for issuance pursuant to awards granted under the 2019 Omnibus Plan shall be counted against the 2019 Omnibus Plan reserve as follows:

•

The full number of shares subject to a stock option shall count against the shares remaining available under the 2019 Omnibus Plan, even if the exercise price of the stock option is satisfied in whole or in part through net-settlement or by delivering shares to the company.

•	The full number of shares originally subject to an award of SARs shall count against the shares remaining available under the 2019 Omnibus Plan.

•

Shares withheld or repurchased from an award to satisfy tax withholding requirements shall count against the shares remaining available under the 2019 Omnibus Plan, and shares delivered to satisfy tax withholding requirements shall not be added to the 2019 Omnibus Plan share reserve.

•

To the extent an award granted under the 2019 Omnibus Plan is canceled, terminates, expires, is forfeited or lapses for any reason, including by reason of failure to achieve maximum performance goals, any unissued or forfeited shares will be added back to the 2019 Omnibus Plan share reserve and again be available for issuance under the 2019 Omnibus Plan.

•	Shares subject to awards settled in cash will be added back to the 2019 Omnibus Plan share reserve and again be available for issuance under the 2019 Omnibus Plan.

•

The Committee may grant awards under the 2019 Omnibus Plan in substitution for awards held by employees of another entity who become employees of the company as a result of a business combination, and such substitute awards will not count against the 2019 Omnibus Plan share reserve.

Limitations on Individual Awards. The maximum number of shares of common stock subject to stock-based awards that may be granted (or allocated in the case of multi-year performance awards) under the 2019

Omnibus Plan is 8,000,000 and the aggregate compensation that may be granted or awarded to any Non-Employee Director in respect of his or her services as a Non-Employee Director, including all meeting fees, cash retainers and retainers granted in the form of Awards, shall not exceed $400,000, or $650,000 in the case of a non-employee Chairman of the Board or Lead Director. For purposes of such limit, the value of Awards will be determined based on the aggregate Grant Date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules).

Minimum Vesting Requirements. Except in the case of substitute awards granted in a business combination as described above, awards granted under the 2019 Omnibus Plan will either (i) be subject to a minimum vesting period of one year, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Committee may (i) permit acceleration of vesting of full-value awards in the event of a participant’s termination of service, or (ii) grant awards without the minimum vesting requirements described above with respect to awards covering 5% or fewer of the total number of shares authorized under the 2019 Omnibus Plan.

Treatment of Awards upon a Participant’s Termination of Service. Unless otherwise determined by the Committee, if a participant’s service terminates by reason of death or disability:

•

all of such participant’s outstanding options and stock appreciation rights that would have vested on the next vesting date after such termination of service will become vested and remain exercisable for a period of one year or until the earlier expiration of the original term of the option or stock appreciation right;

•

the time-based vesting restrictions with respect to that participant’s restricted stock or restricted stock units that would have lapsed on the next vesting date after such termination of service will lapse as of the date of termination of service; and

•

the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on actual performance through the end of the performance period, and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of termination.

Unless otherwise determined by the Committee, if a participant’s service terminates by reason of retirement and the participant agrees to be bound by and continues to comply with certain restrictive covenants during a three-year period following retirement:

•

such participant’s outstanding options and stock appreciation rights will continue to vest in accordance with their respective terms during the three-year period as if the participant’s service had not terminated and such awards may be exercised until the earlier of (i) the third anniversary of the participant’s retirement, (or if the participant dies prior to such third anniversary, 12 months after the participant’s death), and (ii) the expiration of the original term of the option or stock appreciation right;

•

all time-based vesting restrictions with respect to that participant’s restricted stock or restricted stock units will continue to lapse in accordance with their respective terms during such three-year period as if the participant’s service had not terminated; and

•

the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on actual performance through the end of the performance period, and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of retirement.

If the retiring participant elects not to be bound by the restrictive covenants, then:

•

such participant’s outstanding options and stock appreciation rights that were vested as of the date of retirement may be exercised until the earlier of the first anniversary of the participant’s retirement or the expiration of the original term of the option or stock appreciation right, and

•

any awards held by the participant (including options, stock appreciation rights, restricted stock, restricted stock units and performance awards) that were not vested as of the date of retirement will be forfeited.

Unless otherwise determined by the Committee, if a participant’s service is terminated for cause (or if, following the date of termination for any reason, the Committee determines that circumstances exist such that the participant’s service could have been terminated for cause), any awards held by that participant, whether or not then exercisable, will be immediately forfeited as of the date of such termination.

Treatment of Awards upon a Change in Control. In connection with a change in control of the Corporation (as defined in the 2019 Omnibus Plan, the Committee may determine that all outstanding awards will be honored or assumed, or new rights substituted therefor, by the surviving company; provided that any substitute award must (i) be based on shares of common stock that are traded on an established U.S. securities market; (ii) provide the participant substantially equivalent or more favorable terms and conditions than those applicable to the old award; (iii) have substantially equivalent economic value to the old award (determined at the time of the change in control); and (iv) provide that in the event that the participant is involuntarily terminated within two years after the change in control, or such other period specified by the Committee, the award will vest.

If the Committee does not provide for substitute awards as describe above or make another determination with respect to the treatment of awards, then, upon the occurrence of a change in control:

•	all outstanding options and stock appreciation rights will become exercisable immediately before the change in control;

•	all time-based vesting restrictions on restricted stock and restricted stock units will lapse immediately before the change in control;

•	shares of common stock underlying awards of restricted stock units and deferred stock units (other than performance awards) will be issued immediately before the change in control; and

•

with respect to performance awards, the performance period will end as of the change in control and the participant will earn a pro rata payout equal to the product of the target opportunity and the payout percentage that corresponds as closely as possible to the actual level of achievement of performance goals against target, measured as of the date of the change in control; or

•	at the Committee’s discretion, each award will be canceled in exchange for an amount equal to a value determined in accordance with the 2019 Omnibus Plan, based on the change in control price.

Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution; provided, however, that the Committee may permit other transfers (other than transfers for value). A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Adjustments. In the event of a transaction between the company and its stockholders that causes the per-share value of the company’s common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2019 Omnibus Plan will be adjusted proportionately, and the Committee must make such adjustments to the 2019 Omnibus Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of any corporate event or transaction involving the company, such as a merger, consolidation, reorganization, recapitalization, stock split, a stock dividend, spin-off, or a combination or exchange of shares, dividend in kind or other like change in capital structure, the Committee may, in its sole discretion, make such other appropriate adjustments to the terms of any outstanding awards to reflect such changes or distributions and to modify any other terms of outstanding awards.

Termination and Amendment. The Board may, at any time and from time to time, terminate or amend the 2019 Omnibus Plan, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. No termination or amendment of the 2019 Omnibus Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. Unless sooner terminated, the 2019 Omnibus Plan will terminate on the tenth anniversary of its adoption by the Board or, if the stockholders approve an amendment to the 2019 Omnibus Plan that increases the number of shares subject to the 2019 Omnibus Plan, the tenth anniversary of the date of such approval.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without stockholder approval. The exchange of an “underwater” stock option or SAR (i.e., an award having an exercise price in excess of the current market value of the underlying stock) for another award or for a cash payment would be considered an indirect repricing and would, therefore, require stockholder approval.

Clawback Policy. Awards under the 2019 Omnibus Plan will be subject to any compensation recoupment policy (sometimes referred to as a “clawback policy”) of the company as adopted from time to time.

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2019 Omnibus Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the company upon the grant of a nonstatutory stock option under the 2019 Omnibus Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the 2019 Omnibus Plan will not recognize income, and the company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Cash-Based Awards. A participant will not recognize income, and the company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Tax Withholding. The company has the right to deduct or withhold, or require a participant to remit to the company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2019 Omnibus Plan.

Benefits to Named Executive Officers and Others

As of December 6, 2018, no awards had been granted under the 2019 Omnibus Plan. Awards will be made at the discretion of the Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2019 Omnibus Plan in the future.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 3.

PROPOSAL 4 — RATIFICATION OF SELECTION OF AUDITORS

Based upon the recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP, which we refer to as KPMG, to serve as our independent registered public accounting firm for the year ending September 30, 2018. Although we are not required to seek stockholder ratification of this appointment, the Audit Committee and the Board believe it to be a matter of good corporate governance to do so. Representatives of KPMG will be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions.

Fees Paid to KPMG

The fees billed by KPMG with respect to the years ended September 30, 2018 and September 30, 2017 were as follows:

	Year Ended September 30, 2018	Year Ended September 30, 2017
Audit Fees(1)	$2,626,910	$2,382,532
Audit-Related Fees	—	—
Tax Fees(2)	$1,020,682	$563,457
All Other Fees	$1,927	$1,780

Total Fees(3)	$3,649,519	$2,947,769

(1)

Aggregate fees billed for professional services for the audit of annual financial statements as well as accounting and reporting advisory services related to regulatory filings and acquisition activities.

(2)	Tax fees consist of fees for tax consultation and tax compliance services.

(3)	The Audit Committee pre-approved all fees.

The Audit Committee has reviewed the non-audit services provided by KPMG and determined that the provision of these services during fiscal 2018 is compatible with maintaining KPMG’s independence.

Pre-Approval Policy.    Our Audit Committee (or its designee, as described below) approved all audit and permissible non-audit fees during fiscal year 2018. The Audit Committee has the sole and direct authority to engage, appoint and replace our independent auditors. In addition, the Audit Committee has established an Audit and Non-Audit Services Pre-Approval Policy, whereby every engagement of KPMG to perform audit or permissible non-audit services on behalf of us or any of our subsidiaries requires pre-approval from the Audit Committee or its designee before KPMG is engaged to provide those services. Pursuant to that policy, we expect that on an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be rendered by the independent auditors, together with a budget for the applicable fiscal year. The pre-approval policy also requires the pre-approval of any fees that are in excess of the amount budgeted by the Audit Committee. The pre-approval policy contains a provision delegating limited pre-approval authority to the chairman of the Audit Committee in instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The chairman of the Audit Committee would be required to report on such pre-approvals at the next scheduled Audit Committee meeting. As a result, the Audit Committee or its designee has approved 100% of all services performed by KPMG on behalf of us or any of our subsidiaries subsequent to November 16, 2006, the date we became a public company.

If the stockholders do not ratify the selection of KPMG, the selection of independent auditors will be reconsidered by the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 4.

STOCKHOLDER PROPOSALS

If you intend to submit a stockholder proposal and request its inclusion in the proxy statement and form of proxy for our 2020 annual meeting, such submission must be in writing and received by us no later than August 21, 2019. Submissions of stockholder proposals after this date will be considered untimely for inclusion in the proxy statement and form of proxy for our 2020 annual meeting.

Our By-Laws require that any stockholder proposal or director nomination that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2020 Annual Meeting, must be received at our principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary of the 2019 annual meeting. As a result, proposals and director nominations submitted pursuant to these provisions of our By-Laws must be received no earlier than October 3, 2019, and no later than the close of business on November 2, 2019, and must otherwise comply with the requirements of our By-Laws. Any stockholder submissions should be sent to us by certified mail, return receipt requested, addressed to: Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210, United States of America.

A copy of our By-Laws may be obtained on the governance section of our Website at http://investor.sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210, United States of America.

REDUCE PRINTING AND MAILING COSTS

To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling our Investor Relations department at (940) 898-7500, by email at investorrelations@sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

Stockholders of Record:    If you vote on the Internet at www.envisionreports.com/SBH, simply follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners:    If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

OTHER MATTERS

The Board of Directors knows of no other matters to be acted upon at the meeting, but if any matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments.

By Order of the Board of Directors,

Corporate Secretary
December 19, 2018

Appendix A

SALLY BEAUTY HOLDINGS, INC.

2019 OMNIBUS INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1    GENERAL.    The purpose of the Sally Beauty Holdings, Inc. 2019 Omnibus Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of the Sally Beauty Holdings, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1    DEFINITIONS.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)    “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)    “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)    “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)    “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts, as determined in good faith by the Committee or the Board: (i) the continued and willful failure of the Participant substantially to perform the duties of his employment or other service for the Company or any Subsidiary (other than any such failure due to the Participant’s Disability); (ii) the Participant’s engaging in willful or serious misconduct that has caused or could reasonably be expected to result in material injury to the Company or any of its Subsidiaries or Affiliates, including, but not limited to, by way of damage to the Company’s or a Subsidiary’s or Affiliate’s reputation or public standing; (iii) the Participant’s commission of a felony involving the business, assets, customers or clients of the Company or any Affiliate, or charge with, indictment for, conviction of, pleading guilty to, confession to, or entering of a plea of nolo contendere by Participant for any other felony or any crime involving fraud, dishonesty, moral turpitude, or a breach of trust; or (iv) the Participant’s material violation or breach of the Company’s or any Subsidiary’s code of conduct or ethics or other Company or Subsidiary policy or rule or the material breach by the Participant of any of his obligations under any written covenant or agreement with the Company or any of its Subsidiaries or Affiliates.

(g)    “Change in Control” means and includes the occurrence of any one of the following events:

(i)    individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)    any person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)    the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any

Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)    stockholders approve a complete liquidation or dissolution of the Company, other than a Non-Qualifying Transaction.

(h)    “Change in Control Price” means the price per Share on a fully-diluted basis offered in conjunction with any transaction resulting in a Change in Control, as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash

(i)    “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(j)    “Committee” means the committee of the Board described in Article 4.

(k)    “Company” means Sally Beauty Holdings, Inc., a Delaware corporation, or any successor corporation.

(l)    “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Unless otherwise defined in the applicable Award Certificate, Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(m)    “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n)    “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive

Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o)    “Dividend Equivalent” means a right granted to a Participant under Article 11.

(p)    “Effective Date” has the meaning assigned such term in Section 3.1.

(q)    “Eligible Participant” means an employee, officer, director or consultant of the Company or any Affiliate.

(r)    “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s)    “Fair Market Value,” on any date, means the closing sales price on the Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Award Certificate, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(t)    “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(u)    “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(v)    “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w)    “Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, and (b) a “non-employee” director under Rule 16b-3 of the 1934 Act.

(x)    “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y)    “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z)    “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa)    “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb)    “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc)    “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd)    “Performance Award” means any award granted under the Plan pursuant to Article 10.

(ee)    “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ff)    “Plan” means the Sally Beauty Holdings, Inc. 2019 Omnibus Incentive Plan, as amended from time to time

(gg)    “Prior Plan” means the Sally Beauty Holdings 2010 Omnibus Incentive Plan, as amended.

(hh)    “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(ii)    “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(jj)    “Retirement” shall be reached, except as otherwise provided in an Award Agreement, when a Participant’s employment with the Company and any Subsidiary terminates and at the time of such termination the sum of such Participant’s age and years of service as an employee of the Company or any Subsidiary equals or exceeds 75 years, and the Participant has at least attained the age of 55. In the case of a Non-Employee Director, “Retirement” means termination as a director after reaching the mandatory retirement age for directors as prescribed by the Company from time to time

(kk)    “Shares” means shares of Stock. If there has been an adjustment or substitution pursuant to Section 14.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 14.1.

(ll)    “Stock” means the Company’s Common Stock, $0.01 par value and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

(mm)    “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(nn)    “Subsidiary means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(oo)    “1933 Act” means the Securities Act of 1933, as amended from time to time.

(pp)    “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1    EFFECTIVE DATE.    The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”).

3.2    TERMINATION OF PLAN.    Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth (10th) anniversary of the Effective Date or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth (10th) anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the Effective Date.

ARTICLE 4

ADMINISTRATION

4.1    COMMITTEE.    The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short- swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2    ACTION AND INTERPRETATIONS BY THE COMMITTEE.    For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3    AUTHORITY OF COMMITTEE.    Except as provided in Section 4.1 hereof, the Committee has the exclusive power, authority and discretion to:

(a)    grant Awards;

(b)    designate Participants;

(c)    determine the type or types of Awards to be granted to each Participant;

(d)    determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)    determine the terms and conditions of any Award granted under the Plan;

(f)    prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)    decide all other matters that must be determined in connection with an Award;

(h)    establish, adopt or revise any plan, program or policy for the grant of Awards as it may deem necessary or advisable, including but not limited to short-term incentive programs, and any special plan documents;

(i)    establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)    make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k)    amend the Plan or any Award Certificate as provided herein; and

(l)    adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

4.4    DELEGATION.    The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. In addition, the Committee may, by resolution, expressly delegate to one or more of its members or to one or more officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities may not be made with respect to the grant of Awards to eligible participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5    INDEMNIFICATION.    Each person who is or shall have been a member of the Committee, or the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1    NUMBER OF SHARES.    Subject to adjustment as provided in Section 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 8,000,000 Shares, plus a number of additional Shares (not to exceed 7,106,148) underlying awards outstanding as of the Effective Date under the Prior Plan that thereafter terminate or expire unexercised, are cash-settled, or are cancelled, forfeited or lapse for any reason. From and after the Effective Date, no further awards shall be granted under the Prior Plan, and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2    SHARE COUNTING.    Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve or otherwise treated in accordance with subsections (a) through (g) of this Section 5.2.

(a)    To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason (including by reason of failure to achieve maximum performance goals), any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b)    Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c)    Shares withheld from an Award to satisfy tax withholding requirements will count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements will not be added to the Plan share reserve.

(d)    The full number of Shares subject to an Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(e)    The full number of Shares subject to a stock-settled SAR shall count against the number of Shares remaining available for issuance pursuant to Awards made under the Plan (rather than the net number of Shares actually delivered upon exercise).

(f)    Substitute Awards granted pursuant to Section 13.11 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(g)    Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not directors or employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3    STOCK DISTRIBUTED.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4    LIMITATION ON AWARDS.    Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 14), during the term of the Plan, the maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 8,000,000.

5.5    LIMITATION ON COMPENSATION FOR NON-EMPLOYEE DIRECTORS.    With respect to any one calendar year, the aggregate compensation that may be granted or awarded to any one Non-Employee Director in respect of his or her services as a Non-Employee Director, including all meeting fees, cash retainers and retainers granted in the form of Awards, shall not exceed $400,000, or $650,000 in the case of a non-employee Chairman of the Board or Lead Director. For purposes of such limit, the value of Awards will be determined based on the aggregate Grant Date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules).

ARTICLE 6

ELIGIBILITY

6.1    GENERAL.    Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in

Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A- 1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1    GENERAL.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)    Exercise Price.    The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 13.11) shall not be less than the Fair Market Value as of the Grant Date.

(b)    Prohibition on Repricing.    Except as otherwise provided in Section 14.1 or in connection with a Change in Control, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for cash, other Awards or Options or SARs with an exercise or base price that is less than the exercise price of the original Option, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(c)    Time and Conditions of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Sections 7.1(e) and 13.6, and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)    Payment.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e)    Exercise Term.    Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f)    No Deferral Feature.    No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)    No Dividend Equivalents.    No Option shall provide for Dividend Equivalents.

7.2    INCENTIVE STOCK OPTIONS.    The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1    GRANT OF STOCK APPRECIATION RIGHTS.    The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)    Right to Payment.    Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1)    The Fair Market Value of one Share on the date of exercise; over

(2)    The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which for any SAR (other than a SAR issued as a substitute Award pursuant to Section 13.11) shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)    Prohibition on Repricing.    Except as otherwise provided in Section 14.1 or in connection with a Change in Control, without the prior approval of the stockholders of the Company, (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the base price of the original SAR, and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(c)    Time and Conditions of Exercise.    The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, subject to Section 13.6, and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. No SAR shall be exercisable for more than ten years from the Grant Date.

(d)    No Deferral Feature.    No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e)    No Dividend Equivalents.    No SAR shall provide for Dividend Equivalents.

(f)    Other Terms.    All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

ARTICLE 9

RESTRICTED STOCK AND STOCK UNITS

9.1    GRANT OF RESTRICTED STOCK AND STOCK UNITS.    The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2    ISSUANCE AND RESTRICTIONS.    Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines, subject to Section 13.6, at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3    DIVIDENDS ON RESTRICTED STOCK.    Dividends accrued on shares of Restricted Stock before they are vested shall be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall dividends be paid or distributed until the vesting restrictions of the underlying Restricted Stock Award lapse.

9.4    FORFEITURE.    Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5    DELIVERY OF RESTRICTED STOCK.    Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1    GRANT OF PERFORMANCE AWARDS.    The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance- based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2    PERFORMANCE GOALS.    The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. Performance goals may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate.

ARTICLE 11

DIVIDEND EQUIVALENTS

11.1    GRANT OF DIVIDEND EQUIVALENTS.    The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. Notwithstanding anything to the contrary, Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares (subject to Share availability under Section 5.1 hereof), which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and, in either case, any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall Dividend Equivalents be paid or distributed until the vesting restrictions of the underlying Full-Value Award lapse.

ARTICLE 12

STOCK OR OTHER STOCK-BASED AWARDS

12.1    GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, including limited partnership interests in a limited partnership entity of which the Company is general partner that may be exchanged or redeemed for Shares on a one-for-one basis, or any profits interest in such limited partnership entity that may be exchanged or converted into such limited partnership interests, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards with such Awards being subject to the provisions of Article 11.

ARTICLE 13

PROVISIONS APPLICABLE TO AWARDS

13.1    AWARD CERTIFICATES.    Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

13.2    FORM OF PAYMENT FOR AWARDS.    At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

13.3    LIMITS ON TRANSFER.

(a)    Each Award and each right under any Award shall be exercisable only by the holder thereof during such holder’s lifetime, or, if permissible under applicable law, by such holder’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order (a “QDRO”) as defined in Section 414(p)(1)(B) of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(b)    No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Stock, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c)    Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Certificate, Awards (other than Incentive Stock Options and corresponding Awards), may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any grantee means any member of the Immediate Family of such grantee, any trust of which all of the primary beneficiaries are such grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such grantee or members of his or her Immediate Family; and the “Immediate Family” of a grantee means the grantee’s spouse, any person sharing the grantee’s household (other than a tenant or employee), children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Award may be exercised by such transferee in accordance with the terms of the Award Certificate.

(d)    Nothing herein shall be construed as requiring the Company or any Affiliate to honor a QDRO except to the extent required under applicable law.

13.4    BENEFICIARIES.    Notwithstanding Section 13.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A Permitted Transferee, beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

13.5    STOCK TRADING RESTRICTIONS.    All Stock issuable under the Plan is subject to any stop- transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.6    MINIMUM VESTING REQUIREMENTS. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted pursuant to Section 13.11, (ii) Shares delivered in lieu of fully vested cash Awards, (iii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 5.1 (subject to adjustment under Section 14.1); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability or a Change in Control, in the terms of the Award Certificate or otherwise.

13.7    SEPARATION FROM SERVICE.

(a)    Death or Disability. Unless otherwise determined by the Committee at or after the Grant Date, if a Participant’s separates from service by reason of such Participant’s death or Disability:

(i)    the portion of that Participant’s Stock Options and Stock Appreciation Rights that would have become vested and exercisable on the next vesting date after the date of such Participant’s termination shall become immediately exercisable in full and the Award as so vested may be exercised by the Participant (or the Participant’s beneficiary or legal representative) until the earlier of (i) the twelve-month anniversary of the date of such separation from service, and (ii) the expiration of the term of such Award, and any additional portion of such Award that is not then exercisable shall be forfeited and canceled as of the date of such separation from service;

(ii)    the time-based vesting restrictions with respect to any Awards of Restricted Stock or Restricted Stock Units then held by such Participant that would have lapsed on the next vesting date after the date of such Participant’s separation from service shall lapse as of the date of such separation from service, and the unvested portion of each such Award shall be forfeited and canceled as of the date of such separation from service; and

(iii)    the Participant or, as the case may be, the Participant’s estate, shall retain a portion of his Performance Awards equal to the number of shares or units underlying each Award multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Performance Period through the date of the Participant’s separation from service, and the denominator of which is the number of days in such Performance Period (each a “Retained Award”), and the remainder of each Award shall be forfeited and canceled as of the date of such separation from service. The Retained Award shall vest upon completion of the applicable Performance Period to the extent that applicable performance objectives are attained.

(b)    Retirement. Unless otherwise determined by the Committee at or after the Grant Date, if a Participant separates from service by reason of such Participant’s Retirement, then

(i)    if the Participant agrees to be bound by certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants as determined in the sole discretion of the Company, during the three-year period following the Participant’s Retirement:

(1)    such Participant’s unvested Options and Stock Appreciation Rights shall continue to become exercisable in accordance with their respective terms during such three-year period as if such Participant’s employment or other service had not terminated, and all of such Participant’s exercisable Options and Stock Appreciation Rights (including those that become exercisable pursuant to the immediately preceding clause) may be exercised by the Participant (or the Participant’s beneficiary or legal representative) until the earlier of (A)(i) the third anniversary of the Participant’s Retirement or (ii) if the Participant dies prior to the third anniversary of the Participant’s Retirement, the twelve-month anniversary following the date of the Participant’s death, and (B) the expiration of the term of such Options or Stock Appreciation Rights. Upon the expiration of such period, all Options and Stock Appreciation Rights not previously exercised by the Participant shall be forfeited and canceled;

(2)    any time-based vesting restrictions with respect to such Participant’s Restricted Stock and Restricted Stock Units shall continue to lapse in accordance with their respective terms during such three-year period as if such Participant’s employment or other service had not terminated;

(3)    such Participant shall retain a portion of his Performance Awards equal to the number of shares or units underlying each Performance Award multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Performance Period through the date of his Retirement, and the denominator of which is the number of days in such Performance Period (each a “Retained Retirement Award”), and the remainder of each Award shall be forfeited and canceled as of the date of such Retirement. Subject to the Participant’s compliance with such covenants, the Retained Retirement Awards shall vest upon completion of the applicable Performance Period for such Retained Retirement Award to the extent that applicable performance objectives are attained; and

(4)    if (A) the Participant violates any such restrictive covenants during the applicable three-year period, as determined by the Committee in its sole discretion, or (B) following the date of the Participant’s Retirement, circumstances exist such that the Participant’s employment or other service could have been terminated for Cause, in each case, then, as of the date of such violation, (1) all Options and Stock Appreciation Rights granted to such Participant, whether or not then exercisable, shall be immediately forfeited and canceled, (2) all unvested time-based Restricted Stock and Restricted Stock Units held by the Participant shall be immediately forfeited and canceled, and (3) all unvested Performance Awards shall be immediately forfeited and canceled.

(ii)    if the Retiring Participant elects not to be bound by the restrictive covenants described in subsection (a) above, then

(1)    any Options and Stock Appreciation Rights held by the Participant that are exercisable as of the date of Retirement may be exercised until the earlier of (A) the twelve-month anniversary of the date of Retirement, and (B) the expiration of the term of such Award, and any additional portion of such Award that is not then exercisable shall be forfeited and canceled as of the date of such Retirement;

(2)    any unvested Restricted Stock and Restricted Stock Units held by the Participant shall be forfeited and canceled as of the date of such Retirement; and

(3)    any unvested Performance Awards held by the Participant shall be forfeited and canceled as of the date of such Retirement.

(c)    For Cause. Unless otherwise determined by the Committee at or after the Grant Date, if a Participant’s employment or other service is terminated by the Company or any Subsidiary for Cause (or if, following the date of termination of the Participant’s service for any reason, the Committee determines that circumstances exist such that the Participant’s service could have been terminated for Cause), any Awards granted to such Participant, whether or not then exercisable in the case of Options and Stock Appreciation Rights, shall be immediately forfeited and canceled as of the date of such termination.

13.8    EFFECT OF A CHANGE IN CONTROL.

(a)    Accelerated Vesting and Payment.

(i)    Time-Based Awards. Unless the Committee otherwise determines in the manner set forth in Section 13.8(b), in the event of a Change in Control (1) all Options and Stock Appreciation Rights shall become fully vested and exercisable immediately prior to such Change in Control, (2) the time-based vesting restrictions on all Restricted Stock and Restricted Stock Units shall lapse immediately prior to such Change of Control, (3) shares of Common Stock underlying Awards of Restricted Stock Units and Deferred Stock Units (other than Performance Awards) shall be issued immediately prior to such Change in Control to each Participant then holding such Award, or (4) at the discretion of the Committee (as constituted immediately prior to the Change in Control), each such Option, Stock Appreciation Right, Restricted Stock Unit and Deferred Stock Unit shall be canceled in exchange for an amount equal to the product of (A)(I) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change in Control Price over the exercise price for such Award, and (II) in the case of Restricted Stock Units and Deferred Stock Units (other than Performance Awards), the Change in Control Price, multiplied by (B) the aggregate number of shares of Common Stock covered by such Award.

(ii)    Performance Awards. Unless the Committee otherwise determines at or after the Grant Date of a Performance Award, in the event of a Change in Control, (1) any Performance Period in progress at the time of the Change in Control for which the Performance Award is outstanding shall end effective upon the occurrence of such Change in Control, (2) the Participant shall be deemed to have earned a pro rata payout (the “Pro Rata Amount”) equal to the product of (A) such Participant’s target award opportunity with respect to such Award for the Performance Period in question and (B) the payout percentage as indicated in the Award that corresponds as closely as possible to the actual level of achievement of all relevant performance goals against target, measured as of the date of the Change in Control, as determined by the Committee (as constituted immediately prior to the Change in Control), and (3) the portion of the Performance Award in excess of the Pro Rata Amount shall be forfeited and canceled as of the effective time of such Change in Control. Notwithstanding the foregoing, at the discretion of the Committee (as constituted immediately prior to the Change in Control), all Performance Awards outstanding immediately prior to the Change in Control shall be canceled upon the Change in Control in exchange for an amount equal to the product of (A) the Change in Control Price, multiplied by (B) the aggregate earned number of shares of Common Stock covered by such Performance Award.

(iii)    Timing of Payments. Payment of any amounts calculated in accordance with Sections 13.8(a)(i) and 13.8(a)(ii) shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control, subject to Section     .

(b)    Assumed Awards. Notwithstanding Section 13.8(a), no cancellation, termination, acceleration of exercisability or vesting, lapse of any restrictions or settlement or other payment shall occur with respect to any outstanding Award (other than a Performance Award), if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control (such assumed, converted or substituted Award being hereinafter referred to as an “Assumed Award”), provided that any Assumed Award must:

(i)    be based on shares of common stock that are traded on an established U.S. securities market;

(ii)    provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or more favorable to the Participant than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or more favorable exercise or vesting schedule and identical or more favorable timing and methods of payment;

(iii)    have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(iv)    have terms and conditions which provide that in the event that the Participant suffers an involuntary separation from service from the surviving entity within two years following the Change in Control, or such other period specified by the Committee, any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be, upon such separation from service.

13.9    DISCRETION TO ACCELERATE AWARDS.    Regardless of whether an event has occurred as described in Section 13.7 or 13.8 above, the Committee may in its sole discretion determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, or any other reason, all or a portion of such Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee’s determination in exercising its discretion pursuant to this Section 13.9 need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

13.10    FORFEITURE EVENTS.    Awards under the Plan shall be subject to any compensation recoupment policy that the Committee may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy. Nothing contained herein or in any Award Certificate prohibits the Participant from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange.

13.11    SUBSTITUTE AWARDS.    The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 14

CHANGES IN CAPITAL STRUCTURE

14.1    MANDATORY ADJUSTMENTS.    In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; (iv) adjustment to the performance objectives applicable to outstanding awards; and (v) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

14.2    DISCRETIONARY ADJUSTMENTS.    Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

14.3    GENERAL.    Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 15

AMENDMENT, MODIFICATION AND TERMINATION

15.1     AMENDMENT, MODIFICATION AND TERMINATION.    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan (other than pursuant to Article 14), (ii) expand the types of awards under the Plan.(iii)    materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Except as otherwise provided in Section 14.1 or in connection with a Change in Control, without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

15.2    AWARDS PREVIOUSLY GRANTED.    At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)    Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)    Except as otherwise provided in Section 14.1 or in connection with a Change in Control, without the prior approval of the stockholders of the Company, (i) the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other Awards or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and

(c)    No termination, amendment, or modification of the Plan shall adversely affect in any material respect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

15.3    COMPLIANCE AMENDMENTS.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 16

GENERAL PROVISIONS

16.1    RIGHTS OF PARTICIPANTS.

(a)    No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)    Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)    Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any of its Affiliates.

(d)    No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.2    WITHHOLDING.    The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16.3    SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)    General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)    Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service as applicable.

(c)    Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(d)    Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A- 3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder.

(e)    Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f)    Timing of Release of Claims Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non- revocation of the release occur during the first such calendar year included within such 60- day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g)    Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

16.4    UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

16.5    RELATIONSHIP TO OTHER BENEFITS.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific c

16.6    EXPENSES.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.7    TITLES AND HEADINGS.    The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.8    GENDER AND NUMBER.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.9    FRACTIONAL SHARES.    No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

16.10    GOVERNMENT AND OTHER REGULATIONS.

(a)    Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)    Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

16.11    GOVERNING LAW.    To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

16.12    SEVERABILITY.    In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

16.13    NO LIMITATIONS ON RIGHTS OF COMPANY.    The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Sally Beauty Holdings, Inc. 2019 Omnibus Incentive Plan as adopted by the Board on November 2, 2018 and approved by the Company’s stockholders on January 31, 2019.

SALLY BEAUTY HOLDINGS, INC.

By:	/s/ Christian Brickman
Name:	Christian Brickman
Title:	President, Chief Executive Officer & Director

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Christian A. Brickman	☐	☐	☐	02 - Marshall E. Eisenberg	☐	☐	☐	03 - Diana S. Ferguson	☐	☐	☐

04 - David W. Gibbs	☐	☐	☐	05 - Linda Heasley	☐	☐	☐	06 - Joseph C. Magnacca	☐	☐	☐

07 - Robert R. McMaster	☐	☐	☐	08 - John A. Miller	☐	☐	☐	09 - P. Kelly Mooney	☐	☐	☐

10 - Susan R. Mulder	☐	☐	☐	11 - Denise Paulonis	☐	☐	☐	12 - Edward W. Rabin	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. Approval of the compensation of the Corporation’s executive officers including the Corporation’s compensation practices and principles and their implementation.	☐	☐	☐	3. Approval of the Corporation’s 2019 Omnibus Incentive Plan.	☐	☐	☐

4. Ratification of the selection of KPMG LLP as the Corporation’s Independent Registered Public Accounting Firm for the fiscal year 2019.	☐	☐	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

	1 U P X 3 9 4 2 9 9 2	+
02YBTF

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Sally Beauty Holdings, Inc.

This Proxy is Solicited on Behalf of the Board of Directors of Sally Beauty Holdings, Inc.

The undersigned hereby appoints Aaron E. Alt and Brently G. Baxter, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of Sally Beauty Holdings, Inc. on January 31, 2019, any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations in the Proxy Statement FOR all nominees for election of directors in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments. The proxies cannot vote your shares unless you sign and return this card.

Please mark, sign and date on the reverse side.